As filed with the Securities and Exchange Commission on March 3, 2005.
                          (Registration No. 333-122774)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                UTIX GROUP, INC.
                 (Name of small business issuer in its charter)

           Delaware                                 7900                              75-2340624
(State or other jurisdiction of         (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)           Classification Code Number)            Identification Number)

                              170 Cambridge Street
                            Burlington, MA 01803-2933
                                 (781) 229-2589
          (Address and telephone number of principal executive offices)

                              170 Cambridge Street
                            Burlington, MA 01803-2933
                                 (781) 229-2589
(Address of Principal Place of Business or Intended Principal Place of Business)

                                 Anthony G. Roth
                             Chief Executive Officer
                              170 Cambridge Street
                            Burlington, MA 01803-2933
                               Tel: (781) 229-2589
                               Fax: (781) 229-8886
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             Stephen A. Weiss, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                               101 E. 52nd Street
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                      AMOUNT TO BE           PROPOSED               PROPOSED             AMOUNT OF
SECURITIES TO BE REGISTERED                  REGISTERED             MAXIMUM                MAXIMUM          REGISTRATION FEE
                                                                OFFERING PRICE       AGGREGATE OFFERING           (5)
                                                                 PER SHARE (1)            PRICE (1)
----------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant, par
value $.001 per share (2)                    17,135,141              $0.55              $9,424,327.55          $1,109.24
----------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant, par
value $.001 per share (3)                    15,920,584              $0.55              $8,756,321.20          $1,045.62
----------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant, par
value $.001 per share (4)                     4,375,000              $0.55               $2,406,250             $283.22
----------------------------------------------------------------------------------------------------------------------------
          Total                              37,430,725              $0.55             $20,586,898.75          $2,423.08
----------------------------------------------------------------------------------------------------------------------------

(1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the Common Stock on February 9, 2005, as reported on the OTC Bulletin Board.
(2) Consists of shares of common stock that are being registered for the benefit of certain selling shareholders.
(3) Consists of shares of common stock issuable upon exercise of warrants that are being registered for the benefit of certain selling shareholders.
(4) Consists of shares of common stock issuable upon conversion of promissory notes that are being registered for the benefit of certain selling shareholders.
(5) We have previously paid $2,423.08


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to completion, dated March 3, 2005


                                                                      PROSPECTUS
                             Up to 37,430,725 SHARES

                                UTIX GROUP, INC.
                                  COMMON STOCK

This prospectus relates to the resale of 37,430,725 shares of common stock, par value $.001 per share, of Utix Group, Inc., consisting of 17,135,141 shares of common stock being registered for the benefit of certain selling shareholders, 4,375,000 shares issuable upon conversion of our 5% note due February 2008, and 15,920,584 shares issuable upon exercise of warrants. Of such shares:

      o 628,022 shares of common stock were sold by our management in January and February 2005, of which 265,522 shares were sold at a price of $0.45 per share and 362,500 shares were sold at a price of $0.40 per share. No commissions or other compensation was paid in connection with these sales. Our management negotiated the offering price for our shares with the individual purchasers primarily based upon the anticipated cash needs of our company over the next 12 months, the lack of liquidity in the shares, and the high level of risk considering our history of losses. See "Risk Factors."

      o 9,823,071 shares are being registered for the benefit of certain investors, of which a total of 7,198,071 shares are being registered for the benefit of John Winfield and the InterGroup Corporation, who consummated the following transactions on February 9, 2005: (i) they purchased from us, on a pari passu basis, for $1,000,000, our 5% $1,000,000 unsecured note due February 2008 that is convertible, at $0.40 per share, into 2,875,000 shares of our common stock, including interest payable thereunder, (ii) they purchased, on a virtually pari passu basis, 2,323,071 shares at $0.40 from a former member of our board of directors identified in this prospectus in a private transaction, and (iii) John Winfield entered into an advisory agreement with us that, among other things, provides for his receipt of a one year warrant to purchase 2,000,000 shares of our common stock at $0.55 per share. In addition, 1,250,000 shares of our common stock were sold by us through Laconia Capital Corporation, a registered broker-dealer, for $0.40 per share to certain other investors identified in this prospectus, and a present member of our board of directors identified in this prospectus sold 1,000,000 shares at $0.40 per share to 4 entities introduced to us by Great Court Capital, LLC in a private transaction. We have agreed to pay Laconia Capital Corporation and Great Court fees of $50,000 and $100,000, respectively, for an aggregate of $150,000, representing 10% of the aggregate dollar amount of proceeds received by us through their efforts, and warrants to purchase 125,000 and 250,000 shares of our common stock, respectively, for an aggregate of warrants to purchase 375,000 such shares, each at $0.44 per share.

      o 1,650,000 shares of our common stock, consisting of two 5% unsecured notes due February 2008 that are convertible, at $0.40 per share, into an aggregate of 1,500,000 shares of our common stock, such notes being in the principal face amounts of $500,000 and $100,000, respectively, to two persons identified in this prospectus. We have agreed to pay Gravitas, LLC, a registered broker-dealer, a fee of $60,000, representing 10% of the aggregate dollar amount of proceeds received by us through its efforts, and warrants to purchase 150,000 shares of our common stock at $0.44 per share.

      o 17,518,923 additional shares, consisting of 6,046,885 shares presently issued and outstanding and 11,472,038 shares issuable upon the exercise of warrants held by certain selling stockholders identified in this prospectus. Such warrants are exercisable at prices ranging from $0.15 to $0.55 per share. All of these shares, whether issued or issuable upon exercise of warrants, were issued to the selling shareholders in connection with their conversion or extension of outstanding notes, and, in the case of Gravitas, LLC, as fees earned in connection with acting as the placement agent for the shares registered in our registration statement that went effective on September 8, 2004.

      o 7,713,914 shares, including 5,790,368 shares presently issued and outstanding and 1,923,546 shares issuable upon the exercise of warrants, exercisable at prices ranging from $0.10 to $0.55 per share, held by certain selling stockholders, all of which were registered in our September 8, 2004 registration statement; which registration statement has been superceded by the filing of this registration statement, and the shares registered thereunder are being registered hereunder. Selling shareholders owning all the above shares and shares underlying warrants have agreed that, unless approved by our board of directors, they will not sell any of their registered shares until September 8, 2005.

      o 96,795 shares of our common stock held by Martha Ballogg, a shareholder who has held her shares since November 13, 2003.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders may sell their common stock from time to time at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices.

We provide prepaid experiences to individuals by offering gift tickets to corporations and other business users that are redeemable at golf courses, ski resorts, spas and other venues nationwide. We have recently offered our gift tickets to retail consumers through national mass merchandise retail chains.


Our common stock is quoted on the over-the-counter bulletin board under the symbol "UTXG." If our shares of common stock were to be actively traded on a public market, they will in all likelihood be penny stocks. There are currently 39,165,967 shares of our common stock outstanding.


INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is March __, 2005

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]

                      Dealer Prospectus Delivery Obligation

      Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

Prospectus Summary .........................................................................................1
    Utix Group, Inc.........................................................................................1
    The Offering............................................................................................3
Summary Historical Financial Information ...................................................................4
Risk Factors................................................................................................5
Use of Proceeds ...........................................................................................12
Market for Our Shares......................................................................................12
Dividend Policy............................................................................................13
Capitalization ............................................................................................13
Management's Discussion and Analysis of Financial Condition and Results of Operations .....................14
Business ..................................................................................................23
Legal Proceedings .........................................................................................32
Management ................................................................................................33
Executive Compensation ....................................................................................39
Security Ownership of Certain Beneficial Owners and Management.............................................42
Certain Relationships and Related Transactions ............................................................44
Description of Securities .................................................................................48
Shares Eligible for Resale ................................................................................53
Selling Stockholders.......................................................................................54
Plan of Distribution ......................................................................................57
Legal Matters .............................................................................................58
Experts ...................................................................................................58
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.......................58
Where You Can Find Additional Information .................................................................58
Financial Statements ....................................................................................F -

                               PROSPECTUS SUMMARY

ALTHOUGH IT CONTAINS ALL MATERIAL INFORMATION, THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, THE RISKS OF PURCHASING OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS," AND OUR FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES. IN THIS PROSPECTUS, "WE", "US" AND "OUR", REFER TO UTIX GROUP, INC. AND ITS WHOLLY-OWNED SUBSIDIARY CORPORATE SPORTS INCENTIVES, INC., UNLESS THE CONTEXT OTHERWISE REQUIRES. UNLESS OTHERWISE INDICATED, THE TERM "YEAR," "FISCAL YEAR" OR "FISCAL" REFERS TO OUR FISCAL YEAR ENDING SEPTEMBER 30T.

                                UTIX GROUP, INC.

Our principal business activity is to provide prepaid experiences to individuals by offering gift tickets to retail buyers and corporations that are redeemable at golf courses, ski resorts, spas and movie theaters nationwide. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. For example, by paying a uniform price for a Utix Golf Ticket, the gift giver enables the gift recipient to enjoy a round of golf at any one of nearly 2,400 participating golf courses, regardless of the variation in prices charged by an individual golf course. In addition to our current golf, ski, spa and movie prepaid tickets, we intend to capitalize on our enabling magnetic strip payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues. We have recently introduced our gift tickets on a limited basis to retail consumers through national mass merchandise retail chains.

For approximately 18 years, Utix Group, Inc. (formerly Corporate Sports Incentives) supplied manual prepaid plastic golf and ski gift tickets solely to corporations. Commencing in 2003 we expanded our management team and have taken steps to significantly expand the scope of our business to sell our gift tickets directly to retail consumers through major mass-market national retail chains. Under our new management structure we are doing business as Utix Group, Inc.

            We currently intend to offer our products through two distinct distribution channels:

      o Sales of prepaid magnetic strip and manual plastic gift tickets to corporations and other business users for gifting, reward, loyalty and incentive(under our Utix Golf/Spa/Ski/Movie Ticket brand), a business we have conducted for approximately 18 years; and

      o Sales of prepaid magnetic strip gift tickets to retail consumers who purchase our products (under our Utix brand) at mass merchandise retail chains for traditional gifting.

            In both distribution channels, recipients are given the opportunity to enjoy, on one occasion only, such activities as 18 holes of golf at one of nearly 2,400 participating golf courses or a one-day ski lift ticket at one of close to 200 mountains (currently only available to corporate clients). We also offer a gift ticket that provides a one-hour massage at one of 1,000 spas or provides two admission tickets to over 6,700 movie theaters. Since we pay the golf courses, ski resorts or other venues their full published list prices on the day that each gift ticket is used, there are no blackout dates or restricted access to the chosen facility associated with any gift tickets, and users are treated as full paying guests at all locations.

            We test-marketed our gift tickets in 2003 and entered the retail market in 2004. In the second half of calendar year 2004, we entered into consignment sale placement arrangements with national food, drug, mass and specialty chains. This is being facilitated by Interactive Communication International Inc. ("InComm"). InComm, with headquarters in Atlanta, Georgia, develops electronic point of sale activation technology which it has deployed to more than 50,000 retail locations. InComm also physically distributes and sets up for the sale of prepaid gift products. Our integrators and retailers will be paid a commission of up to 14% of the retail price of each of our gift tickets. Our approach to retail is to use the services of integrators who, through pre-existing relationships, have electronic links to the retailers point of sales terminal systems. The integrator provides the activation link from the point of sales to our ticket processor. The integrator also provides the physical distribution of the packaged tickets to the retail outlets. Through our agreement with InComm, we are in some 7,000 retail outlets as of December 2004 with over 600,000 tickets for sale.

            We have been named an official ticket and card products issuer by Discover Card. Through our software technology and processing partner, WildCard Systems, Inc., we launched a proprietary magnetic strip ticket product on the Discover merchant payment network system in June 2004.

            We believe that, in conjunction with WildCard Systems, we have developed a business model and proprietary technology that uniquely identifies and segments merchants and specific lifestyle experiences. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf or going to a spa or movie) at their choice from numerous locations or venues applicable to that experience. Based on information provided by Discover, we believe we are currently the only issuer on the Discover credit system able to offer prepaid gift tickets redeemable for specific lifestyle experiences of varying prices at a number of designated venues.

            In October 2004, we created ticket inventory for approved placement in over 10,000 retail establishments for the 2004 holiday season and had projected revenues for fiscal 2005 of approximately $22.0 million. However, custom activation process problems as well as tracking and reporting issues faced by ourselves and InComm, delayed the roll out of our retail gift tickets to these national chains. As a result, for the 2004 Christmas season, our test marketing program with certain major retail chains, including Staples, Rite-Aid Drug Stores and 7-Eleven, limited the distribution of our golf, spa and movie experience tickets to only approximately 4,000 retail establishments by late November 2004. Although we believe that we have solved our technical problems, as a result of the lower store exposure for our retail products in the first quarter of fiscal 2005, we have revised our revenue forecast for fiscal 2005 to approximately $9.3 million.

            During the three months ended December 31, 2004, we received orders for over 700,000 movie experience tickets on behalf of SBC/Yahoo! and Walt Disney Company in connection with a promotion for the animated motion picture "The Incredibles."

            Our headquarters are located at 170 Cambridge Street, Burlington, MA 01803, and our telephone number is (781 505-8100. Our website can be accessed at www.utix.com.

                              OUR CORPORATE HISTORY

            We were incorporated in Delaware in 1988 under the name "Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." and in 1994 we changed our name to "Cyto Skin Care Corporation", which was then changed in the same year to "Chantal Skin Care Corporation". In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., a New Hampshire corporation, and we again changed our name to "Utix Group, Inc." As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 13,500,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constitute 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139.33 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports. Prior to the exchange, we were an inactive company having no assets, liabilities, operations or transactions since 1999. Our common stock is presently quoted on the over-the-counter bulletin board under the symbol "UTXG".

                                  THE OFFERING

Common stock to be resold by
selling stockholders                    Up to an aggregate of 37,430,725 shares,
                                        including  17,135,141  shares  presently
                                        issued   and   outstanding,   15,920,584
                                        shares  issuable  upon the  exercise  of
                                        warrants and 4,375,000 shares underlying
                                        convertible   notes  in  the   aggregate
                                        principal face amount of $1,600,000.


Common stock outstanding                39,165,967  (1)


Use of proceeds                         We will not  receive any  proceeds  from
                                        the sale of any of the 17,135,141 shares
                                        of common stock subject to resale by the
                                        selling    stockholders    under    this
                                        prospectus,  though we would  receive an
                                        aggregate of  $6,383,464 if all warrants
                                        were   exercised   and   have   received
                                        $1,600,000   from   the   sale   of  the
                                        convertible notes.

Risk factors                            An   investment   in  our  common  stock
                                        involves a high degree of risk and could
                                        result   in  a  loss  of   your   entire
                                        investment.

Over-the-counter bulletin board         UTXG
trading symbol

----------
(1) Excludes warrants and options exercisable for an aggregate of 23,465,586 shares of common stock, at exercise or conversion prices ranging from $0.10 to $0.55 per share. If all such warrants and options were exercised, we would receive an aggregate of $9,276,764. No shares underlying options are being registered in this prospectus.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth summary historical financial information for our company. The calculation of basic and diluted net loss per share is described in
Note 3 to the financial statements included elsewhere in this prospectus. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA


                                          For the Three Months Ended         For the Fiscal Year Ended

                                                  December 31,                     September 30,
                                             2004             2003             2004             2003
                                                  (Unaudited)                       (Audited)
                                         ------------     ------------     ------------     ------------
Net Revenues                             $  1,194,893     $    422,524     $  2,264,862     $  2,311,786
Cost of Revenue                             1,252,798          252,303        1,372,310        1,494,445
Gross Profit                                  (57,905)         170,221          892,552          817,341
Operating Expenses                          1,553,279          755,881        4,068,178        1,860,987
Non-Cash Expenses                             859,222          101,947          171,130               --
Loss from Operations                       (2,470,406)        (687,607)      (3,346,756)      (1,043,646)
Other income (expense)                        (42,891)         (16,875)        (256,198)         (52,261)
Non-Cash Interest Expense                    (404,079)         (16,500)        (226,016)              --
                                         ------------     ------------     ------------     ------------
Net (loss)                               $ (2,917,376)    $   (720,982)    $ (3,824,970)    $ (1,095,907)
                                         ============     ============     ============     ============

Net (loss) per share -
  Basic and diluted                      $      (0.09)    $      (0.05)    $      (0.23)    $      (0.11)

Weighted average shares outstanding -
  Basic and diluted                        34,184,158       13,467,995       16,560,628       10,369,123


CONSOLIDATED BALANCE SHEET DATA


                                     As at December 31,           As at  September 30,
                                            2004                2004                2003
                                        (UNAUDITED)
                                     ------------------    --------------------------------
Cash and cash equivalents              $  5,731,481        $  2,687,342        $    145,476

Working capital (deficit)                (1,634,489)         (2,107,371)         (1,355,887)
Total assets                             18,577,500           4,754,089             403,140
Long-term liabilities, including
current portion of notes payable          1,950,041           3,870,414             661,028
Stockholders' deficit                    (1,254,026)         (2,236,802)         (1,685,206)

                                  RISK FACTORS

You should carefully consider the risks described below before buying shares of our common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT AND AN ACCUMULATED STOCKHOLDERS' DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.


We incurred losses in fiscal 2004 and 2003 of $3,824,970 and $1,095,907, respectively. As of September 30, 2004, we had a working capital deficit of $2,107,371 and a total stockholders' deficit of $2,236,802. For the quarter ending December 31, 2004, we incurred a loss of ($2,917,376). As of December 31, 2004, we had a working capital deficit of ($1,634,489), and a total stockholders' deficit of ($1,254,026).In addition, we expect to increase our infrastructure and fixed operating expenses to fund our anticipated growth. Further, we may not be able to generate profits in fiscal 2005 or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.


WE REQUIRE SIGNIFICANT ADDITIONAL FINANCING, FAILING WHICH THERE IS A HIGH RISK THAT WE MAY HAVE TO CURTAIL OUR RETAIL BUSINESS.

Our ability to meet our existing orders and effect timely delivery of tickets to retail chains that have entered into placement agreements with us will depend directly upon our ability to raise a minimum of approximately $6 million to $10 million of debt or equity financing in fiscal 2005 to fund operations, complete projects and fund future cash requirements related to the expansion of our business. Furthermore, we will incur substantially all of the expenses related to the production and marketing of our retail gift tickets before we realize cash from such transaction, which may be as much as one year from the point of sale, because our current arrangement with our credit card processor, Discover, requires consumer payments to be maintained in escrow pending use or redemption of our cards at the venue of use and payment by Discover to the venue. Although we are actively seeking such financing, if it is not available or obtainable, our investors may lose a substantial portion or all of their investment and our business may fail. We cannot assure you that we will be able to obtain the required financing on a timely basis, or if obtainable that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly curtail our retail initiatives, which would materially and adversely affect our business and future prospects. We may have to abandon our efforts to penetrate the retail market, lay off approximately two-thirds of our staff and continue our corporate business on a manual basis.

THERE IS A SIGNIFICANT GAP BETWEEN COMPLETING GIFT TICKET RETAIL SALES AND OUR RECEIPT OF CASH, WHICH IN THE ABSENCE OF FINANCING WILL MATERIALLY AND ADVERSELY AFFECT OUR FUTURE CASH FLOW AND LIQUIDITY.

Although we are entitled to receive payment for our retail gift cards when purchased by the consumer at the point of sale, under our current arrangements with our credit card processor, Discover, consumer payments are maintained in escrow pending use or redemption of our cards at the golf course or other venue of use, and payment by Discover to the venue. As a result, we are currently entitled to receive cash payment from our credit card processor only when the user redeems our UTIX gift tickets at the venue or the ticket expires unused. Since our tickets may be used for up to one year from the time they are purchased by the consumer at the retail point of sale, we will incur substantially all of the expenses related to the production and marketing of such tickets before we realize cash from such transaction, which may be as much as one year from the point of sale. In the absence of obtaining financing, this would materially and adversely affect our future cash flow and liquidity and our ability to sell at the retail level.

OUR AUDITORS HAVE EXPRESSED THE VIEW THAT OUR NEGATIVE WORKING CAPITAL, NEGATIVE STOCKHOLDERS' EQUITY AND RECURRING LOSSES FROM OPERATIONS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditors have included an explanatory paragraph in their report for the years ended September 30, 2004 and 2003 indicating there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this registration statement do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment in our common stock.

WE HAVE POTENTIAL LIABILITY FOR POSSIBLE VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT ARISING FROM THE INTEGRATION OF CERTAIN 2004 FINANCINGS WITH THIS OFFERING.


In May 2004, subsequent to the initial filing in February 2004 of the registration statement that went effective on September 8, 2004, we completed a private placement of $1,534,500 of our 15% notes to eleven investors and issued to such persons warrants to purchase 4,385,715 shares of our common stock at an exercise price of $0.35 per share (the "Units"). We also agreed to issue to a finder in connection with such private placement warrants to purchase up to 500,000 shares at an exercise price of $0.15 per share, and agreed to issue to Strategic Development Partners, an affiliate of the placement agent in our Unit private placement, 1,142,857 shares for an aggregate of $1,143 and the right to receive certain additional performance warrants. In addition, in June 2004, we entered into agreements with certain of our existing note holders, some of whom are shareholders in our company, to convert an aggregate of $1,200,000 of such notes at $0.35 per share into an aggregate of 3,428,571 shares of our common stock. It is possible that these transactions may be integrated with the public offering and that the foregoing transactions, which occurred prior to the effective date of that registration statement, may be in violation of Section 5 of the Securities Act of 1933, as amended. We and our counsel believe that each of these transactions were exempt from registration under Regulation D of the Securities Act and should not be integrated, either individually or in the aggregate, with the public offering. If it were ultimately determined that any of our May and June 2004 financing transactions is required to be integrated with the public offering, such investors may have the right to rescind such transactions and we may be liable for penalties and/or damages.

WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose the services of Anthony G. Roth, our President, Chief Executive Officer and a Director, John Burns, our Chief Financial Officer, Treasurer and Secretary, or Charles Lieppe, the Co-Chairman of our Board of Directors, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, client service and sales. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

OUR PRODUCTS HAVE NOT PREVIOUSLY SOLD ON THE RETAIL LEVEL AND CONSUMERS MAY NOT DESIRE TO PURCHASE OUR GIFT TICKETS FROM THE STORES WITH WHICH WE HAVE CONTRACTED. IN SUCH EVENT, OUR RETAIL BUSINESS MAY FAIL TO DEVELOP.

Achieving market acceptance for our proposed retail products will require substantial marketing efforts and expenditure of significant funds to educate the public, mass merchandise retailers and venues providing golf, skiing and other entertainment or leisure services about the distinctive characteristics and anticipated benefits of our products and technologies. In our retail business, we are not entitled to receive payment when a retailer orders our products, but only when the products are purchased by a customer at the point of sale (known as "sell through"). Thus, even if a store takes on our gift tickets, we cannot assure you that we will achieve substantial revenues. Even if our cards "sell through", we cannot assure you that customers will be happy with our service and will become repeat customers. In such event, our retail business may fail to develop.

WE MAY BE UNABLE TO DEVELOP AND IMPLEMENT A COMMERCIALLY SUCCESSFUL RETAIL MARKETING ROLLOUT, IN WHICH EVENT WE WILL NOT BE ABLE TO ESTABLISH AND EXPAND OUR RETAIL BUSINESS.

Our projected growth and business success depends in large measure upon public acceptance and demand for our retail gift tickets. In the event that consumer demand during our 2005 and 2006 rollout is less than anticipated, our mass retailers may elect to pull our products off of the shelves, in which event our business and growth would be materially and adversely affected. Current economic conditions or other factors beyond our control may adversely impact our plans and business. If we fail to achieve adequate sales, we will not be able to establish and expand our retail business.

THE TIMING OF OUR RETAIL PRODUCT ROLLOUTS IS UNCERTAIN, WHICH MAY DELAY OUR PROJECTED REVENUE.

Our projected 2005 retail rollouts for our golf, ski and spa gift tickets are subject to unanticipated delays, expenses or technical or other problems, including the possibility of insufficient financing to enable us to complete the purchase of necessary inventories. Our success may depend upon the timely introduction of our products into the retail mass merchandising marketplace. If we are unable to effect adequate delivery of our ticket products, our projected revenue may be delayed. Additionally, our inability to meet our promised rollout target commitments could cause the retailers with whom we have contracts to terminate such arrangements or refuse to offer our products in future years.

WE ARE HIGHLY DEPENDENT ON OUR RELATIONSHIP WITH WILDCARD SYSTEMS FOR THE PROCESSING OF OUR RETAIL SALES. OUR RETAIL BUSINESS COULD FAIL IF WILDCARD FAILS TO ADEQUATELY PERFORM OR TERMINATES OUR AGREEMENTS WITH THEM.

Our ability to generate revenue from the retail sales of our products will largely depend upon the level of performance by WildCard Systems, Inc. in connection with the production and fulfillment of our retail gift tickets. Under the terms of our existing agreements, WildCard manages and is responsible for the technical and financial implementation of transactions over the Discover payment network, as well as all customer service, card tracking, online purchasing and managing payments to third party vendors. In the event that WildCard should, for any reason, fail to adequately perform under such agreements, or terminates our agreements, our retail business could fail.

WE FACE INTENSE COMPETITION FROM OTHERS SEEKING TO MARKET PREPAID GIFT CARDS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS INITIATIVES.

We face intense competition in the market for stored value or prepaid gift cards from national retail chains, such as Blockbuster Video and Home Depot, that have created their own proprietary card programs, as well as from magnetic strip stored value cards provided by MasterCard and Visa to certain of its member banks. In addition, we face competition from paper gift certificate producers. Many of our competitors are national businesses and financial institutions with vastly greater infrastructure and capital resources than we possess. If one of such competitors were able to produce prepaid magnetic strip gift cards that possessed the flexibility of our contemplated retail UTIX program, our business initiatives could be materially and adversely affected.

THE TECHNOLOGY DRIVING OUR TICKET PRODUCTS MAY NOT BE ADEQUATE, WHICH COULD LEAD TO CUSTOMER DISSATISFACTION AND FAILURE OF OUR RETAIL BUSINESS.

We largely depend upon the technology and software platform developed by WildCard Systems, Inc. operating on the Discover network. Accordingly, if, for any reason, this technology fails or is not readily adaptable to our Universal Ticket gift tickets, both users and venues offering golf, skiing and other lifestyle services may become dissatisfied and discontinue their use or sponsorship of such products. In that event, our business may fail.

WE ARE DEPENDENT UPON WILDCARD SYSTEM'S PATENT PROTECTION AND MAY NOT BE SUCCESSFUL IN OUR OWN PROPOSED APPLICATION FOR PATENT PROTECTION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our future success depends in large measure on the strength of Wildcard System's patent protection for its process and magnetic strip technology, and may also depend in part on our ability to obtain patent protection for our gift ticket applications. Although we are in the process of filing for patent protection in connection with our gift ticket applications, we cannot assure you that:

      o     the patent applied for will be reviewed in a timely manner;

      o any patent will be issued or that any patent issued will afford meaningful protection against competitors with similar technology;

      o     the patent issued will not be challenged by third parties;

      o     others  will  not   independently   develop  similar   technologies,
            duplicate our technologies or design around our technologies whether or not patented;

      o we will have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing our patent, or

      o     the technology  ultimately  used by us will be covered in any patent
            issued  from  our  pending   patent   application  or  other  patent
            applications which we may file.

Even if a patent is issued, we cannot be assured that it will provide our proprietary information adequate protection.

Furthermore, we cannot assure you that certain aspects of our technology will not be challenged by the holders of patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse effect on our business.

OUR CONFIDENTIALITY AGREEMENTS MAY NOT ADEQUATELY PROTECT OUR PROPRIETARY INFORMATION, THE DISCLOSURE OF WHICH WOULD DECREASE OUR COMPETITIVE EDGE.

We currently have no patent protection for any of our products, and rely on trademarks and confidentiality agreements to protect our names and logos and our proprietary information, know-how and trade secrets. Our competitors may either independently develop the same or similar information or obtain access to our proprietary information. In addition, we may not prevail if we assert challenges to intellectual property rights against third parties. In this regard, our employees are required to enter into agreements providing for confidentiality, the assignment of rights to inventions made by them while employed by us, as well as for non-competition and non-solicitation during their employment term and one year thereafter. Our employees may not comply with the terms of these agreements.

RISKS RELATED TO HOLDING OUR SECURITIES

THERE IS, AT PRESENT, ONLY A LIMITED MARKET FOR OUR COMMON STOCK AND THERE CAN BE NO ASSURANCE THIS MARKET WILL CONTINUE.

Our common stock is traded on the OTC Bulletin Board. Trades are subject to Rule 15g-9 of the Securities Exchange Act of 1934, as amended, which imposes certain requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by this rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find selling their shares to be complex and time consuming.

A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK ARE ISSUABLE UPON EXERCISE OF OUTSTANDING STOCK OPTIONS AND WARRANTS, WHICH WILL DILUTE THE PERCENTAGE OWNERSHIP EQUITY OF HOLDERS OF SHARES OF COMMON STOCK.


As of the date of this prospectus, we have issued and outstanding a total of 39,165,967 shares of our common stock. In addition, an aggregate of another 23,465,586 shares of common stock are subject to issuance upon exercise of outstanding stock options and warrants and upon conversion of certain convertible securities at exercise or conversion prices ranging from $0.10 to $0.55 per share. The issuance of these additional shares of common stock upon exercise or conversion of such outstanding options, warrants and convertible securities will dilute the percentage ownership equity of holders of shares of common stock.


WE HAVE THE RIGHT TO ISSUE UP TO 25,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

We may issue up to 25,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

OUR COMMON STOCK IS VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

      o     variations in our quarterly operating results;

      o     the development of a retail market for our products;

      o loss of a key relationship or failure to complete significant transactions;

      o     additions or departures of key personnel; and

      o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

There are presently 13,813,091 freely tradable shares of our common stock issued and outstanding. Assuming all 31,640,357 shares of common stock issued and issuable to the selling stockholders are sold (excluding the 5,790,368 shares subject to that certain lock-up agreement executed with certain of our selling shareholders, the expiration date of which is September 8, 2005), we would have 45,453,448 shares that are freely tradable without the requirement of registration under the Securities Act. Assuming all 37,430,725 shares of common stock issued and issuable to the selling stockholders are sold, we would have 51,243,816 shares that are freely tradable without the requirement of registration under the Securities Act, assuming expiration of the foregoing lock-up agreement.

All of the remaining 8,217,935 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act. Of these, approximately 7,303,436 shares are owned by our officers, directors and other "affiliates." These persons may only sell their shares, absent registration, in accordance with the provisions of Rule 144. Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation". These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends;
competition; changes in business strategy or development plans; project performance; the commercially viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holders, as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution."
However, we may receive up to $6,383,464 upon exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $50,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

                              MARKET FOR OUR SHARES

Our common stock is quoted on the over-the-counter bulletin board under the symbol UTXG. The market for our shares is illiquid. Consequently, holders of shares of our common stock may experience difficulty trading in our shares or otherwise liquidate their investment in us in the event of an emergency or at any time, and such shares of common stock will not be readily acceptable as collateral for loans. We cannot assure you when and if a liquid trading market in our shares will be established, or whether such market, if established, will be sufficiently liquid to enable holders of shares of our common stock to readily liquidate their investment in us.

            There are 23,465,586 shares of our common stock that are subject to issuance upon exercise of outstanding options or warrants.

            There are 13,813,091 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Subsequent to the registration of 17,135,141 of our shares, approximately 8,217,935 will be restricted under Rule 144. Of the 10,792,600 shares of our common stock that were issued pursuant to the share exchange with the security holders of Corporate Sports, there are 96,795 shares that are not held by affiliates are being registered hereunder. Of the 825,000 shares of our common stock that were issued upon exercise of warrants after the consummation of the share exchange, there are 417,500 shares that are not held by affiliates and may be traded without restriction between May 2005 and November 2005.


            We currently have outstanding 39,165,967 shares of our common stock. Our common stock is held by approximately 1,045 stockholders of record.


                                 DIVIDEND POLICY

            We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION


            The following table sets forth our capitalization on an actual basis as of December 31, 2004:

                                                              AS OF DECEMBER 31, 2004
                                                              -----------------------

                                                                       ACTUAL
                                                                    ----------
Long-term debt, including current portion                            1,928,390
Stockholders' equity
     Preferred Stock - $.001 par value; authorized 25,000,000
shares; no shares issued and outstanding                                    --
     Common stock - authorized 100,000,000 shares, $.001 par
value; issued and outstanding, 36,385,168 shares                        36,385
Additional paid-in capital                                           7,166,847
Accumulated deficit                                                 (8,457,258)
                                                                    ----------
Total Stockholders' equity (deficit)                                (1,254,026)
                                                                    ----------
     Total Capitalization (deficit)                                   (674,364)
                                                                    ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Forward-looking Statements

            The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this prospectus. Certain matters discussed herein contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, projected sales levels, expense reductions, reduced interest expense, and increased inventory turnover, one or more of which may not be realized.

GENERAL

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes thereto. Our fiscal year ends on September 30, and each of our fiscal quarters ends on the final day of each December, March and June. The following discussion contains forward-looking statements. Please see "Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Much of our business activities are conducted through our subsidiary Corporate Sports Incentives, Inc., as reflected in our consolidated financial information.

Our independent auditors have expressed in their audit opinion for fiscal year 2004 that there is substantial doubt that we can continue as a going concern unless we raise additional capital and successfully bring our products to the retail market.

RESULTS OF OPERATIONS


THREE MONTHS ENDED December 31, 2004 COMPARED WITH THREE MONTHS ENDED December 31, 2003.

Our loss for the three months ended December 31, 2004 was $(2,917,376). This compares to a loss of $(720,982) for the three months ended December 31, 2003, an increase of $2,196,394. Included in the losses for the three months ended December 31, 2004 are non-cash charges of $1,263,301 associated with the conversion of debt, the interest expense related to original issue discount in the related notes payable, and the fair value of options granted to non-employees. Also included in the first quarter 2005 loss are approximately $317,450 in cash expenses and interest related to bridge financing. The remaining approximately $615,640 increase in the losses incurred in the three months ended December 31, 2004, as compared to the three months ended December 31, 2003, essentially reflect expenditures related to building infrastructure and staffing, new product development, and the professional fees associated with obtaining financing and public reporting. We expect losses due to the development of our retail product to continue in fiscal 2005 until we significantly penetrate the retail market and begin to recognize revenues, which we don't anticipate recognizing until 2006 due to the delayed revenue recognition of our retail products.

Net revenues for the three months ended December 31, 2004 were $1,194,893 from gift ticket sales. This compares to $422,524 in revenues for the three months ended December 31, 2003, which represents an increase of $772,369, or 183%. The revenue growth in the first quarter of fiscal 2005 as compared to the same period in 2004 is primarily attributable to the new movie product, which was launched late in September 2004. Utix won a major contract to supply custom movie tickets in support of a large promotional campaign initiated by a national telecommunications firm. Over 700,000 tickets were ordered for this one promotional program, and of the nearly 500,000 tickets shipped from late October through December 31, 2004, about 10% of which were redeemed as of December 31, resulting in earned corporate revenues from movie tickets of approximately $843,000, or 70% of the total revenue for the first quarter ended December 31, 2004. In addition, the Company sold approximately $365,000 in movie, golf and spa tickets through retail channels in the month of December 2004, 3.5% of which were redeemed by December 31 resulting in $13,000 of earned revenue in the first quarter and $352,000 in deferred revenue as of December 31. We anticipate that new magnetic strip product offerings which were launched toward the end of 2004 will enable significant growth in the corporate business in 2005 and expansion of the roll out of product to additional retail chains as well as coordinated marketing and merchandising efforts will provide retail revenue growth late in 2005 and 2006.

Gross profit for the three months ended December 31, 2004 was $(57,905), or (4.8)% of revenues, as compared to $170,223, or 40.3% of revenues, for the three months ended December 31, 2003. The decrease in gross profit was attributable to higher than anticipated fulfillment costs associated with a major corporate movie ticket program, a conservative approach to amortizing the activation and processing costs of this redemption only program, and the lower margins inherent in the new movie product. We expect the gross margin to recover during the year as tickets are redeemed. However, given the high percentage of movie tickets in the projected volume mix, we anticipate our margins for 2005 to be lower than historical averages.

Total operating expenses for the three months ended December 31, 2004 were $2,412,501 as compared to $857,828 for the three months ended December 31, 2003. The increase in operating expenses was $1,554,673 of which $757,275 was non-cash (49%) and $797,398 was cash expenditure related to additional staffing, professional fees and other costs associated with interim financing and public reporting, new product development, non-cash expenses and IT infrastructure upgrades. We anticipate the operating expenses to continue to increase in fiscal 2005 due to marketing expenditures, increased selling activity, and additional staff to support the growth of our corporate business as well as the development and continued launch of our retail channel.


FISCAL YEAR 2004, AS COMPARED WITH FISCAL YEAR 2003


Our loss for the year ended September 30, 2004 was $(3,824,970). This compares to a loss of $(1,095,907) for the year ended September 30, 2003, an increase in loss of ($2,729,063) or 249%. The increase in the loss and the losses incurred in the year ended September 30, 2004 essentially reflect expenditures related to building infrastructure, product development, the share exchange with the security holders of Corporate Sports, bridge financing, and the cost associated with the SB-2 Registration Statement that went effective on September 8, 2004.


Net revenues for the twelve months ended September 30, 2004 were $2,264,862 from gift ticket sales. This compares to $2,311,786 in revenues for the twelve months ended September 30, 2003, which represents a decrease of $46,924, or 2%. The decrease is due to a transition away from the resale of third party products. Revenues from the resale of third party products were $256,465 and $587,643 for the years ended September 30, 2004 and September 30, 2003, respectively. This $331,178 decline in revenues from the resale of third party products was nearly offset by a $284,253, or 16.5% increase in revenues from the sale of our own products. We recognized $2,008,397 in revenues from our manual and magnetic strip products in 2004 as compared to $1,724,144 in 2003 an increase of 16.5%. We anticipate that the June 2004 launch of the magnetic strip program and new product offerings which were launched toward the end of 2004 will enable significant growth in both the corporate and retail business in 2005.

Gross profit for the year ended September 30, 2004 was $892,552, or 39% of revenues, as compared to $817,341, or 35% of revenues, for the year ended September 30, 2003. The increase in gross profit was attributable to recognition of breakage, following ticket expiration, on the test retail launch in the fourth quarter of 2004, somewhat offset by the phasing out of third party resale products, one-time costs associated with that test retail launch, and WildCard and Discover fees associated with sales of magnetic strip tickets beginning in June 2004.

Total operating expenses for the year ended September 30, 2004 were $4,239,308 as compared to $1,860,987 for the year ended September 30, 2003. The total increase in operating expenses was $2,378,321. The cost increase when comparing the year ended September 30, 2004 with the year ended September 30, 2003 were due to the share exchange with the security holders of Corporate Sports, additional staffing, consulting, professional fees, marketing development, IT infrastructure upgrades, transaction costs related to bringing our products to the consumer market and the raising of debt and equity capital. We anticipate the operating expenses to continue to increase in fiscal 2005 due to marketing expenditures, increased selling activity, and additional staff to support the growth of our corporate and retail business and the development and continued launch of our retail product.

FISCAL YEAR 2003, AS COMPARED WITH FISCAL YEAR 2002

Our loss for the year ended September 30, 2003 was $(1,095,907). This compares to a loss of $(403,490) for the year ended September 30, 2002, an increase in loss of ($692,417) or 172%. The increase in the loss and the losses incurred in fiscal 2003 and 2002 essentially reflect expenditures related to building infrastructure and other efforts to develop the magnetic strip products.

Net revenues for the year ended September 30, 2003 were $2,311,786 from gift ticket sales. This compares to $2,278,148 in revenues for the year ended September 30, 2002. Year over year, revenues were essentially the same as we had not completed the development of the magnetic strip program.

Total operating expenses for the year ended September 30, 2003 were $1,860,987 as compared to $1,195,879 for the year ended September 30, 2002. The total increase in operating expenses was $665,108 and the most significant differences when comparing the year ended September 30, 2003 with the year ended September 30, 2002 were due to additional staffing, consulting, marketing development, and transaction costs related to bringing our products to the retail market.

GOING CONCERN

            We have suffered recurring losses from operations, have a net working capital deficiency and a net stockholders' deficit, all of which raise substantial doubt about our ability to continue as a going concern. We have undertaken a number of initiatives to address this issue. As of September 30, 2004, we have raised $6,410,920 which is comprised of $3,425,000 of debt and debt with warrants and $2,985,920 of common equity at $0.35 per share. Since September 30, 2004, we raised additional common equity of $2,159,245 at $0.45 per share and $1,135,000 at $0.40 per share. As of September 30, 2004 total notes payable was $4,070,000 of which $1,775,000 in principal have converted to equity at $0.35 per share, $2,125,000 have agreed to extend the maturity dates of their notes into 2005, and $170,000 have been repaid. We have commenced discussions to raise additional equity capital with the intention of repaying the balance of our notes and meeting our ongoing working capital requirements throughout 2005. We are also in the process of expanding our product sales into the retail distribution channel.

            As of September 30, 2004, our independent auditors continue to express the opinion that there is substantial doubt that we can continue as a going concern.

RATE DIFFERENTIALS AND BREAKAGE

There are two key variables in analyzing our existing and potential profit margins to be derived from both corporate and retail ticket sales - the "rate differential" and "breakage".

"Rate differential" is the difference between the price we charge our customer and the price the venue charges us. For example, an up-scale public or semi-private golf club would ordinarily charge a higher price for 18 holes of golf than would a smaller public golf course. Since the price charged for a Utix Golf Ticket would customarily be uniform for a corporate sale or a proposed retail sale, our potential profit margin will vary based upon where our tickets are actually redeemed.

"Breakage" is the percentage of tickets sold that are never redeemed or used by the holder. If a ticket is never used, we have no "cost of goods sold" from the sale of such ticket, and, with the exception of commissions paid to retailers and processing costs, would realize the full profit from the sale as we have no redemption costs to pay to the golf course, ski resort or other venue.

During the year ended September 30, 2004, we experienced an average breakage of 31% a rate differential of 8.6% and a gross profit margin of approximately 39%. In fiscal 2002 and 2003, our corporate business resulted in an average rate differential of 6.5% and 7.2%, respectively, and an average breakage of 29.4% and 38.8%, respectively. In both fiscal 2002 and 2003, the gross profit margin from our corporate business was approximately 34.8%.

THE SHARE EXCHANGE


On November 13, 2003, the security holders of Corporate Sports Incentives, Inc. consummated the transactions contemplated by a share exchange agreement (the "Share Exchange Agreement"), dated as of October 31, 2003, between Chantal Skin Care Corporation ("Chantal"), Corporate Sports, Joel Pensley, as the principal shareholder of Chantal, and the stockholders of Corporate Sports. On the same day, following the exchange, the Company changed its name to Utix Group, Inc. ("Utix"). The parties to the Share Exchange Agreement relied on the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. Mr. Pensley was the former president of Chantal and, at the time of the exchange, was the owner of 4,395,000 shares or 82.1% of the outstanding capital stock of Chantal. As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 13,500,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constitute 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139.33 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports.


Under the terms of the Share Exchange Agreement:

The 111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 10,792,600 shares of Utix common stock, and the
27.82673 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants and options (collectively, "Share Equivalents") were exchanged for an aggregate of 2,707,401 Share Equivalents of Utix;

The board of directors of Corporate Sports became the board of directors of Utix;

Joel Pensley transferred to the Rubin Family Irrevocable Stock Trust (the "Rubin Trust") and Nexgen Holdings Corp. ("Nexgen"), of which Guy Cohen is the President and sole shareholder, in equal amounts, a total of 3,750,000 shares of Utix common stock, or 85.3% of the shares then owned by Mr. Pensley. The Rubin Trust and Nexgen subsequently transferred 100,000 of such shares, in equal amounts, to affiliates of Capital Access Group, LLC. As of the date of this registration statement, the Rubin Trust beneficially owns approximately 11.8% of the outstanding common stock of Utix. In March 2004, Nexgen sold all of its equity in Utix to Mr. Pensley, and in May 2004, Utix agreed to repurchase 1,500,000 of the 2,470,000 shares then owned by Mr. Pensley for $1,500 and to issue to Mr. Pensley a five-year warrant to purchase 750,000 shares of common stock at an exercise price of $0.15 per share;

Utix adopted the 2003 Stock Option Plan;

Robert M. Rubin (the settler of the Rubin Trust) committed to provide not less than $300,000 of financing of 7% Utix bridge notes;

The Rubin Trust agreed not to sell any of its Utix shares until November 13, 2005; and

The Rubin Trust agreed to vote its shares of Utix common stock in such manner the majority of our board of directors shall determine in appointing nominees to the board of directors.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, our capital resources have been limited. We have had to rely upon the sale of equity and debt securities for cash required for product purchase purposes, for expansion of our business into the retail market, and to fund our day-to-day operating needs. If we do not generate substantial revenues in the near future we will have to rely upon sales of debt and equity securities to raise capital. Our ability to meet our existing orders and effect timely delivery of tickets to the retail chains that have entered into placement agreements with us will depend directly upon our ability to raise a minimum of approximately $6.0 million to $11.0 million of debt or equity financing over the next six to twelve months. These funds will be used to fund operations, complete projects and fund future cash requirements related to the expansion of our business. Furthermore, we will incur substantially all of the expenses related to the production and marketing of our retail gift tickets before we realize cash from such transactions. The delay on cash realization may be as much as one year from the point of sale, because our current arrangement with our payment card processor, Discover, requires sales proceeds to be maintained in escrow pending use or redemption of our tickets at the venue of use and payment by Discover to the venue.

We are actively seeking to relieve our cash flow deficits through varying methods of financing. If funds are not available or obtainable, our business may fail. We may have to abandon our efforts to penetrate the retail market and lay off approximately one-half of our staff. We cannot assure you that financing, whether debt or equity, will always be available to us in an amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to us.

            Between March 2003 and November 2003, we and our subsidiary Corporate Sports borrowed an aggregate of $1,295,000 from its executive officers, directors, principal stockholders and other third parties. In connection with such borrowings, we issued to the lenders our 7% notes due November 13, 2004 and warrants entitling such persons to purchase an aggregate of 825,000 shares of our common stock at an exercise price of $0.001 per share, and 9% convertible notes due 2006 and warrants entitling such persons to purchase an aggregate of 909,869 shares of our common stock at an exercise price of $0.52 per share. The 7% notes contain provisions regarding mandatory prepayment if an equity financing of at least $1.5 million is completed, and both the 7% notes and the 9% notes require the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person.

            Pursuant to an offer made by the Company in June 2004, the holders of $760,000 principal amount of these 7% and 9% notes agreed to convert their notes and accrued interest into an aggregate of 2,142,857 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement, the effective date of which was September 8, 2004. As consideration for such conversion, we agreed to reduce the exercise price of the warrants to purchase an aggregate of 1,342,857 shares of our common stock from an exercise price of $0.52 per share to $.35 per share. Furthermore, pursuant to an offer made by the Company in June 2004, four of the holders of the notes issued in November 2003 aggregating $300,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement, the effective date of which was September 8, 2004. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these four note holders agreed to rescind the agreement ab initio. In December 2004, the holder of $112,500 of these notes agreed to extend the maturity date to November 30, 2005, and the Company agreed to grant 321,429 five-year warrants to purchase common stock of the Company at $0.35 per share. The Company has negotiated the extension the other three loans totaling $187,500 on the same terms as the holder of $112,500 extended his note. Of the remaining $235,000 in loans, the holders of $85,000 of these notes have converted to common stock at $0.35 per share, $100,000 has been extended to march 31, 2005, and $50,000 has been paid.

            As part of our fund raising efforts, in February 2004 we borrowed an additional $350,000 from three persons, including certain principal stockholders. Such loans are also evidenced by our 7% notes due and payable on November 30, 2004, a date subsequently extended to November 30, 2005. We also issued to the lenders five year warrants entitling them to purchase 350,000 shares of our common stock at an exercise price of $0.10 per share. We have the right to repurchase such warrants for $.01 each on 30 days prior written notice (subject to the holders right to exercise) if all of the following conditions are met:

o Our common stock trades on the NASD Over-The-Counter Bulletin Board or another national securities exchange;

o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed $0.30 per share; and

o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements.

            Pursuant to an agreement in June 2004, two of the noteholders aggregating $250,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement, the effective date of which was September 8, 2004. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these two note holders agreed to rescind the agreement ab initio. In December 2004, the holder of $150,000 of these loans agreed to extend the loans to November 30, 2005 in return for the agreement of the Company to grant 428,571 five-year warrants convertible to common stock of the company at $0.35 per share. The Company is negotiating an extension of $100,000 of these notes on the same terms as agreed to with the holder of $150,000 of these notes and the remaining $100,000 in loans has been repaid.


            Furthermore, in April and May 2004 we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, which were due December 31, 2004. The notes bear interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we shall pay a prepayment premium of 5% of the loan amount. The notes are secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under the 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; PROVIDED, HOWEVER, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. The notes have a provision that requires the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. Pursuant to an agreement in June 2004, the holders of $440,000 aggregate principal amount of these 10% notes converted their notes plus accrued interest into an aggregate of 1,285,714 shares of our common stock at a conversion price of $0.35 per share following effectiveness of our registration statement, the effective date of which was September 8, 2004. Subsequently, holders of the remaining $20,000 of notes plus accrued interest converted into 57,143 shares of common stock at $0.35 per share.

            In May 2004, we issued secured 15% notes for an aggregate of $1,535,000 to eleven persons, some of whom are current shareholders of the Company. The notes are due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes are subject to mandatory prepayment prior to such maturity date out of 50% of the net proceeds, if any, in excess of $2.5 million that we may derive from any one or more equity financings. If we prepay the notes after November 28, 2004, we are also obligated to pay as a premium one year's interest on the then outstanding balance of the notes, less any interest previously paid. The notes are secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which is senior to an aggregate of $1,405,000 of our notes that we issued between March 2003 and April 2004. Subsequently the holders of $285,000 of these notes agreed to convert into common stock of the Company at $0.35 per share, leaving a balance of $1,250,000 of these 15% notes outstanding.

In connection with the issuance of the 15% notes in May 2004, we also issued to the lenders five year warrants entitling them to purchase 4,384,286 shares of our common stock at an exercise price of $0.35 per share. Commencing one year from the effective date of a registration statement covering the shares issuable upon exercise of the warrants, we have the right to repurchase such warrants for $.01 each on 60 days prior written notice (subject to the holders' right to exercise) if all of the following conditions are met:

o Our common stock trades on the NASD over-the-counter bulletin board or another national securities exchange;

o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed 200% of the exercise price of the warrants;

o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements; and

o The average of the dollar value of our shares of common stock that trade on any securities exchange for the 60 trading days prior to the date we elect to redeem the warrants shall equal or exceed $75,000.

            As part of the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 500,000 of our shares at an exercise price of $0.15 per share to an unaffiliated third party in consideration for introducing us to Great Court Capital, LLC.

In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 1,142,857 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice. In July 2004 we notified Strategic Development Partners of our intention to cancel the financial advisory agreement. On August 9, 2004, we renegotiated a new arrangement with Strategic Development Partners, as evidenced by an amended and restated financial advisory agreement. Under the terms of the new arrangement:

      o we are free to seek debt and/or equity financing in the United States or elsewhere, either directly or through any investment banking firm or broker dealer of our choosing, and the financial advisory services to be provided by Strategic Development Partners are limited only to a proposed offering of our equity or equity type securities on the Alternative Investment Market (AIM) of the London Stock Exchange, which offering we do not intend to proceed with, if at all, until 2005;

      o if we complete an offering of our securities on the AIM through Strategic Development Partners at any time on or before June 30, 2005, in addition to a cash finders fee equal to $100,000 plus 5% of the gross proceeds received and warrants to purchase 5% of the securities we may sell at an exercise price of 110% of the per share offering price, we will issue to Strategic Development Partners, for $1,125, an aggregate of 1,125,000 shares of our common stock in lieu of the 1,142,857 shares of common stock in the original financial advisory agreement, which were never issued. In addition, if we receive proceeds of $2.5 million or more from the AIM financing, Strategic Development Partners would be entitled to receive warrants to purchase up to an additional 1,000,000 of our shares at an exercise price equal to $0.35 per share, and we will engage
            Strategic Development Partners as a financial consultant for a period of two years following completion of the AIM financing and pay $15,000 per month under such consulting agreement; and

      o     we have no  obligation  to  either  proceed  with  or  complete  the proposed AIM financing; however, if our board of directors determines, in the exercise of its sole discretion, not to seek an AIM financing, or we do not otherwise complete such AIM financing by June 30, 2005, we would be obligated to pay Strategic Development Partners as a "breakup" fee, 1,125,000 shares of our common stock for $1,125.

On December 28, 2004, we agreed with Strategic Development Partners to terminate the financial advisory agreement and all transactions contemplated thereby, effective as of November 30, 2004, and in connection therewith we further:

      o issued and sold to Strategic Development Partners, for $1,125, a total of 1,125,000 shares of our common stock;

      o issued additional five year warrants entitling Strategic Development Partners to purchase up to 1,125,000 shares of our common stock at an exercise price of $0.48 per share, which warrants contain cashless exercise features;

      o     agreed to register the 2,250,000 shares of common stock; and

      o     paid  to  Strategic   Development  Partners  a  termination  fee  of
            $125,000.

We have recently renegotiated the terms of the remaining $1,250,000 of 15% notes and accrued interest that are due in May 2005. In January 2005, effective as of December 31, 2004, we amended and restated the 15% notes to (a) eliminate the requirements to prepay the 15% notes out of proceeds of our recently completed public offering, and (b) extend the maturity date of all 15% notes to November 2005. In consideration for such financial accommodations, we agreed to issue to the remaining note-holders an aggregate of 2,604,167 additional warrants exercisable at an exercise price of $0.48 per share, agreed to eliminate any right to repurchase or cancel the original 3,571,429 warrants exercisable at $0.35 per share, issued to such investors in May 2004, and granted certain "cashless" exercise rights in such warrants. The Company also has the option to give the note holders the right to convert to common stock of the Company at $0.35 per share and the note holders have sixty (60) days to decide whether or not to convert. The Company has agreed to file a registration statement no later than February 11, 2005 to register shares underlying the new warrants and the original warrants (a total of 9,750,025 shares of common stock).

In conjunction with the renegotiation of the terms of the 15% notes, we renegotiated the Strategic Development Partners agreement under which we agreed to issue and sell to SD Partners for $1,125 a total of 1,125,000 shares of common stock and also agreed to issue five-year warrants to purchase up to 1,125,000 shares of common stock at $0.48 per share. In addition, we agreed to register all these shares by February 11, 2005 in the registration statement to be filed under the Great Court Agreement. Finally we agreed to pay SD Partners a fee of $125,000.

In January 2005, we renegotiated the terms of an aggregate of $550,000 of our 7% notes due November 2004 with the Rubin Trust and three other investors introduced to us by Robert M. Rubin. Under the terms of the arrangement, the new 7% notes mature November. In addition, we issued to the holders of the notes five year warrants to purchase an additional 1,571,429 shares of our common stock at an exercise price of $0.35 per share.

In August 2004, we issued $430,000 of notes with interest at 12% to four individuals, with a sixty (60) day maturity date. The holders of $80,000 of these notes agreed to convert into common stock at $0.35 per share. The holder of $250,000 of these notes has agreed to convert $125,000 of principal plus accrued interest into common stock at $0.35 per share and to extend $125,000 of these notes plus accrued interest to March 31, 2005. The remaining $100,000 note is now a demand note.

We filed an SB-2 Registration Statement with an effective date of September 8, 2004. On September 27, 2004, Gravitas, as a placement agent, completed
$2,986,000 of financing at $0.35 per share. On December 7, 2004, Gravitas completed $990,225 of financing and $1,069,200 of financing both at $0.45 per share. The public offering was closed on December 7, 2004.

On December 10, 2004 we closed a private sale of 222,222 shares of common stock at $0.45 per share.


As of December 31, 2004 we had cash and cash equivalents of $5,731,481 as compared to $381,199 as of December 31, 2003. The working capital deficiency at December 31, 2004, excluding $1.2 million in non-cash accruals, was $(446,335) as compared to a working capital deficiency of $(1,762,196) at December 31, 2003.The working capital deficiency was primarily attributable to the legal, accounting and other costs associated with raising equity and interim financing, infrastructure consisting of computer hardware and software, increased staffing, inventory build-up and new product development. Cash inflows exceeded cash outflows during the period and increased cash on hand by $3,044,139 during the quarter ended December 31, 2004, leaving a cash balance at December 31, 2004 of $5,731,481, approximately $3.3 million of which consisted of customer pre-payment deposits. In addition, the Company had $11,204,172 in cash accounts restricted for use in settling magnetic stripe tickets issued as of December 31, 2004.


In February, 2005, we raised $2,100,000 comprised of the sale of convertible notes in the aggregate principal face amounts of $1,600,000 and raised $500,000 through the sale of 1,250,000 shares of our common stock at $0.40 per such share through Laconia Capital Corporation, a registered broker-dealer.

We intend to raise an additional $6 million to $10 million of equity to repay our remaining bridge loans and meet our ongoing working capital requirements in fiscal 2005 and 2006, including the financing of the production of an adequate inventory of tickets and related inventory for our retail programs. We do not have any commitments for material expenditures over either the near or long term.

CASH FLOW FROM SALES AND RECOGNITION OF REVENUES

We customarily sell our gift tickets to corporate or business clients on terms that require full payment, either in advance or within thirty days of purchase. We recognize a portion of the transaction revenues at the time of sale, and the balance, together with the cost of the gift ticket, at the time the ticket is used or redeemed by the user at the golf course, ski resort or other venue. The portion of the selling price of our corporate gift tickets that we recognize as revenue at the time of sale is based upon the historical percentage of our one year corporate gift tickets that expire unused by recipients (known in our business as "breakage").

With respect to our new retail tickets, once sold to a consumer, our current arrangements require that the full value of the sale be deposited in an escrow account, until Discover either makes payment to the golf course, ski resort or other venue, upon redemption or use of the card, or when the card expires unused. Consequently, we will not realize any cash from a sale until the ticket is redeemed or is subject to breakage; which could be as much as one year from the date of sale of the card at retail.

We recognize both revenues and costs of sales at the time of redemption. We recognize revenues on unredeemed retail tickets when the consumers' ability to use the ticket expires (ten months for golf and spa and three months for movie).

As a result of our recognition policy, although sales of our retail gift tickets may be robust, we will not be able to recognize revenues and profits from such sales until the tickets are used or expire, which may be as much as one year from the date of the actual retail sale. Accordingly, as we attempt to develop our retail distribution model, a key measure of our potential success and profitability in the early years of our development will be the number of Utix retail tickets sold at the cash register of the retailer, even if they are not recognized in our accounts at that time.

OPTIONS AND WARRANTS

As of February 11, 2005, we had outstanding 23,465,586 options and warrants. The exercise price of the exercisable warrants and options range from $0.10 to $0.55 per share. If all of the options and warrants are exercised prior to their expiration date we will receive aggregate proceeds of $9,276,764.

DIVIDENDS

We have not shown positive earnings in the past two fiscal years, and have not paid any dividends. In all likelihood, we will use our earnings, if any, to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time.

OFF BALANCE SHEET ARRANGEMENTS

None.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS:


Contractual obligations as of December 31, 2004 are as follows:

-------------------------------------------------------------------------------------------------------------------
                                                    PAYMENTS DUE BY PERIOD
-------------------------------------------------------------------------------------------------------------------
Contractual Obligations        Total       Less than 1 year                       After                  More than
                                                                    1-3 years            3-5 years       5 years
-------------------------------------------------------------------------------------------------------------------
Building leases             $  381,021        $   93,563            $  211,194            $76,264
-------------------------------------------------------------------------------------------------------------------
Capital lease obligations   $   39,979        $   18,228            $   21,651
-------------------------------------------------------------------------------------------------------------------
Debt                        $1,928,390        $1,928,390
-------------------------------------------------------------------------------------------------------------------
Total                       $2,349,290        $2,040,181            $  232,845            $76,264
-------------------------------------------------------------------------------------------------------------------


RECENT ACCOUNTING PRONOUNCEMENTS


FASB Statement No. 123 (Revised 2004), Share-Based Payment (SFAS 123R) was issued in December, 2004. SFAS 123R replaces SFAS No. 123, Accounting for Stock-Based Compensation (SFAS123), and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires companies to recognize the compensation cost related to share-based payment transactions with employees in the financial statements. The compensation cost is measured based upon the fair value of the instrument issued. Share-based compensation transactions with employees covered within SFAS 123R include share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

SFAS 123 included a fair-value-based method of accounting for share-based payment transactions with employees, but allowed companies to continue to apply the guidance in APB 25 provided that they disclose in the footnotes to the financial statements the pro forma net income if the fair-value-based method been applied.

The Company is currently reporting share-based payment transactions with employees in accordance with APB 25 and provides the required disclosures.

SFAS 123R will be effective for the first interim or annual reporting period that begins after December 15, 2005. The Company will be adopting the modified prospective application of SFAS 123R. The modified prospective application transition method requires the application of this standard to:

*     All new awards issued after the effective date;
* All modifications, repurchased or cancellations of existing awards after the effective date; and,
*     Unvested awards at the effective date.


CRITICAL ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company defers revenue for the estimated number of tickets that will ultimately be redeemed and recognizes the amount deferred as revenue (in addition to the associated cost) upon redemption. The Company analyzes its historical redemption rates for ticket sales as a basis for the estimate of the tickets that will not be redeemed. For corporate sales, revenue for estimated non-redemptions is generally recognized when the tickets are sold. If the actual number of tickets redeemed is significantly different than originally estimated, an adjustment to revenue in a particular period may be required.

For new products and new distribution channels (primarily retail with which the Company has limited actual experience) non-redemptions are recognized as revenue following ticket expiration which is generally ten months from date of sale for golf and spa and three or six months from date of sale for movie. The life of a ski ticket ranges from six to seventeen months, depending upon date of purchase.

STOCK-BASED COMPENSATION

In accordance with SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No.123) (as amended by SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -TRANSITION AND DISCLOSURE), we have elected to account for stock-based compensation under the intrinsic value method with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis. We account for this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations.

                                    BUSINESS

INTRODUCTION

Our principal business activity is to provide prepaid experiences to individuals by offering gift tickets to retail buyers and corporations that are redeemable at golf courses, ski resorts, spas and movie theaters nationwide. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. For example, by paying a uniform price for a Utix Golf Ticket, the gift giver enables the gift recipient to enjoy a round of golf at any one of nearly 2,400 participating golf courses, regardless of the variation in prices charged by an individual golf course. In addition to our current golf, ski, spa and movie prepaid tickets, we intend to capitalize on our enabling magnetic strip payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues. We have recently introduced our gift tickets on a limited basis to retail consumers through national mass merchandise retail chains.

For approximately 18 years, Utix Group, Inc. (formerly Corporate Sports Incentives) supplied manual prepaid plastic golf and ski gift tickets solely to corporations. Commencing in 2003 we expanded our management team and have taken steps to significantly expand the scope of our business to sell our gift tickets directly to retail consumers through major mass-market national retail chains. Under our new management structure we are doing business as Utix Group, Inc.

We currently intend to offer our products through two distinct distribution channels:

      Sales of prepaid magnetic strip and manual plastic gift tickets to corporations and other business users for gifting, reward, loyalty and incentive (under our Utix Golf/Spa/Ski/Movie Ticket brand), a business we have conducted for approximately 18 years; and

      Sales of prepaid magnetic strip gift tickets to retail consumers who purchase our products (under our Utix brand) at mass merchandise retail chains for traditional gifting.

In both distribution channels, recipients are given the opportunity to enjoy, on one occasion only, such activities as 18 holes of golf at one of nearly 2,400 participating golf courses or a one-day ski lift ticket at one of close to 200 mountains (currently only available to corporate clients). We also offer a gift ticket that provides a one-hour massage at one of 1,000 spas or provides two admission tickets to over 6,700 movie theaters. Since we pay the golf courses, ski resorts or other venues their full published list prices on the day that each gift ticket is used, there are no blackout dates or restricted access to the chosen facility associated with any gift tickets, and users are treated as full paying guests at all locations.

We test-marketed our gift tickets in 2003 and entered the retail market in 2004. In the second half of calendar year 2004, we also entered into consignment sale placement arrangements with national food, drug, mass and specialty chains. This is being facilitated by Interactive Communication International Inc. ("InComm"). InComm, with headquarters in Atlanta, Georgia, develops electronic point of sale activation technology which it has deployed to more than 50,000 retail locations. InComm also physically distributes and sets up for the sale of prepaid gift products. Our integrators and retailers will be paid a commission of up to 14% of the retail price of each of our gift tickets. Our approach to retail is to use the services of integrators who, through pre-existing relationships, have electronic links to the retailers point of sales terminal systems. The integrator provides the activation link from the point of sales to our ticket processor. The integrator also provides the physical distribution of the packaged tickets to the retail outlets. Through our agreement with InComm, we are in some 7,000 retail outlets as of December 2004 with over 600,000 tickets for sale.

We have been named an official ticket and card products issuer by Discover(R) Card. Through our software technology and processing partner, WildCard Systems, Inc., we launched a proprietary magnetic strip ticket product on the Discover merchant payment network system in June 2004.

We believe that, in conjunction with WildCard Systems, we have developed a business model and proprietary technology that uniquely identifies and segments merchants and specific lifestyle experiences. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at their choice from numerous locations or venues applicable to that experience. Based on information provided by Discover, we believe we are currently the only issuer on the Discover credit system able to offer prepaid gift tickets redeemable for specific lifestyle experiences of varying prices at a number of designated venues.

We believe that our principal competitive advantage is based upon the relationships with lifestyle venues over the past decade as a full-price ticket, and the relationship we have built with Wildcard Systems and Discover and our collective ability to commercialize magnetic strip payment technology (the loading of a ticket for an experience at point of purchase and payment in dollars at the point of use) that can benefit both the giver and the receiver. We also believe that as we further develop our technology with Wildcard Systems, we will be able to offer retailers and corporate program buyers an array of unique custom-shopping prepaid gift products.

Our headquarters are located at 170 Cambridge Street, Burlington, MA 01803 and our telephone number is (781) 505-8100. Our website can be accessed at www.utix.com.

HISTORY AND DEVELOPMENT OF THE BUSINESS

We were incorporated in Delaware in 1988 under the name "Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." and in 1994 we changed our name to "Cyto Skin Care Corporation", which was then changed in the same year to "Chantal Skin Care Corporation". In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., a New Hampshire corporation, and we changed our name to "Utix Group, Inc." As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 13,500,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constitute 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139.33 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports. Prior to the exchange, Chantal Skin Care Corporation was an inactive company having no assets, liabilities, operations or transactions since 1999. Utix Group, Inc. presently is quoted on the Over the Counter Bulletin Board under the symbol "UTXG.OB".

            Corporate Sports was founded in 1986 as a premium gift, incentive and consumer reward company and has successfully marketed a proprietary line of plastic gift tickets to Fortune 1,000 companies. Prior to its recent expansion into the retail gift ticket market, Corporate Sports' two founding stockholders operated a relatively small ($1.5 million to $2.0 million in average annual revenues) and profitable (10% to 18% average earnings, before executive salaries, fees and bonuses) entrepreneurial business and enjoyed long-standing customer retention with its corporate clients and venues.

CORPORATE BUSINESS

We sell to our corporate clients Utix Golf, Ski, Spa or Movie plastic gift tickets for distribution to their employees and customers, as well as to the employees of other companies with which they do business. Each gift ticket type provides the user with one admission to a variety of entertainment venues, including close to 2,400 golf courses in all 50 States, Mexico and the Caribbean, nearly 200 ski and snowboard mountain resorts throughout North America, 1,000 spas and 6,700 movie theaters in the United States. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. For example, by paying a uniform price for a Utix Golf Ticket, the gift giver enables the gift recipient to enjoy a round of golf at any one of 2,400 participating golf courses, regardless of the variation in prices charged by an individual golf course. Therefore, our gift tickets do not have a specified dollar value tied to them, but instead designate a particular experience. Our corporate clients have included American Express, SBC, Bank One, Carlson Marketing Group, Discover Financial, Frequency Marketing (a Verizon program), Dr Pepper, Citigroup, Hewlett Packard, Nestle and Pepsi Cola. Five of our customers accounted for approximately 40% of our fiscal 2004 sales. Many incentive and reward programs have run continuously for over five years. In October 2004, we initiated a large promotional contract with SBC that in fiscal 2005 could account for more than 5% of sales.

We believe we are distinct from other prepaid discount promotional offerings in that our Utix member golf courses, ski resorts and other venues are paid their full published list prices on the day the gift ticket is used, rather than a negotiated discount price. As a result, ticket holders are able to enjoy many venues that are unavailable to discount oriented programs, and a first-class sport, leisure or entertainment experience with no blackouts or restrictions. At some participating upscale golf courses and spas whose charges exceed our standard ticket prices, ticket holders purchase one or more upgrades in order to use the facility. This can be done easily over the phone or online.

We produce and fulfill client requests for corporate tickets with packaging containing the client's corporate logo, the expiration date and other requested information. Use of the tickets is limited to approximately ten months from issuance, except for movie which has three and six month expiration options. As a ticket approaches its expiration date, at the user's request, we will exchange the ticket for a new ticket for a $5.00 fee. Approximately 12% to 14% of our corporate gift tickets are returned for exchange. In addition, in fiscal 2004, approximately 31% of our corporate tickets were subject to "breakage," which means that they were never used and not returned for exchange.


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

Our corporate tickets are primarily magnetic strip, however the ski product and some corporate programs are still manual. When the user presents a manual ticket at the desired venue, the operator of the venue cuts each ticket in half and mails it back to us together with an invoice billing us for the use of the venue, which we normally pay within ten (10) days of receipt.

RETAIL BUSINESS

Our retail gift ticket program is new and is being coordinated with WildCard Systems, Discover and InComm, and will enable retailers to activate our tickets at the cash register in exchange for payment. Like our corporate business, each gift ticket type provides the user with one admission to a variety of entertainment venues, including nearly 2,400 golf courses in all 50 States, Mexico and the Caribbean, 1,000 spas and 6,700 movie theaters in the United States. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded retail tickets will permit users to enjoy a specific one-time experience (such as golf or going to a spa or movie) at numerous locations or venues applicable to that experience. For example, by paying a uniform price for a Utix Golf Ticket (a proposed $49.99 for a retail sale), the gift giver enables the gift recipient to enjoy a round of golf at any one of nearly 2,400 participating golf courses, regardless of the variation in prices charged by an individual golf course. Therefore, our gift tickets do not have a specified dollar value tied to them, but instead designate a particular experience. Retail customers will be able to easily identify where the tickets may be used by viewing a directory attached to each ticket package or accessing our website, or by calling the customer service department. Based on our proprietary magnetic strip technology, when the ticket is redeemed at the golf course or other venue by the user, the venue will be paid their full published list price for the services they deliver. We believe that the key benefit to retailers is that there is no inventory or slippage cost associated with offering our tickets as they are not activated until checkout. With redemption on the Discover network, the venue is able to realize its full profit margin quickly.

Although not tied to a particular dollar amount, each of our gift tickets has a dollar value price range per our proprietary level and variable rate redemption tables. Therefore, if the venue's charge for golf or spa experience exceeds such range, the user can, either online or by merely dialing a toll-free telephone number (listed on the ticket), charge his or her credit card to add additional ticket upgrades to the prepaid gift ticket, thus expanding the number of golf and spa venues available for ticket redemption. For example, if the gift recipient would like to play a round of golf at one of our participating premium golf courses whose charges exceed our standard gift ticket range, the gift recipient may opt to purchase an upgrade to the gift ticket that he or she received to allow entry into a premium golf course.

Upon activation at retail, the retailer and integrator earn a commission that is a negotiated percentage of the retail price up to 14% and becomes obligated to pay us for the sale. The retailer pays us a fixed price for the gift tickets, so if the retailer sells below our suggested retail price, any shortfall is covered by the retailer. The payment made by the retailer will be held in an escrow account that is utilized for ticket settlement via the Discover merchant payment system. We expect to receive gross profit from the sale of our retail products from an estimated average margin of 2% to 6% on tickets that are redeemed by the consumer and an estimated average "breakage" of 28%, which is the percentage of all tickets that are never used and not returned for exchange. These projected margin and breakage percentages were based on our historical performance in selling corporate tickets since 1986 and validated by the test marketing of our retail product.

We determine our margin for redeemed gift tickets by taking the retail price and subtracting from it the venue's list price, the commission paid to retailers and the cost for producing the gift tickets, as well as any processing cost. For example, if we sell our Utix Golf Ticket at retail at $50, the golf venue's list price for a round of golf is $38, the commission paid to retailers is $7.00 (14% of retail price), and the cost for producing and processing a Utix Golf Ticket is $2, then our gross margin is $3.00 or 6%. For tickets that were never used and not returned for exchange, we do not have to subtract the venue's list price since the experience was never claimed. Therefore, we determine gross profit on breakage by taking the retail price and subtracting from it only the commission paid to retailers and the cost for producing and processing the gift tickets.


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

OPERATIONS

We have been named an official ticket issuer by Discover Financial Services and have executed an exclusive partnering agreement with WildCard Systems, Inc., one of the leading credit card processors, for ticket development and processing. As part of our multi-year contract with Discover Financial Services, we have received a commitment for minimum ticket purchases totaling $500,000 for the first two years for use in Discover's promotional activities. Other than granting to Discover a volume discount of 12% off the retail price, we treat Discover like any other retailer from which we collect our gross margin and breakage percentages.

Our technology partner, Wildcard Systems, has worked with us to enhance the proprietary software and processing and magnetic strip technology to enable each of our subscribing venues to charge its regular price to ticket users for the lifestyle experiences they provide and seamlessly receive immediate payment under the Discover payment network. We have entered into a contract with InComm to act as integrator for our initial entry into the national retail market.

We presently outsource the production of our products, consisting of plastic ticket cards, directories and packaging components. Although we have arrangements with specified vendors, there are other vendors that can provide the same services at competitive prices. We have made arrangements with Display Pack, a production and fulfillment company located in Grand Rapids, Michigan, to assemble our retail magnetic strip tickets, retail packaging and ticket directories and ship them to our retail customers. We have not entered into any written agreement with Display Pack and order the assembly and shipping of our products on an as-needed, per unit basis. WildCard Systems oversees the ticket manufacturing. Tam-Art, Inc. produces the ticket directories. We have not entered into any written agreement with Tam-Art, Inc., and order directories through standard quote and purchase order arrangements on an as-needed, per unit basis. We also outsource the larger corporate programs to Fulfillment America. As a result of this outsourcing strategy, to date we have been able to keep our in-house costs low. Order processing, tracking, fulfillment and customization for corporate sales is completed in-house and managed by a single manager. We have contracted with the Display Pack to outsource production, packaging and fulfillment of our retail magnetic strip tickets for the launch into retail channels. In October 2004, we shipped over 600,000 ticket packages to various distribution centers and retailer locations for the year end 2004 Holiday season. Over the next twelve months, we expect to ship well over 1,000,000 units. However, our ability to meet this shipment schedule will depend upon our ability to obtain additional financing and the required resources.

We intend to sell our Golf/Ski/Spa/Movie tickets directly to consumers through major mass-market national retail chains in the food, drug, mass and specialty channels. Under such agreements, the retail chain typically agrees to stock our tickets at selected locations and make payments to us upon confirmation of actual consumer purchases. We commenced test marketing of our Universal Golf tickets to retail consumers in June 2003. In fiscal 2004, we recognized revenue of approximately $300,000 associated with the retail test program.

We are targeting impulse gift purchasers who are willing to spend $20 to $70 and are seeking to give a unique and more thoughtful gift experience. By using the portfolio of prepaid experiential gift ticket products already established by our corporate business and gaining retail placement via our existing distribution channels, we believe we will be able to continue to develop new prepaid product experiences with participating venue partners for the retail gift ticket industry in a cost-effective manner.

With over 44 million golf enthusiasts and over 500 million rounds of golf played annually in the United States according to the National Golf Course Owners Association, National Golf Foundation and ESPN source guides, we believe that golf gift giving is a sustainable market. We are targeting the purchasers who will be buying gifts for these enthusiasts.

      o In the future and in addition to our Golf/Ski/Spa/Movie Utix tickets, we believe that we have numerous product extension opportunities in the experiential gift business. For example, those brands and associations that market to avid lifestyles such as adventure travelers, sports enthusiasts, hobbyists and


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

            young adults and teens can provide access to these favored activities (such as fishing, diving, bowling, hunting, camping, equestrian, golf range practice, racing and mountain biking) with prepaid gift tickets provided via the retail platform and payment network. We intend to continue to test market various gift ticket programs to establish our brand and optimize our retail exposure.

STRATEGIC GOALS

Our principal strategic goals are to establish Utix prepaid experience tickets as the next generation of prepaid products, thereby increasing our revenues and profits. We intend to achieve this objective in our core corporate and retail sales channels, both of which we support through common processing methods. We specifically intend to:

      o     increase the number of corporations, marketing & affinity companies,
            promotional  agencies,   member  reward  organizations  and  related
            business clients subscribing to our products and services; and

      o build a nationwide retail brand presence through mass marketing, co-branding of our products through leading retail chains, and special marketing promotions.

We plan to utilize a national public relations firm to generate video and written news releases to educate consumers about our product and coordinate in-store and local or regional promotional event marketing. Our marketing efforts will primarily involve print media coverage, PR event marketing and radio. In addition, we are planning in-store merchandising that will include product shelf materials such as message boards and handouts, and participation in in-store print flyers and newspaper inserts.

We hope to implement our strategy based on the following internal and industry factors:

      o we believe that our new prepaid ticket patent applications coupled with Wildcard's proprietary encoding and processing systems and technologies represent an innovative marketing concept that turns "dollars into tickets and ultimately experiences;"

      o in contrast to typical dollar value gift cards limited to one store or retail chain, our tickets allow access to one of a number of competitive user venues;

      o we believe that our magnetic strip and software technology will enable venues that traditionally could not accept prepaid tickets to effect transactions on our Utix products without the cost of additional hardware and software at the point-of-sale;

      o over the past eighteen years we have maintained a corporate ticket business with nationwide venue coverage and earned an excellent reputation for our products and services with a number of large Fortune 1,000 companies that have been repeat customers for many years;

      o the launch of our retail ticket comes at a time when, as a result of new technology, the market for prepaid gift-card products is rapidly expanding. According to Card Management Magazine, a banking and credit card finance trade publication, by the end of 2004, it is expected that the pre-paid card and gift certificate business will generate over $100 billion in consumer payment volume, representing a 235% increase over 2002; and

      o increasing space in the shopper aisles for gift card products is a business strategy many retailers are following to increase the average amount their customers spend per store visit.


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

THE INDUSTRY

Sales of prepaid gift cards are projected to hit $55 billion this year, up 22% over a year ago, according Tower Group, a Needham, Massachusetts research firm owned by MasterCard. One consumer survey from financial consulting firm Deloitte & Touche indicated the cards are likely to be the top gift purchase item this year, edging out apparel for the first time.

The vast majority of cards being sold are issued by retailers, but bank-issued cards are rapidly gaining in popularity because they can be used so many places. (Exceptions include online and phone airline ticket purchases and reservations for hotel and rental cars.) Bank-issued cards are expected to account for 13% of gift card sales this year, rising to 35% in 2007, according to Tower Group.

Videostore chain Blockbuster is credited with introducing the first gift card in 1996, a mere eight years ago. Gift card sales have exploded since, hitting $45 billion last year and forecast to grow to $89 billion in 2007, according to Tower Group.

WildCard Systems, Inc. has also benefited from these market trends. They now process over $3 billion annually in retail gift cards. The increase was generated primarily from the launch of four new retail gift card programs for Bank of America, Marriott Hotels, Simon Property Group and First National Bank of Omaha. The services provided by WildCard to their other clients are similar to the services provided to us in that our ticket will also ride the rail of existing merchants and bear product specifications such as expiration date. All of WildCard's other clients, however, provide stored value gift cards, whereas Utix is the only prepaid experience gift ticket partner with, or client of, WildCard whose product is not tied to a dollar value.

COMPETITION

In the past decade, stored value cards have made a significant impact in the marketplace thanks to the continued penetration of credit cards in traditional cash and check locations (i.e. gas stations, movie theatres, supermarkets, convenience stores and others). The first popular application of these stored value products were pre-paid telephone cards. The advent of debit cards and EFT (electronic funds transfer) products helped opened the possibilities of stored value products at proprietary store point-of-sale terminals.

Many retailers began creating stored value products as proprietary card programs through their merchant processors. First Data Systems, the nation's largest card processor, was among the first to pioneer this effort. Successful examples include the Blockbuster Video, Home Depot and Starbucks gift card products.

In the past five years, store value cards have proliferated with the magnetic strip capability provided by MasterCard and Visa to its member banks. In particular, Bank of America has introduced a Visa stored-value card possessing incremental dollar amounts of between $10 to $100 that have become popular in large retail distribution channels such as supermarkets, convenient stores and drug store chains. The front card face can also feature a Happy Birthday, Congratulations, Happy Anniversary, or other "best wishes" themes. Under MasterCard and Visa rules, stored value cards registering the Bank Card Association marks on the card face require that they be universally accepted at the millions of MasterCard and Visa merchant locations worldwide.

Even as stored value cards continue to become popular financial payment vehicles in the marketplace, paper gift certificates still represents the majority of all pre-paid transactions made in the US. Although we believe that prepaid gift cards will continue to make substantial inroads, paper gift certificates remain popular among large movie theatre chains, catalogers, music retailers, and large department store chains, as well as pre-paid vouchers with large hotel, restaurant and travel agency chains.

As noted above, the issuers of stored value cards can be divided into two categories: large brand companies (such as Blockbuster) and large banks (such as Bank of America). Although all of the above producers of stored valued cards and paper gift certificates have substantially greater infrastructure and financial resources than our company, we believe that we are uniquely positioned in this market because we are a hybrid of the two types of issuers. Our gift tickets are not limited to a store or a chain of stores (as is the case with the gift cards issued by large brand


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

companies) nor are they limited to a universe of venues where a bank-issued card can be used. Instead our gift ticket can be used nationwide at any of our participating venues, allowing independent venues to be part of a select universal prepaid ticket platform. Furthermore, we uniquely provide a prepaid experience that is not tied to a dollar value and know of no other gift card issuer that provides a prepaid experience that is not tied to a dollar value. Since we have no known direct competitors, we compete with the issuers of stored value cards and paper gift certificates for market share of prepaid gift purchases.

OUR PRODUCTS AND SERVICES

We currently offer five product groups with a variety of lifestyle tickets options and are developing additional lifestyle branded products. Our product offerings consist of:

Recreation Products

       Utix Golf Tickets            Useable at over 2,400 golf courses in all
                                    50 states, the Caribbean and Mexico

       SwingPack                    SwingPack includes a gift box with golf
                                    balls and tickets

       Utix Ski Tickets             Useable at over 200 mountains in the U.S.
                                    and Canada

Leisure

       Utix Spa Ticket              Launched in May 2004 with over 1,000
                                    locations in 48 states

       Utix Movie Ticket            Launched in the Summer of 2004. Useable at
                                    over 6,700 movie theaters.

INTELLECTUAL PROPERTY

In conjunction with WildCard Systems, we believe we have developed a business model and proprietary technology that uniquely identifies and segments merchants and specific lifestyle experiences. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. Based on information provided by Discover, we believe we are currently the only issuer on the Discover credit system able to offer prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated and competitive venues.

We currently rely on trademarks and confidentiality agreements to protect our brands and logos and our proprietary information, know-how and trade secrets. Our employees are required to enter into agreements providing for confidentiality, the assignment of rights to inventions made by them while employed by us, as well as for non-competition and non-solicitation during their employment term and for up to one year thereafter.

Our future success may significantly depend upon the level of patent protection obtained for our process primarily related to our variable rate redemption process and inclusion table concept. We filed for a patent in February 2004 and have a patent pending application.


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

RELATIONSHIP WITH WILDCARD SYSTEMS AND DISCOVER FINANCIAL SERVICES

WildCard Systems, Inc. is a technology leader in magnetic strip, host-based, stored-value cards used for electronic payment products and services. WildCard is certified by MasterCard, Visa and Discover as an endpoint on their networks and is authorized to issue cards bearing Visa, MasterCard, Discover, Cirrus and other payment marks. WildCard has developed a secure platform that supports client-configurable program management, cardholder account management, cash distribution and other essential services to banks and its business partners.

We selected WildCard as our technology and transaction processing partner for the retail rollout of our tickets platform for a variety of reasons, the most important being WildCard's commitment to build our proprietary technology and software. WildCard has allocated resources for its proprietary technology and infrastructure costs to launch our new line of retail gift tickets. Furthermore, as a result of our relationship with WildCard, we were authorized as an official issuer for Discover Financial Services as of January 2004. Discover has also allocated meaningful co-marketing resources and monies toward the launch efforts and venue relations management.

Other prepaid credit or gift cards for one-time use are limited in that the amount charged on the card by the user must correspond to the credited amount prepaid on the card. In contrast, the WildCard/Utix proprietary software, processing and magnetic strip will enable the retailer selling our Utix Tickets(TM) to activate the ticket by swiping it though a standard credit card reader. Simultaneously, this technology permits all of the nationwide venues (golf course or spas) in our program charging a variety of list prices for their green's fees and other charges, to swipe the ticket when it is presented by the consumer and receive immediate payment and credit under the Discover payment network. We have established a joint account with WildCard under which the retailer, upon selling one of our tickets to consumers, will remit the agreed upon payment to us within four days from the date of sale. At such time as the ticket is redeemed by the user at the designated venue, the Discover payment system remits payment electronically to the venue within 24 hours from the date of redemption. These financial and technology partnerships make our tickets scalable in a dramatic fashion for the first time in our history.

In April 2003, we entered into a development agreement with WildCard for the specification and establishment of our Utix Ticket programs. We also entered into a separate services agreement under which WildCard will exclusively manage the processing of transactions. Pursuant to the services agreement, we must maintain sufficient funds in an account maintained by Utix and Wildcard to fund cards issued by us. WildCard may terminate the services agreement immediately by written notice if, among other things, we do not pay the fees and expenses due to WildCard, we fail to fund the account maintained by WildCard to fund the issuance of cards by us, or bankruptcy proceedings are commenced by or against us.

Under the terms of our agreements, WildCard manages the production and manufacturing of our retail gift tickets. WildCard's services include ticket manufacturing, customer service (24 hours per day, 7 days per week), interactive voice recognition, the fulfillment of Discover customer service requirements, and ticket holder services; and the tracking of expiration dates, ticket quantities, ticket purchases online for ticket value add-ons, and return/exchange information. We receive preferential pricing through a discount of approximately 15% on the cost of production and delivery of the tickets. Our agreements provide that WildCard receives designated percentages ranging from 70% to 100% of the activation, reporting, redemption and customer services costs attributable to each card transaction on the Discover network. These percentages reflect our payment of WildCard's standard processing fees for the activation, reporting, redemption and customer services, which range from a total of $1.01 to $1.70 per ticket depending on the nature of the transaction. We also share with WildCard 2.25% of all magnetic strip redeemable ticket revenue.

STAFFING


As of the date of this  prospectus,  we employed 26 persons,  23 full-time and 3
part-time,   including  our  executive  officers.   None  of  our  employees  is
represented by a labor union. All key employees are required to sign confidentiality and non-compete agreements. Our sales and marketing staff consists of seven full-time sales executives, one business development manager, one marketing director and approximately fifteen broker and agency relationships. There is a dedicated customer service and sales support staff of four full-time staff members. We intend to begin adding both outsource capabilities and in-house staff with the anticipated growth in our mass distribution channels.

Venue relations and database management has two dedicated employees and utilizes outsourced telemarketing and IT support. Currently, rate information, contact data, and general location information for over 10,000 individual locations is maintained by Utix operations.

Customer service for ticket recipients is primarily outsourced with WildCard Systems, Inc. Corporate and some retail customers and promotional agencies are served by two Utix full-time customer service staff members.

IT, finance and order processing is currently overseen by a corporate controller with one full-time and three part-time accountants and a manager of IT applications. We intend to have a full-time IT specialist in the near term.

Fulfillment is currently overseen by an operations manager with one order processing and fulfillment employee. We have recently established an outsource agent, Fulfillment America, to assist with large volume and custom program fulfillment.

Marketing coordination is being managed by one full-time director, and a marketing associate, with supervision of multiple graphic, communications and brand specialty outsource agencies.

PROPERTIES

Our principal executive office is located in approximately 2,900 square feet of rented space located at 170 Cambridge Street, Burlington, Massachusetts. We pay approximately $4,000 per month in rent under a five-year lease with an unaffiliated third party that commenced in September 2000. In addition, we recently (November 2004) rented 4,000 square feet of additional office space at 8 New England Executive Park, Burlington, Massachusetts under a five-year lease with an unaffiliated third party. The monthly rental payment on that lease is approximately $5,900.

LEGAL PROCEEDINGS

We are not aware of any material legal proceedings against us, whether pending or threatened.

                                   MANAGEMENT

            The following table sets forth the name, age and position of each of the members of our board of directors and executive officers as of the date of this prospectus:

NAME                  AGE       POSITION

Jonathan Adams        59        Co-Chairman of the Board of Directors

Charles Lieppe        60        Co-Chairman of the Board of Directors

Anthony Roth          40        President, Chief Executive Officer and Director

Steven Apesos         51        Executive Vice President

Peter Flatow*         60        Director

John Burns            62        Chief Financial Officer, Treasurer and Secretary


Cynthia Cronan        43        Chief Accounting Officer, Corporate Controller
                                and Asst. Treasurer


Anne Concannon*       53        Director

Gerald Roth           75        Director

Robert Powers         51        Director

Robert Corliss        52        Director

* Mr. Flatow and Ms. Concannon resigned from our board of directors effective January 3, 2005.

            JONATHAN ADAMS has served as Chairman of the Board of Corporate Sports since its inception in 1986 and as Co-Chairman of the Board of Utix since November 2003. Together with Anne Concannon, Mr. Adams co-founded, managed and operated Corporate Sports Incentives for fifteen years. During his career, Mr. Adams was President, Chief Executive Officer and Founder of International Micrographics Inc., a wholesale distributor of microfilm consumables founded in 1982, A&J Realty Trust, an owner and manager of real estate founded in 1988, and The Sharper Edge, a distributor of ski-sharpening equipment founded in 1990.

            CHARLES A. LIEPPE has served as Co-Chairman of the Board of Directors of Corporate Sports since October 2003 and Co-Chairman of the Board of Directors of Utix since November 2003. From January 2002 to September 2003, he was a member of the Advisory Board of Corporate Sports. From August 1999 to August 2003, he was an independent business consultant in Gulfstream, FL. From June 1997 to June 1999, he was President and Chief Executive Officer of DBT Online, Inc. in Boca Raton, FL, a New York Stock Exchange traded online information company. From January 1996 to May 1997, he served as President and Chief Executive Officer of Nabisco International in New York, NY. From January 1991 to December 1995, he was Chief Executive Officer of Berol Corporation in Nashville, TN, a manufacturer of writing instruments, school supplies and art products. From June 1989 to December 1990, Mr. Lieppe was President and Chief
Operating Officer of Westpoint Pepperell, a manufacturer of consumer and commercial bed and bath products. From 1968 to 1989, he was employed in various capacities leading to Vice President, and General Manager of Procter & Gamble. Mr. Lieppe received his B.A. and MBA from Columbia University in 1966 and 1968, respectively.

            ANTHONY G. ROTH has served as the President and Chief Executive Officer of Corporate Sports since January 2002, and of Utix since November 2003. Mr. Roth is the nephew of Gerald Roth, a member of Utix's board of directors. From May 1999 to December 2001, Mr. Roth served as President of Moonstruck Chocolatier, Eclipse Management Group in Portland, Oregon, a national manufacturer, distributor, & retailer of gourmet chocolate products. From 1997 to 1999, Mr. Roth was Executive Vice President of Naturade, Inc. in Irvine, CA, a national manufacturer/distributor of over 200 nutritional hand and body products. From September 1996 to February 1997, Mr. Roth was President of Performance Nutrition, Inc. in Dallas, TX, a formulator and sales/marketing company of nutritional products.

            From October 1995 to August 1996, Mr. Roth served as President of Roth Financial Group, Inc. in Champaign, IL, a business development and finance consulting firm. He was Vice President, Branch Manager at Merrill Lynch in Champaign, IL from May 1994 to Sept. 1995. From November 1992 to May 1994, Mr. Roth was Vice President of Hilliard Lyons, Inc. in Champaign, IL, a retail brokerage firm. A 1986 graduate of the University of Illinois, with a B.S. in Agricultural Economics, Mr. Roth also completed an advanced degree from the New York Institute of Finance in 1988.

            STEVEN M. APESOS has served as Executive Vice President and Managing Director for Affinity & Partnerships and general business development for Corporate Sports since April 2002, and Executive Vice President of Utix since November 2003. He created the Universal Golf Ticket(TM) Visa card product opportunity and has managed the program since inception. From July 1996 to April 2002, he served as Senior Vice President, Business Development at First USA Partners in Wellesley, MA. From 1990 to 1996, he was progressively Vice
President, Public Relations and Vice President, Sponsorships at MasterCard International in Purchase, NY. Previously, he was Vice President, Public Relations for Manning, Selvage and Lee, Inc. in New York, NY, where he worked on such notable campaigns as the I LOVE NEW YORK Tourism Promotion Campaign, and managed the VISA Olympic Program ("VISA Its Everywhere You Want To Be"). Mr. Apesos earned his B.A. from University of California Los Angeles in 1976.

            PETER FLATOW has served as a Chief Marketing Strategist and a Director of both Corporate Sports and Utix since December 2003. Mr. Flatow's career in consumer marketing includes over twenty years of experience in various executive capacities with Bristol-Myers Squibb Company, Lever Brothers Company and Johnson & Johnson, including serving as Director of Corporate Development, Consumer Products for Bristol-Myers Squibb. For the past fourteen years, Mr. Flatow has been the founder and is the President of CoKnowledge, Inc., a brand and product development marketing consulting business. Prior thereto he gained considerable consulting experience as President of BrainReserve and Ryan Management Group, where he successfully consulted in consumer product development for a variety of client companies, including a number of Fortune 50 companies. Mr. Flatow has been quoted and published in a number of advertising and business publications, including The Wall Street Journal and Business Week and is a guest lecturer at the Yale University School of Management.

            JOHN BURNS has served as Chief Financial Officer and Treasurer of Utix since January 2004 and as corporate Secretary since May 2004. Mr. Burns had served on a consulting basis as the Chief Financial Officer of Utix since November 2003, and on a consulting basis in the capacity as the Chief Financial Officer of Corporate Sports since September 2003. From August 2000 to January 2004, he has also been a principal of C & J Solutions in North Andover, MA, a financial consulting firm. From 1983 to 2000, Mr. Burns served in various financial positions, including Chief Financial Officer beginning in 1997, for Arthur D. Little, Inc. in Cambridge, MA, a management and technology consulting company. Mr. Burns earned his B.S./B.A. from Boston College, Chestnut Hill, MA, in 1964 and his MBA in 1973 from Babson College, Wellesley, MA. Previous positions include Treasurer of ITEK Corporation responsible for investor relations, financial strategy, and risk management (1972-1983), and an auditor for Peat Marwick & Mitchell (1969-1972).

            CYNTHIA A. CRONAN joined Utix as Corporate Controller and Assistant Treasurer in February 2004. From August 2000 to January 2004 she served as a principal of C&J Solutions, a financial consulting firm in North Andover, MA. From May 1984 to August 2000 Ms. Cronan served in various financial positions, including Vice President and Corporate Controller beginning in 1999, for Arthur
D. Little, Inc., a management technology consulting firm in Cambridge, MA. Ms. Cronan earned a B.S. in Computer Information Systems, an A.S. in Accountancy and an A.S. in Management (with Honors) from Bentley College, Waltham, MA, in 1984. In 1997 she was awarded an MBA from Babson College, Wellesley, MA.

            ANNE CONCANNON, together with her business partner Jonathan Adams, has started and operated Information Technologies, Inc., founded in 1976, International Micrographics, Inc., founded in 1982, A&J Realty Trust, founded in 1988, and The Sharper Edge, founded in 1990. Both Information Technologies and International Micrographics were wholesale distribution company for microfilm papers and toners. Ms. Concannon has served in many areas of operations as well as sales for Corporate Sports. Together with Don Hughett, Ms. Concannon manages Utix's long-standing corporate client base of over 1,000 accounts. Ms. Concannon is now focused on corporate sales and works from a home office. Ms. Concannon earned a B.A. in Psychology and Sociology from The University of Massachusetts in 1972.

            GERALD ROTH co-founded Corporate Sports in 1986 with Jonathan Adams and Anne Concannon. Mr. Roth is the uncle of Anthony Roth, the President and Chief Executive Officer of Utix. His original efforts were in the area of securing ski resorts and golf courses. Mr. Roth is also the founder and Chairman of Bulbman, Inc., an international light bulb distribution company located in Reno, Nevada that employs 85 people and is one of the largest specialty bulb distributors in the world.


            ROBERT POWERS has served as a Director of Corporate Sports since September 2003 and as a Director of Utix since November 2003. Mr. Powers is CEO of Metro International's US operations since 2004. Metro is one of the largest and fastest growing newspapers in the world. Previously he was co-founder and partner of Applied Value Corporation, an international management consultancy firm headquartered in Lexington, MA. From 1982 to 1999, Mr. Powers was employed by Arthur D. Little, Inc. in Cambridge, MA, a management and technology consulting firm, where his most recent role was Vice President of Finance and Operations for their North American business. Prior to that he had a similar role in support of the firm's European operations. Mr. Powers earned his B.S./B.A. from Babson College, Wellesley, MA in 1975 and his MBA from Suffolk University, Boston, MA in 1979.


            ROBERT J. CORLISS is the President and CEO of The Athlete's Foot, the world's largest franchisor of athletic footwear. Mr. Corliss joined The Athlete's Foot in 1998, following a career of over 25 years as an executive and entrepreneur in the retail industry. In 2003, Mr. Corliss, along with members of the senior management team, purchased The Athlete's Foot from Group Rallye. Prior to joining The Athlete's Foot, Mr. Corliss was the founder, president and CEO of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Mr. Corliss was successful in broadening global distribution and virtually doubling the size of Bike Athletic over a three-year period. Earlier experience includes leading the successful turnaround and eventual sale of Herman's Sporting Goods, Inc. as President and CEO. At the time, Herman's generated approximately $700 million annual revenue and was the leading sporting goods retailer in the world. Mr. Corliss also served as principal and managing director of Senn-Delaney Management Consultants, the largest retail-consulting firm in the United States. In his five years with the company, Mr. Corliss founded London-based Senn-Delaney International. Mr. Corliss is active in the sporting goods industry and serves on the Board of Directors with The American Running Association and the Sporting Goods Manufacturers Association. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and Chairman of the National Retail Federation Foundation. He also serves on the Board of

Directors for The World Federation of the Sporting Goods Industry, is a member of the Professional Advisory Board for St. Jude Children's Research Hospital, and is both an Advisor and Adjunct Professor for Emory University's Goizueta Business School.

AUDIT COMMITTEE

On December 26, 2003, the Board of Directors established an Audit Committee, which consists of three or more directors, each of whom must be an independent director, as defined in the Charter for the Audit Committee. The Audit Committee consists of Robert Powers, as Chairman of the Committee, Charles Lieppe and Gerald Roth, each of whom meet the definition of "financial expert" as that term is defined by the Securities and Exchange Commission and as required by the Sarbanes-Oxley Act of 2002. Members of the Committee are appointed by the Board of Directors and, unless otherwise directed by the Board of Directors, serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Audit Committee will meet at least four times annually and more frequently as circumstances dictate.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; (vi) our auditing, accounting, and financial reporting processes generally; and (vii) the performance of such other functions as the Board of Directors may assign from time to time. The Audit Committee has the authority to:

      o make recommendations to the Board of Directors regarding the appointment or replacement of independent public accountants;

      o confer with our independent public accountants regarding the scope, method and results of the audit of our books and accounts;

      o     review  our   financial   reporting   process  and  the   management
            recommendations made by our independent public accountants;

      o     recommend and implement any desired changes to our audit procedures;
            and

      o perform such other duties as the Board of Directors may from time to time direct.

COMPENSATION COMMITTEE


On December 26, 2003, the Board of Directors established a Compensation Committee, which consists of three or more directors, each of whom must be an independent director, as defined in the charter for the Compensation Committee, and a "Non-Employee Director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee consists of Charles Lieppe, as Chairman of the Committee and Jonathan Adams. Members of the Committee are appointed by the Board of Directors and, unless otherwise directed by the Board of Directors, serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Committee will hold at least two meetings per year or more frequently as circumstances dictate.


The purpose of the Compensation Committee is to: (i) assist the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers; (ii) to establish and put into practice competitive compensation programs to attract, retain and motivate qualified senior executives and to align those executives' financial interests with the interests of our stockholders; and
(iii) to produce the annual report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee has the authority to:

      o establish (i) the compensation (including salaries, bonuses and every other type of compensation that is not made available on a similar basis to our employees in general) of our Chief Executive Officer, (ii) compensation policies applicable to the our executive officers and (iii) the bases for the compensation of our Chief Executive Officer, including the facts and criteria on which it is based;

      o exercise all rights, authority and functions of the Board of Directors under our 2003 Stock Option Plan (the "2003 Plan"), which was adopted by the Board in November 2003, including, without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make other stock awards thereunder; provided that the Compensation Committee shall not be authorized to amend the 2003 Plan; and provided further, however, that the Board of Directors shall retain the right to exercise any such rights, authority and functions;

      o serve as the Administrator of the 2003 Plan, as that term is defined in the 2003 Plan;

      o recommend to the Board of Directors compensation arrangements for our non-employee directors and to establish such arrangements; and

      o perform such other duties as the Board of Directors may from time to time direct.

COMPENSATION OF THE BOARD OF DIRECTORS

Directors are reimbursed for expenses actually incurred in connection with each meeting of the board or any committee thereof attended. In addition, each non-employee director other than Mr. Lieppe received a grant under our 2003 stock option plan of options to purchase up to 100,000 shares, vesting in equal amounts over three years, at $0.40 per share in December 2003, and all non-employee Directors, other than Mr. Lieppe, received 100,000 incentive stock options exercisable at $0.35 per share vesting over three years in September 2004. In December 2003, Mr. Lieppe received an option grant of 1,000,000 shares at $0.40 per share vesting over three years and in September 2004, Mr. Lieppe received two option grants of 1,000,000 shares and 25,000 shares respectively, both exercisable at $0.35 per share and each vesting over three years.

Jonathan Adams receives an annual salary of $75,000 to serve as our Co-Chairman of the Board of Directors.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

Our Certificate of Incorporation contains a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under the DGCL.

Our Certificate of Incorporation requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation earned during the fiscal year ended September 30, 2004 by our executive officers and directors. Other than the executive officers listed below, no other executive officers earned compensation exceeding $100,000 during the fiscal year ended September 30, 2004. Due to the inactivity of Utix Group, Inc. (formerly known as Chantal Skin Care Corporation) in fiscal years ended September 30, 2002 and 2001, there were no executive officers during that period.

                                             Annual Compensation            Long-Term Compensation
Name and Principal Position    Year          Salary         Bonus           Securities Underlying Options/SAR's (#)
                                                                            All Other Compensation
Anthony G. Roth                2004       $148,043 (1)      $25,000         1,785,000 (2)
President, Chief Executive                                                  0
Officer and Director

Steve Apesos                   2004       $107,585                          245,000 (3)
Executive Vice President for                                                0
Affinity and Partnership

(1) Effective November 13, 2003, Anthony G. Roth began receiving a base salary of $150,000 annually.

(2) 1,000,000 of these shares are issuable upon exercise of incentive stock options exercisable at $0.50 per share and vesting over four years, and 785,000 shares are issuable upon exercise of incentive stock options exercisable at $0.35 per share and vesting over four years.

(3) 100,000 of these shares are issuable upon exercise of incentive stock options exercised at $0.50 per share, and 145,000 shares issuable upon exercise of incentive stock options at $0.35 per share, all vesting over four years.

Columnar information required by Item 402(a)(2) of Regulation SB has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, the named executive officers required to be reported in the table during fiscal years 2001 through 2003.

OPTION/SAR GRANTS

The following table provides information regarding individual grants of stock options to each executive officer in Fiscal Year 2004.

                        Options             Exercise
        Name            Granted               Price              Expiration Date
--------------------------------------------------------------------------------

Anthony Roth          1,000,000--             $0.50                  12-31-13
                        785,000               $0.35                   9-8-14

Jack Burns              750,000               $0.35                   9-8-14
                         20,000               $0.40                  12-31-13
                        100,000               $050                    2-1-07

Steven Apesos          -120,000-              $0.35                   9-8-14
                         25,000               $0.35                   9-8-14
                        100,000               $0.50                  12-31-13

Cynthia Cronan          120,000               $0.35                   9-8-14
                         30,000               $0.50                   2-1-14

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END

None.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

None.

EMPLOYMENT AGREEMENTS

            Anthony G. Roth, our President and Chief Executive Officer, has a five-year employment agreement with us that became effective January 2, 2002 and was amended in November 2003. Pursuant to the amended agreement, Mr. Roth is paid an annual salary of $150,000 and was awarded a one-time bonus of $25,000 on November 13, 2003. Under this agreement, Mr. Roth is eligible for an annual bonus of up to 75% of his salary and is entitled to one-year severance if he is terminated by us without cause. If Mr. Roth is terminated following of a change in control, he will be entitled to two-years severance. Mr. Roth is also granted options to purchase 1,000,000 shares of our common stock at $0.50 per share and 785,000 options at $0.35 per share, both of which vest over four years pursuant to our stock option plan, which was adopted by our board of directors in November 2003.

            Mr. Roth has also agreed that he will not directly or indirectly disclose confidential information or otherwise engage in any activities competitive with our business for so long as he shall be performing services for us, and for three years thereafter. Furthermore, no amendment of Mr. Roth's employment agreement or other increases in compensation, bonuses, stock options, benefits or other transactions may be effected by us without the consent of a majority of the disinterested members on our board of directors and the affirmative approval and recommendation of not less than a majority of the three directors comprising the Compensation Committee.

            Mr. John F. Burns, Chief Financial Officer, Treasurer and Secretary has a change-in-control agreement that if he is terminated following a change in control, he will be entitled to two years of severance pay.

STOCK OPTION PLAN

            Pursuant to our 2003 stock option plan approved in November 2003 and which expires on November 13, 2013, options to purchase an aggregate of 10,000,000 shares of our common stock may be issued. In July 2004, the Board of Directors voted to increase the authorized options from 4,000,000 to 10,000,000. Of that amount, options to acquire 7,812,000 shares of our common stock have been issued at prices ranging from $0.35 to $0.50 per share as of the date of this prospectus.

The 2003 Plan is administered by the Compensation Committee. Options granted under the 2003 Plan are not generally transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2003 Plan vest in such annual increments as is determined by the Compensation Committee, typically in four equal annual increments for incentive stock options and three equal annual increments for non-qualified stock options. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the 2003 Plan shall be determined by the Compensation Committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date. The exercise price of incentive stock options for all other employees shall be not less than 100% of fair market value per share on the date of grant, and for consultants and non-employee directors, as determined by the

Compensation Committee of the Board of Directors. The maximum term of an option granted under the 2003 Plan may not exceed 10 years from the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our Common Stock beneficially owned as of the date of this prospectus by each person who beneficially owns more than five percent of our outstanding Common Stock, by each of our executive officers and directors, and by all of our executive officers and directors as a group. Unless indicated otherwise, the address of the beneficial owners is: c/o Utix Group, Inc., 170 Cambridge Street, Burlington, MA 01803.


The following information is based upon information furnished to us by either the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the Common Stock except as noted herein. For purposes of computing 'beneficial ownership' and the percentage of outstanding Common Stock held by each person or group of persons named above as of the date of this prospectus, under rules adopted by the Securities and Exchange Commission, shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of this prospectus, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. As of the date of this prospectus, we had 39,165,967 shares of common stock outstanding.


Name and address                                       Number of shares owned (1)       Percentage of shares owned
Jonathan Adams (2)                                              4,710,882                         12.03%
Roth Financial Group, Inc.  (3)                                 1,701,919                          4.32%
Anthony Roth (3)                                                1,701,919                          4.32%
Gerald Roth (4)                                                 1,513,112                          3.86%
Charles Lieppe (5)                                               652,930                           1.65%
Steven Apesos (6)                                                666,676                           1.69%
Robert Powers (7)                                                33,333                              *
John Burns (8)                                                   20,000                              *
Cynthia Cronan (9)                                                  0                              - - -
Robert Corliss                                                      0                              - - -
Joel Pensley
211 Schoolhouse Road
Norfolk, CT 06058 (10)                                          2,470,000                          6.31%
Rubin Family Irrevocable Stock Trust
25 Highland Boulevard
Dix Hills, NY 11746 (11)                                        2,837,500                          7.08%
New York Holdings, Ltd.
3 Daniel Frisch Street
Tel Aviv, 64731, Israel (12)                                    4,098,690                          9.77%
Strategic Development Partners, LLC
30 Rosalind Place
Lawrence, NY 11559 (13)                                         2,250,000                          5.58%
John Winfield & the InterGroup Corporation
820 Moraga Drive
Los Angeles, CA 90049 (14)                                      7,198,071                          9.99%
Hourglass Master Fund, Ltd.
505 Park Avenue, 5th Floor
New York, NY, 10022 (15)                                        2,210,000                          5.47%
All directors and executive officers as a group
 (9 persons)                                                    9,298,852                         23.13%

*     Less than one percent

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

(2) Does not include 250,000 additional shares that may be purchased for $0.35 per share upon the exercise of stock options that vest over four (4) years.

(3) These shares are registered in the name of Roth Financial Group, Inc. Roth Financial Group, Inc. is wholly owned by Anthony G. Roth and his wife. Mr. Roth controls the voting and investment power over the shares held by Roth Financial Group, Inc. Includes 250,000 vested options but does not include 750,000 additional shares that may be purchased, for $0.50 per share, or 785,000 additional shares that may be purchased for $0.35 per share by Mr. Roth upon exercise of qualified stock options vesting over a period of four years.

(4) Includes (i) warrants to purchase 36,298 shares at $0.207 per share at any time on or before November 13, 2008 granted in connection with a loan and (ii) 33,333 vested options. Does not include non-qualified stock options to purchase 66,667 shares at $0.40 per share, or 100,000 shares at $0.35 per share that vest over three years.

(5) Includes (i) 145,192 shares issuable upon exercise of warrants exercisable at $0.207 per share and (ii) 333,333 vested options. Does not include: 666,667 additional shares that may be purchased for $0.40 per share, 1,000,000 additional shares that may be purchased for $0.35 per share, or 25,000 additional shares that may be purchased for $0.35 per share, all upon exercise of stock options that vest over a period of three years.

(6) Includes (i) shares issuable upon exercise of warrants to purchase 24,199 shares at $0.207 per share granted in connection with a loan, (ii) shares issuable upon exercise of warrants to purchase 142,857 shares at $0.35 per share granted in connection with a loan and (iii) vested options to purchase 25,000 shares. Does not include 75,000 shares issuable upon exercise of incentive stock options exercisable at $0.50 per share, or 145,000 shares issued upon exercise of incentive stock options exercisable at $0.35 per share and vesting over four years.

(7) Includes 33,333 vested options but does not include non-qualified stock options to purchase 66,667 shares at an exercise price of $0.40 per share, or non-qualified stock options to purchase 100,000 shares at an exercise price of $0.35 per share and vesting over three years.

(8) Includes 20,000 shares of our common stock issuable upon exercise of currently vested options.

(9) Does not include 30,000 options granted in February 2004 exercisable at $0.50 per share and vesting over four years or 100,000 options granted in September 2004 exercisable at $0.35 per share and vesting over four years.

(10) Mr. Pensley resigned as President of Utix effective as of November 13, 2003. He purchased 1,825,000 shares from Nexgen Holdings Corp., a former stockholder in March 2004.

(11) Includes (i) 1,825,000 shares of common stock acquired for $0.001 per share in connection with the Share Exchange and in consideration for providing and arranging for $300,000 of debt financing for Corporate Sports, (ii) 112,500 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with a loan made in November 2003 (iii) an additional 150,000 shares of common stock issuable upon exercise of additional warrants issued in February 2004 in connection with an additional debt financing, and (iv) an additional 750,000 shares of common stock issuable upon exercise of additional warrants issued in January 2005 in connection with a renegotiation of such debt financings. See "Management's Discussion and Analysis or Plan of Operation - - Corporate Background." Margery C. Rubin, as trustee, holds voting and investment power over the securities held by the Rubin Trust.

(12) Consists of 2,662,500 shares of common stock and presently exercisable warrants to purchase an additional 1,976,190 shares of our common stock.

(13) Consists of 1,125,000 shares of common stock and presently exercisable warrants to purchase an additional 1,125,000 shares of our common stock.

(14) Purchased, with the InterGroup Corporation, an aggregate of 2,323,071 shares of our common stock as of February 10, 2005. In addition, John Winfield and the InterGroup Corporation purchased a note convertible into 2,875,000 shares of our common stock and John Winfield was issued a warrant to purchase 2,000,000. While both the note and the warrant are presently convertible or exercisable, as the case may be, each instrument provides that neither can be so converted or exercised, respectively, if such conversion or exercise would increase Mr. Winfield and the InterGroup Corporation's beneficial ownership above 9.99% of our shares of common stock. For purposes hereof, the percentage owned shall be calculated pursuant to Section 13(d) of the Exchange Act.

(15) Includes a note convertible into 1,250,000 shares of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between March 2003 and April 2004, Utix and Corporate Sports borrowed an aggregate of $1,945,000 from certain executive officers, directors, principal stockholders and other affiliates. Of these loans, the holders of an aggregate of $1,200,000 have agreed pursuant to an agreement in June 2004 to convert at $.35 per share upon effectiveness of our registration statement. Such loans are described below.

In March 2003, Corporate Sports borrowed $100,000 under a one-year line of credit provided by Charles A. Lieppe, as lender. Mr. Lieppe is Co-Chairman of our board of directors. Mr. Lieppe received a $1,000 fee on execution of the agreement and an additional $2,000 when Corporate Sports made its initial draw under the line of credit. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, are due and payable in March 2004, unless the agreement is extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. In consideration for consulting services previously rendered to Corporate Sports and as additional consideration under the $100,000 line of credit, Mr. Lieppe received five year warrants to purchase 0.5 shares of common stock of Corporate Sports. In November 2003, the line of credit note issued by Corporate Sports to Mr. Lieppe was cancelled and exchanged for a new 7% bridge note in the amount of $100,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase an aggregate of 48,397 shares of Utix Common Stock at an exercise price of $0.207 per share. The maturity date of the note was subsequently extended to March 31, 2005. The new note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $1.5 million. The note is unconditionally guaranteed by Corporate Sports and is convertible into shares of our common stock at Mr. Lieppe's option after December 2004. In consideration for the loan extension, Mr. Lieppe received a warrant entitling him to purchase 100,000 shares of our common stock at an exercise price of $.001 per share. In addition, in April 2004 we issued to Mr. Lieppe a secured subordinated note for $25,000 that is due December 31, 2004. The note bears interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we will pay a prepayment premium of 5% of the loan amount. The note is secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the note but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes that we issued in May 2004, Mr. Lieppe agreed to fully subordinate his right to payment under his note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Lieppe shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004, Mr. Lieppe agreed to convert his $25,000 note into 71,429 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of the registration statement that went effective on September 8, 2004.

In April 2003, Corporate Sports borrowed $75,000 under a one-year line of credit arrangement with Gerald Roth, as lender, on the same terms and conditions as the line of credit agreement with Charles A.

Lieppe. Mr. Roth is a member of our board of directors. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, are due and payable in March 2004, unless the agreement is extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. In consideration for providing this loan, Mr. Roth received five year warrants to purchase 0.375 shares of common stock of Corporate Sports. In November 2003, the line of credit note issued by Corporate Sports to Mr. Roth was cancelled and exchanged for a new 7% bridge note in the amount of $75,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase 36,298 shares of Utix Common Stock at an exercise price of $0.207 per share. The new note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $1.5 million. The note is unconditionally guaranteed by Corporate Sports and is convertible into shares of our common stock at Mr. Roth's option after December 2004. In consideration for the loan extension, Mr. Roth received a warrant entitling him to purchase 75,000 shares of our common stock at an exercise price of $.001 per share. Pursuant to an agreement in June 2004, Mr. Roth agreed to convert his $75,000 note into 214,286 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement.

In April 2003, Corporate Sports borrowed $50,000 under a one-year line of credit arrangement with Steven Apesos, as lender, on the same terms and conditions as the line of credit agreement with Charles A. Lieppe. Mr. Apesos is our Executive Vice President. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, are due and payable in March 2004, unless the agreement is extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of
Corporate Sports' existing and after-acquired assets and properties. In consideration for providing this loan, Mr. Apesos received five year warrants to purchase 0.250 shares of common stock of Corporate Sports. In November 2003, the line of credit note issued by Corporate Sports to Mr. Apesos was cancelled and exchanged for a new 7% bridge note in the amount of $50,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase 24,199 shares of Utix Common Stock at an exercise price of $0.207 per share. In addition, Mr. Apesos lent Utix an additional $10,000. The new notes aggregating $60,000 are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $1.5 million. The notes are unconditionally guaranteed by Corporate Sports and is convertible into shares of our common stock at Mr. Apesos's option after December 2004. In consideration for the loan extension, Mr. Apesos received a warrant entitling him to purchase 60,000 shares of our common stock at an exercise price of $.001 per share.

In a similar transaction in July 2003, Mr. Apesos lent to Corporate Sports an additional $50,000, which accrues interest at the rate of 9% per annum and matures in August 2006. In consideration for providing this loan, Mr. Apesos received five year warrants to purchase common stock of Corporate Sports. Pursuant to the Share Exchange Agreement described below, the note issued by Corporate Sports was cancelled and exchanged for a note issued by Utix under the same terms and conditions as the original note issued by Corporate Sports, and the warrants were exchanged for warrants to purchase 96,795 shares of our Common Stock at an exercise price of $0.517 per share. The note is unconditionally guaranteed by Corporate Sports and is convertible into 116,154 shares of our common stock at Mr. Apesos's option after December 2004. We can prepay the note prior to August 1, 2004 by providing Mr. Apesos thirty-days notice and paying a 10% premium. In addition, in April 2004 Mr. Apesos lent Utix an additional $25,000 and we issued him our $25,000 secured subordinated note that is due December 31, 2004. The note bears interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we will pay a prepayment premium of 5% of the loan amount. The note is secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the note but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes that we issued in May 2004, Mr. Apesos agreed to fully subordinate his right to payment under his note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Apesos shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes.

Pursuant to an agreement in June 2004, Mr. Apesos agreed to convert all of his notes, aggregating $135,000, into 385,714 shares of our common stock, at a conversion price of $0.35 per share. In consideration of such conversion, we agreed to reduce the exercise price of the 96,795 warrants issued to Mr. Apesos in July 2003 from $0.517 to $0.35 per share upon effectiveness of our registration statement. We provided the same exercise price reductions to all other holders of our warrants exercisable at $0.517 per share who agreed to convert our notes into common stock at $0.35 per share.

In August 2004, Mr. Apesos lent $100,000 to us under a sixty (60) day note which accrues at an interest rate of 12% per annum, and as of October 31, 2004 the loan is a demand loan.

In accordance with the terms of the Share Exchange Agreement, Robert M. Rubin committed to provide Corporate Sports with $300,000 of debt financing. In November 2003, the Rubin Family Irrevocable Stock Trust purchased $112,500 of our 7% bridge notes due November 2004, and Mr. Rubin arranged for unaffiliated persons to purchase an additional $187,500 of such 7% notes. All such notes are unconditionally guaranteed by Corporate Sports. As additional consideration for providing $112,500 of the $300,000 of loans, the Rubin Trust received warrants entitling it to purchase 112,500 shares of our common stock at an exercise price of $.001 per share. In February 2004, in connection with the sale of $350,000 of additional 7% notes due in November 2004, the Rubin Family Irrevocable Stock Trust lent us an additional $150,000, arranged for an additional $100,000 of loans and received warrants to purchase 150,000 shares of our common stock at $0.10 per share. Pursuant to an agreement in June 2004, the Rubin Family Irrevocable Stock Trust agreed to extend the maturity date of the November bridge notes and February bridge notes to October 1, 2005 in exchange for us allowing the Trust, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock, at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that the Trust will receive at least 100% of the principal and interest on resale of the shares. In August 2004, the Rubin Trust agreed to rescind the agreement to extend the maturity date ab initio.

In January 2005, we renegotiated the terms of an aggregate of $550,000 of our 7% notes due November 2004 with the Rubin Trust and three other investors introduced to us by Robert M. Rubin. Under the terms of the arrangement, the new 7% notes mature November 2005 and are convertible by the holders at any time into shares of our common stock at a conversion price of $0.35 per share. In addition, we issued to the holders of the notes five year warrants to purchase an additional 1,571,429 shares of our common stock at an exercise price of $0.35 per share. As a result the Rubin Trust (that had lent us $262,500) received its pro rata share of such warrants to purchase an additional 750,000 shares.

During fiscal year ended September 30, 2004, we paid Anne Concannon, a former member of our board of directors, $98,069 for her services as a Sales Executive. Ms. Concannon resigned as a member of our board of directors on January 3, 2005.

Our retail business strategy depends largely upon our development agreement and services agreement with WildCard Systems, Inc. Gary Palmer, who is the Chief Operating Officer and a Director of Wildcard Systems, joined our board of directors in December 2003. Mr. Palmer resigned as a member of our board of directors on December 14, 2004.

In November 2003 we borrowed $10,000 from Anthony G. Roth, our President and Chief Executive Officer, and issued our 7% bridge note due November 2004. In April 2004 we issued to Roth Financial Group, Inc., which is controlled by Anthony G. Roth, secured subordinated notes for an aggregate amount of $185,000 due December 31, 2004. The notes bear interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we will pay a prepayment premium of 5% of the loan amount. The notes are secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes that we issued in May 2004, Mr. Roth agreed to fully subordinate his right to payment under his note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Roth shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004 Mr. Roth and Roth Financial Group agreed to convert $175,000 of the total indebtedness owed to such persons into 500,000 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement.

In April 2004 we issued to Stephen A. Weiss, a member of the law firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, a secured subordinated note for $25,000 that is due December 31, 2004. The note bears interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we shall pay a prepayment premium of 5% of the loan amount. The note is secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the note but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes that we issued in May 2004, Mr. Weiss agreed to fully subordinate his right to payment under his note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Weiss shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004, Mr. Weiss agreed to convert his note into 71,429 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement.

In May 2004, we agreed to repurchase for $1,500, an aggregate of 1,500,000 of the 2,470,000 shares of our common stock owned by Joel Pensley at the time of the repurchase. We plan to cancel the 1,500,000 shares repurchased. Mr. Pensley was the former President and principal stockholder of Utix prior to the November 2003 share exchange. In partial consideration of the stock repurchase, we will issue to Mr. Pensley a five year warrant to purchase up to 750,000 of our shares of common stock at an exercise price of $0.15 per share. We also agreed within 30 days after the effective date of this prospectus to file a registration statement under the Securities Act covering the 970,000 remaining shares owned by Mr. Pensley as well as the 750,000 shares issuable upon exercise of his warrant.

In February, 2005, we raised $1,500,000 comprised of the sale of a $1,000,000 convertible promissory note to John Winfield and the InterGroup Corporation and 1,250,000 shares of our common stock at $0.40 per such share through Laconia Capital Corporation, a registered broker-dealer. In connection with these transactions, John Winfield and the InterGroup Corporation purchased 2,323,071 shares of our common stock from Anne Concannon a former member of our board of directors and 4 persons introduced to us by Great Court Capital, LLC purchased 1,000,000 such shares from Jonathan Adams, a present member of our board of directors, both in privately negotiated transactions. John Winfield also entered into an advisory agreement with us which provides, among other things, for his receipt of warrants to purchase 2,000,000 shares of our common stock at $0.55 per share, and a

6% commission any sales made by us to any purchaser of our products that he introduces to us.

In February 2005, we sold $600,000 in convertible notes through Gravitas, LLC, a registered broker-dealer. Gravitas acted as a placement agent for our shares of common stock in our "best efforts" public offering that were registered for resale in a registration statement that went effective September 8, 2004.

                            DESCRIPTION OF SECURITIES

GENERAL


            We are authorized by our certificate of incorporation to issue an aggregate of 100,000,000 shares of common stock, $.001 par value, and 25,000,000 shares of preferred stock, the terms and conditions of which are to be determined by our board of directors. Immediately prior to the filing of this registration statement, an aggregate of 39,165,967 shares of our common stock were issued and outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes.


            COMMON STOCK


            We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 39,165,967 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.


            Holders of our common stock:

      o have equal ratable rights to dividends from funds legally available therefor, if and when declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

      o do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

      o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

            If our shares of Common Stock are actively traded on a public market, they will in all likelihood be penny stocks. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            PREFERRED STOCK

            We may issue up to 25,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. As of the date of this registration, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.

            Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

            Convertible Notes

            In March and April of 2003, Corporate Sports entered into a one-year line of credit in an aggregate amount of $225,000 with three lenders. Corporate Sports is entitled to draw on the line of credit at its discretion so long as no event of default exists under the agreement. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, are due and payable in March 2004, unless the agreement is extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. As additional consideration under the line of credit, Corporate Sports issued five year warrants to purchase an aggregate of 1.125 shares of common stock of Corporate Sports. In November 2003, the line of credit note issued by Corporate Sports was cancelled and exchanged for a new 7% bridge note in an aggregate amount of $225,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase an aggregate of 108,894 shares of our Common Stock at an exercise price of $0.207 per share. The new note is subject to mandatory  prepayment  if, prior to such  maturity  date,  we complete an equity financing of at least $1.5 million. The note is unconditionally guaranteed by Corporate Sports and is convertible into shares of our common stock at the lender's option after December 2004. Neither we nor our subsidiary Corporate Sports, as guarantor, may make loans or incur, assume or guarantee any indebtedness, other than in the ordinary course of business, without the prior written consent of a majority of the lenders. In consideration for the loan extension, the lenders received warrants entitling them to purchase an aggregate of 225,000 shares of our common stock at an exercise price of $.001 per share. In June 2004, two of the lenders agreed to convert, at $.35 per share, $125,000 of their notes into 357,143 shares of our common stock upon effectiveness of our registration statement.

            Beginning in July 2003, Corporate Sports issued convertible notes in an aggregate amount of $470,000, which accrue interest at the rate of 9% per annum and mature in 2006. As additional consideration for providing this loan, the lenders received five year warrants to purchase an aggregate of 9.4 shares of common stock of Corporate Sports. Pursuant to the Share Exchange Agreement described above in "Certain Relationships and Related Transactions", the note issued by Corporate Sports was cancelled and exchanged for a note issued by Utix under the same terms and conditions as the original note issued by Corporate Sports, and the warrants were exchanged for warrants to purchase an aggregate of 909,869 shares of our Common Stock at an exercise price of $0.517 per share. The note is unconditionally guaranteed by Corporate Sports and is convertible into an aggregate of 1,091,843 shares of our common stock at the lender's option after December 2004. We can prepay the note prior to one year after the issue date of the note by providing the lender thirty-days notice and paying a 10% premium. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under his or her 9% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 9% notes. In June 2004, the holders of all $470,000 principal amount of these notes agreed to convert, at $.35 per share, such debt into 1,342,857 shares of our common stock upon effectiveness of our registration statement in consideration for which we reduced the exercise price of warrants to purchase 1,342,857 shares of our common stock from $0.517 to $0.35 per share.

            BRIDGE NOTES AND WARRANTS

            In accordance with the terms of the Share Exchange Agreement described above in "Certain Relationships and Related Transactions", we issued in November 2003 an aggregate of $600,000 of 7% bridge notes due November 13, 2004. Such notes are unconditionally guaranteed by Corporate Sports. Neither we nor our subsidiary Corporate Sports, as guarantor, may make loans or incur, assume or guarantee any indebtedness, other than in the ordinary course of business, without the prior written consent of a majority of the lenders. As additional consideration for providing the loan, the lenders received warrants entitling them to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $.001 per share. Pursuant to an agreement in June 2004, the holders of $155,000 of 7% bridge notes agreed to convert such notes, at $.35 per share, into 442,857 shares of our common stock upon effectiveness of our registration statement. Furthermore, pursuant to an agreement in June 2004, four of the holders of the notes issued in November 2003 aggregating $300,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these four note holders agreed to rescind the agreement to extend the maturity dates ab initio.

            In February 2004, an additional aggregate amount of $350,000 of 7% bridge notes were issued to three persons, including certain one of our principal stockholders. Such notes accrue interest at the rate of 7% per annum and are due and payable on the earlier of November 30, 2004 or out of any net proceeds in excess of $3.0 million that we may receive in connection with this offering or any other equity type financings consummated prior to November 30, 2004. We also issued to the lenders warrants entitling them to purchase 350,000 shares of our common stock at an exercise price of $0.10 per share. The warrants are subject to certain anti-dilution provisions, including weighted average anti-dilution adjustment in the event we issue and sell common stock or securities convertible or exercisable for common stock at a price less than $0.30 per share. We have the right to repurchase such warrants for $.01 each on 30 days prior written notice (subject to the holders right to exercise) if all of the following conditions are met:

            o Our common stock trades on the NASD Over-The-Counter Bulletin Board or another national securities exchange;

            o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption shall equal or exceed $0.30 per share; and

            o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements.

Pursuant to an agreement in June 2004, two of the noteholders aggregating $250,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these two note holders agreed to rescind the agreement to extend the maturity dates ab initio.

            In April and May 2004 we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, that are due December 31, 2004. The notes bear interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we shall pay a prepayment premium of 5% of the loan amount. The notes are secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under his or her 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. The notes have a provision requiring the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. Pursuant to an agreement in June 2004, the holders of $440,000 of such 10% notes agreed to convert, at $.35 per share, such debt into 1,285,714 shares of our common stock upon effectiveness of our registration statement.

            In May 2004, we issued secured 15% notes for an aggregate of $1,534,500 to eleven persons, some of whom are current shareholders of the Company. The notes are due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes are subject to mandatory prepayment prior to such maturity date, out of 50% of the net proceeds, if any, in excess of $2.5 million that we may derive from any one or more equity financings. If we prepay the notes after November 28, 2004, we are also obligated to pay as a premium one year's interest on the then outstanding balance of the notes, less any interest previously paid. The notes are secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which is senior to an aggregate of $1,405,000 of our notes that we issued between March 2003 and April 2004. We also issued to the lenders five year warrants entitling them to purchase 4,384,286 shares of our common stock at an exercise price of $0.35 per share. Commencing one year from the effective date of a registration statement covering the shares issuable upon exercise of the warrants, we have the right to repurchase such warrants for $.01 each on 60 days prior written notice (subject to the holders right to exercise) if all of the following conditions are met:

            o Our common stock trades on the NASD over-the-counter bulletin board or another national securities exchange;

            o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed 200% of the exercise price of the warrants;

            o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements; and

            o The average of the dollar value of our shares of common stock that trade on any securities exchange for the 60 trading days prior to the date we elect to redeem the warrants shall equal or exceed $75,000.

            In connection with the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 500,000 of our shares at an exercise price of $0.25 per share to an unaffiliated third party.

In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 1,142,857 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice. In July 2004 we notified Strategic Development Partners of our intention to cancel the financial advisory agreement. On August 9, 2004, we renegotiated a new arrangement with Strategic Development Partners, as evidenced by an amended and restated financial advisory agreement. Under the terms of the new arrangement:

      o we are free to seek debt and/or equity financing in the United States or elsewhere, either directly or through any investment banking firm or broker dealer of our choosing, and the financial advisory services to be provided by Strategic Development Partners are limited only to a proposed offering of our equity or equity type securities on the Alternative Investment Market (AIM) of the London Stock Exchange, which offering we do not intend to proceed with, if at all, until 2005;

      o if we complete an offering of our securities on the AIM through Strategic Development Partners at any time on or before June 30, 2005, in addition to a cash finders fee equal to $100,000 plus 5% of the gross proceeds received and warrants to purchase 5% of the securities we may sell at an exercise price of 110% of the per share offering price, we will issue to Strategic Development Partners, for $1,125, an aggregate of 1,125,000 shares of our common stock in lieu of the 1,142,857 shares of common stock in the original financial advisory agreement, which were never issued. In addition, if we receive proceeds of $2.5 million or more from the AIM financing, Strategic Development Partners would be entitled to receive warrants to purchase up to an additional 1,000,000 of our shares at an exercise price equal to $0.35 per share, and we will engage
            Strategic Development Partners as a financial consultant for a period of two years following the completion of the AIM financing and pay $15,000 per month under such consulting agreement;

      o     we have no  obligation  to  either  proceed  with  or  complete  the proposed AIM financing; however, if our board of directors determines, in the exercise of its sole discretion, not to seek an AIM financing, or we do not otherwise complete such AIM financing by June 30, 2005, we would be obligated to pay Strategic Development Partners as a "breakup" fee, 1,125,000 shares of our common stock for $1,125.

On December 28, 2004, we agreed with Strategic Development Partners to terminate the financial advisory agreement and all transactions contemplated thereby, effective as of November 30, 2004, and in connection therewith we further:

      o issued and sold to Strategic Development Partners, for $1,125, a total of 1,125,000 shares of our common stock;

      o issued additional five year warrants entitling Strategic Development Partners to purchase up to 1,125,000 shares of our common stock at an exercise price of $0.48 per share, which warrants contain cashless exercise features;

      o     agreed to register the 2,250,000 shares of common stock; and

      o     paid  to  Strategic   Development  Partners  a  termination  fee  of
            $125,000.

We have recently renegotiated the terms of the remaining $1,250,000 of 15% notes and accrued interest that are due in May 2005. In January 2005, effective as of December 31, 2004, we amended and restated the 15% notes to (a) eliminate the requirements to prepay the 15% notes out of proceeds of our recently completed public offering, and (b) extend the maturity date of all 15% notes to November 2005. In consideration for such financial accommodations, we agreed to issue to the remaining note-holders an aggregate of 2,604,167 additional warrants exercisable at an exercise price of $0.48 per share, agreed to eliminate any right to repurchase or cancel the original 3,571,429 warrants exercisable at $0.35 per share, issued to such investors in May 2004, and granted certain "cashless" exercise rights in such warrants. The Company also has the option to give the note holders the right to convert to common stock of the Company at $0.35 per share and the note holders have sixty (60) days to decide whether or not to convert. The Company agreed to file a registration statement no later than February 11, 2005 to register shares underlying the new warrants and the original warrants (a total of 9,750,025 shares of common stock).


In conjunction with the renegotiation of the terms of the 15% notes, we renegotiated the Strategic Development Partners agreement under which we agreed to issue and sell to SD Partners for $1,125 a total of 1,125,000 shares of common stock and also agreed to issue five-year warrants to purchase up to 1,125,000 shares of common stock at $0.48 per share. In addition, we agreed to register all these shares by February 11, 2005 in the registration statement to be filed under the Great Court Agreement. Finally we agreed to pay SD Partners a fee of $125,000.

In January 2005, we renegotiated the terms of an aggregate of $550,000 of our 7% notes due November 2004 with the Rubin Trust and three other investors introduced to us by Robert M. Rubin. Under the terms of the arrangement, the new 7% notes mature November. In addition, we issued to the holders of the notes five year warrants to purchase an additional 1,571,429 shares of our common stock at an exercise price of $0.35 per share.

POTENTIAL LIABILITY FOR POSSIBLE VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT ARISING FROM THE INTEGRATION OF CERTAIN 2004 FINANCINGS WITH THIS OFFERING. As discussed under the heading "RISK FACTORS" (see page 5 thereof) it is possible that certain of the transactions discussed above may be integrated with the public offering under the registration statement that went effective on September 8, 2004 and that these transactions, which occurred prior to such effective date, may be in violation of Section 5 of the Securities Act of 1933, as amended. We and our counsel believe that each of these transactions were exempt from registration under Regulation D of the Securities Act and should not be integrated, either individually or in the aggregate, with that public offering. If it were ultimately determined that any of our May and June 2004 financing transactions is required to be integrated with that public offering, such investors may have the right to rescind such transactions and we may be liable for penalties and/or damages.

TRANSFER AGENT

            The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

                           SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 13,813,091 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Subsequent to registration of 17,135,141 of our shares, approximately 8,217,935 will be restricted under Rule
144. There are 23,465,586 shares of our common stock that are subject to outstanding options or warrants to purchase common stock. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

We agreed to register for resale an aggregate of 37,430,725 shares of common stock issued to and issuable upon exercise of warrants issued to the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth the number of shares of common stock that may be offered for sale from time to time by the selling stockholders. The following table sets forth (i) the number of shares of common stock beneficially owned as of the date of this prospectus and prior to the offering contemplated hereby,
(ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholders. Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except for Laconia Capital Corporation and Gravitas, LLC, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares.

                                                                SHARES SUBJECT TO                      TOTAL       SHARES HELD AFTER
           NAME                                  SHARES OWNED        WARRANTS       % OWNERSHIP   SHARES OFFERED     THE OFFERING
New York Holdings, Ltd.                            2,662,500         1,976,190          9.77         4,098,690             0
Sol Kest                                                             1,235,119          3.06         1,235,119             0
Robert Kornstein                                    125,000           494,047           1.56          619,047              0
Avner Maloul                                        125,000           506,399           1.59          631,399              0
Allen Lowy                                          150,000           481,696           1.59          631,696              0
Shaykin Family Foundation                                             494,047           1.25          494,047              0

                                                                SHARES SUBJECT TO                      TOTAL       SHARES HELD AFTER
           NAME                                  SHARES OWNED        WARRANTS       % OWNERSHIP   SHARES OFFERED     THE OFFERING
Sidney Kessous                                                        988,096           2.46          988,096              0
Strategic Development Partners, LLC (1)           1,125,000          1,125,000          5.58         2,250,000             0
William Hayde                                                         500,000           1.26          500,000              0
Great Court Capital, LLC                                              250,000             *           250,000              0
Gravitas LLC (2)                                   625,000           1,460,730          5.13         2,085,730             0
Steve Binder                                                           43,300             *            43,300              0
Kevin Blackwell                                                       337,500             *           337,500              0
Martha Ballogg                                      96,795                                *            96,795              0
John Winfield                                     1,880,286          2,000,000          9.15         3,880,286             0
John Winfield IRA                                  718,750                              1.84          718,750              0
Intergroup Corporation                            2,599,035                             6.42         2,599,035             0
Laconia Capital Corporation                                           125,000             *           125,000              0
Hourglass Master Fund, Ltd.                       2,210,000                             5.47         2,210,000             0
Joan Quillen                                       250,000                                *           250,000              0
Steve Apesos
Executive Vice President (3) (4)                    474,620           167,056           1.63          641,676              0
Charles Lieppe,
Co-Chairman  of the Board of Directors (4) (5)      174,405           145,192             *           319,597              0
Gerald Roth,
Director (4) (6)                                    303,179            36,298             *           339,477          1,209,933
Paul Avery Jr. Revocable Trust (4) (7)              31,785             28,571             *            60,356              0
Mort Goulder (4)                                    912,739           500,000           3.56         1,412,739             0
George Schwenk (4)                                  79,465             71,429             *           150,894              0
James Kendall (4)                                   308,928           285,714           1.51          594,642              0
Michael Okun (4)                                    719,007           285,714           2.55         1,004,721             0
Phil St. Germain (4)                                498,382           242,857           1.88          741,239              0
Eric Robert Dmitrenko (4)                           96,809             28,571            *            125,380              0
Scott Dmitrenko (4)                                 40,238                               *             40,238              0
William and Cheryl Dumain (4)                       71,429             71,429            *            142,858              0
Walter Hemming (4)                                  142,857           142,857            *            285,714              0
Binoy Singh (4)                                     15,679             14,286            *             29,965              0
Varinder Singh (4)                                  15,679             14,286            *             29,965              0
Farooq Chaudhry (4)                                 47,036             42,857            *             89,893              0
Rubin Family Irrevocable Stock Trust (4) (8)       1,937,500          900,000          7.08          2,837,500             0
Charles  Warshaw Family Limited
Partnership (4) (9)                                 112,500           707,143          2.06           819,643              0
Mark and Jolene Bolender (4)                        50,000            142,857            *            192,857              0
Norman Friedman (4)                                 25,000             71,429            *             96,429              0
Peter Flatow (4) (10)                               50,000                               *             50,000              0
John Snyder (4)                                     40,238                               *             40,238              0

                                                                SHARES SUBJECT TO                      TOTAL       SHARES HELD AFTER
           NAME                                  SHARES OWNED        WARRANTS       % OWNERSHIP   SHARES OFFERED     THE OFFERING
Morris Effron (4)                                   10,000                               *             10,000              0
Dani Kline (4)                                      10,000                               *             10,000              0
Edward Clifford (4)                                 301,786                              *            301,786              0
George Georgiafandis (4)                            39,071                               *             39,071              0
Mathers Associates (4) (11)                                           100,000            *            100,000              0
Capital Access Group (4) (12)                       150,000                              *            150,000              0
Stephen A. Weiss (4)                                199,405                              *            199,405              0
Jay Kaplowitz (4)                                   87,500                               *             87,500              0
Arthur Marcus (4)                                   37,500                               *             37,500              0
William Fenimore (4)                                306,667                              *            306,667              0
Gary Knisely (4)                                    295,238                              *            295,238              0
David Friend                                        746,428           285,714          2.62          1,032,142             0
Leonard Vignola                                      3,571                               *             3,571               0
Howard Effron                                       200,000                              *            200,000              0
Harlan Waksal                                       335,667                              *            335,667              0
Bobbi & Steven Investment LLC                       71,429                               *             71,429              0
Gabriel Begnini                                     70,000                               *             70,000              0
Martha Gable                                        25,000                               *             25,000              0
Eugene Landry                                       22,738                               *             22,738              0
William M. Roth                                     20,000                               *             20,000              0
William J. Roth                                      5,000                               *             5,000               0
Bryant Active, LLC                                  437,500                             1.1           437,500              0
TOTAL SHARES REGISTERED FOR SELLING
STOCKHOLDERS                                                                                                               0

----------
*Less than one percent
(1) The name of the natural person in control of Strategic Development Partners, LLC is Ivan Berkovits.
(2)   The president of Gravitas, LLC is Whitney Quillen
(3) Does not include 100,000 shares issuable upon exercise of incentive stock options exercisable at $0.50 per share and vesting over four years.
(4) Have agreed that, without the prior written consent of our board of directors, they will not sell any of their shares being registered hereby until September 8, 2005.
(5) Does not include 1,000,000 additional shares that may be purchased for $0.40 per share by Mr. Lieppe upon exercise of stock options that vest over a period of three years.
(6) Does not include non-qualified stock options to purchase 100,000 shares at $0.40 per share that vest over three years.
(7) The name of the natural person who holds voting and investment power over the securities held by the Trust is Paul Avery.
(8) Includes (i) 112,500 shares of common stock issued upon exercise of warrants issued in November 2003 in connection with a debt financing and
      (ii) 150,000 shares of common stock issuable upon exercise of additional warrants issued in February 2004 in connection with an additional debt financing. The name of the natural person who holds voting and investment power over the securities held by the Trust is Margery C. Rubin. The Trust has agreed that it will not sell 1,825,000 of the shares until November 13, 2005, which is two years from the date of the issuance of these shares.
(9) Includes (i) 112,500 shares of common stock issued upon exercise of warrants issued in

      November 2003 in connection with a debt financing and (ii) 100,000 shares of common stock issuable upon exercise of additional warrants issued in February 2004 in connection with an additional debt financing. The names of the natural persons who hold voting and investment power over the securities held by the Trust are Charles Warshaw and Linda Warshaw.
(10) Does not include non-qualified stock options to purchase 100,000 shares at an exercise price of $0.40 per share, vesting over three years.
(11) The name of the natural person who holds voting and investment power over the securities held by the Mathers Associates is Norbert Zeelander.
(12) Capital Access Group, LLC is a privately owned company wholly-owned by Messrs. Lee Haskin and Ned Gelband.

                              PLAN OF DISTRIBUTION

GENERAL

            This prospectus relates to the resale of up to 37,430,725 shares, including shares that are issued or issuable upon the exercise of warrants that are held by certain selling stockholders identified in this prospectus. The selling shareholders have purchased their shares or may exercise warrants to purchase shares at per share prices ranging between $0.10 to $0.55 per share.

            We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders may sell their common stock from time to time at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. Selling shareholders owning 7,713,914 shares, or rights to acquire such shares, have agreed that, unless approved by our board of directors, they will not sell any of their registered shares until September 8, 2005.

            We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commissions and other similar expenses incurred by them.

            The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell their shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act.

            The selling stockholders, our placement agent and other brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

            From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker dealer acts as agent for the purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

            At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

            The selling stockholders and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

            To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York. Members of such law firm own an aggregate of 324,405 shares of our common stock.

                                     EXPERTS


The financial statements of Utix Group, Inc. (formerly known as Corporate Sports Incentives, Inc.) as of and for the years ended September 30, 2004 and 2003 appearing in this prospectus have been audited by Vitale, Caturano & Company, Ltd., Certified Public Accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


On December 26, 2003, upon receipt of approval of our Board of Directors, we engaged Vitale, Caturano & Company, Ltd., to serve as our independent certified public accountants for purposes of auditing our financial statements. We retained Kirwin & Hickey, CPAs, P.C. as our independent accountants to furnish tax and consulting services. During our two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging this accountant, neither we (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                       UTIX GROUP, INC. (FORMERLY KNOWN AS
                       CORPORATE SPORTS INCENTIVES, INC.)

                              FINANCIAL STATEMENTS
            Three Months Ended December 31, 2004 and 2003 (unaudited)
                   and Years Ended September 30, 2004 and 2003

--------------------------------------------------------------------------------

                                    CONTENTS

                                                                            PAGE

Independent Auditor's Report..............................................    1

Financial Statements:

     Balance Sheets.......................................................    2

     Statements of Operations.............................................    3

     Statements of Stockholders' Deficit and Comprehensive Income (Loss)..    4

     Statements of Cash Flows.............................................    5

     Notes to Financial Statements........................................  6-29

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders
Utix Group, Inc. (formerly known as
Corporate Sports Incentives, Inc.)
Burlington, Massachusetts

We have audited the accompanying balance sheets of Utix Group, Inc. (formerly known as Corporate Sports Incentives, Inc.) (the Company) (a Delaware corporation) as of September 30, 2004 and 2003, and the related statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency and a net stockholders' deficit, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VITALE, CATURANO & COMPANY, LTD.

November  23,  2004,  (except for Note 15, as to which the date is December  17,
2004) Boston, Massachusetts

UTIX GROUP, INC.
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                          DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
ASSETS                                                                        2004             2004              2003
                                                                          ------------     -------------    -------------
                                                                          (UNAUDITED)
Current Assets:
      Cash and cash equivalents                                           $  5,731,481     $  2,687,342     $    145,476
      Restricted cash                                                       11,204,172          712,975               --
      Accounts receivable, net                                                  59,972           42,987          138,475
      Inventory, net                                                           743,485          695,956           12,480
      Prepaid expenses and other current assets                                436,276          247,883               --
                                                                          ------------     -----------------------------
           Total current assets                                             18,175,386        4,387,143          296,431
                                                                          ------------     -----------------------------

Property and equipment:
      Equipment and software                                                   428,437          357,615          164,903
      Furniture and fixtures                                                    74,996           74,996           39,447
                                                                          ------------     -----------------------------
                                                                               503,433          432,611          204,350
      Less - accumulated depreciation                                          143,932          108,278          113,191
                                                                          ------------     -----------------------------
         Property and equipment, net                                           359,501          324,333           91,159
                                                                          ------------     -----------------------------

Other assets                                                                    42,613           42,613           15,550

                                                                          ------------     -----------------------------
Total Assets                                                              $ 18,577,500     $  4,754,089     $    403,140
                                                                          ============     =============================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Current maturities of notes payable                                 $  1,728,390     $  2,900,314               --
      Current maturities of notes payable to related parties                   200,000          473,723          225,000
      Current maturities of capital lease obligation                            18,228           17,510            8,267
      Accounts payable                                                         833,777          631,081          211,155
      Accrued expenses                                                       1,372,606          543,472          103,686
      Customer deposits                                                     14,264,733        1,015,341          372,087
      Deferred revenue                                                       1,392,141          913,073          732,123
                                                                          ------------     -----------------------------
         Total current liabilities                                          19,809,875        6,494,514        1,652,318
                                                                          ------------     -----------------------------

Long-term liabilities:
      Notes payable - less current maturities                                       --          395,000          345,000
      Notes payable to related parties - less current maturities                    --           75,000           75,000
      Capital lease obligation - less current maturities                        21,651           26,377           16,028
                                                                          ------------     -----------------------------
         Total long-term liabilities                                            21,651          496,377          436,028
                                                                          ------------     -----------------------------

Stockholders' deficit:
      Preferred stock, $0.001 par value, 25,000,000 shares authorized;
         no shares issued and outstanding                                                            --               --
      Common stock, $0.001 par value, 100,000,000 shares authorized;
         36,385,168,  25,999,591 and 10,792,600 shares issued and
         outstanding at December 31, 2004, September 30, 2004, and
         September 30, 2003, respectively                                       36,385           25,999           10,792
      Additional paid in capital                                             7,166,847        3,277,081           18,914
      Accumulated deficit                                                   (8,457,258)      (5,539,882)      (1,714,912)
      Accumulated other comprehensive income                                        --               --               --
                                                                          ------------     -----------------------------
         Total stockholders' deficit                                        (1,254,026)      (2,236,802)      (1,685,206)

                                                                          ------------     -----------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                               $ 18,577,500     $  4,754,089     $    403,140
                                                                          ============     =============================

   The accompanying notes are an integral part of these financial statements.

UTIX GROUP, INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                  FOR THE THREE MONTHS ENDED DECEMBER 31,  FOR THE TWELVE MONTHS ENDED SEPTEMBER 30,
                                                         2004                  2003                 2004                  2003
                                                  ---------------------------------------  -----------------------------------------
                                                     (UNAUDITED)          (UNAUDITED)
Net revenues                                        $  1,194,893          $    422,524         $  2,264,862          $  2,311,786

Cost of revenues                                       1,252,798               252,303            1,372,310             1,494,445
                                                    ----------------------------------         ----------------------------------

        Gross profit (loss)                              (57,905)              170,221              892,552               817,341

Selling and administrative expenses                    1,553,279               755,881            4,068,178             1,860,987
Non-cash operating expenses                              859,222               101,947              171,130                    --
                                                    ----------------------------------         ----------------------------------

        Loss from operations                          (2,470,406)             (687,607)          (3,346,756)           (1,043,646)
                                                    ----------------------------------         ----------------------------------

Other income (expense):
    Investment income, net                                25,558                    --                1,683                 8,319
    Interest expense                                     (68,449)              (16,875)            (257,881)              (61,782)
    Interest expense, non-cash                          (404,079)              (16,500)            (222,016)                   --
    Gain on sale of marketable securities                     --                    --                   --                 1,202
                                                    ----------------------------------         ----------------------------------
                                                        (446,970)              (33,375)            (478,214)              (52,261)
                                                    ----------------------------------         ----------------------------------

        Loss before provision (benefit) for
          income taxes                                (2,917,376)             (720,982)          (3,824,970)           (1,095,907)

Provision (benefit) for income taxes                          --                    --                   --                    --

                                                    ----------------------------------         ----------------------------------
        Net loss                                    $ (2,917,376)         $   (720,982)        $ (3,824,970)         $ (1,095,907)
                                                    ==================================         ==================================

Net loss per share:
    Basic and diluted                               $      (0.09)         $      (0.05)        $      (0.23)         $      (0.11)

Weighted average number of shares outstanding:
    Basic and diluted                                 34,184,158            13,467,995           16,560,628            10,369,123

   The accompanying notes are an integral part of these financial statements.

UTIX GROUP, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT AND COMPREHENSIVE INCOME (LOSS)
--------------------------------------------------------------------------------

                                                                        Comprehensive   Preferred Stock           Common Stock
                                                                            Loss       Shares     Amount        Shares      Amount
                                                                       ------------------------------------------------------------
Balance, September 30, 2002                                                                   -   $      -     9,098,693   $  9,099
                                                                                    ===============================================
Net loss                                                               $ (1,095,907)          -          -             -          -

Issuance of stock exchanged for services                                                      -          -     1,693,907      1,694

Unrealized holding gain on securities                                      $ (2,373)          -          -             -          -
                                                                       ------------------------------------------------------------
Comprehensive loss                                                     $ (1,098,280)
                                                                       =============
Balance, September 30, 2003                                                                   -   $      -    10,792,600   $ 10,793
                                                                                    ===============================================
Net Loss                                                               $ (3,824,970)          -          -             -          -

Shares issued pursuant to Share Exchange Agreement                                            -          -     5,350,791      5,351

Exercise of warrants                                                                          -          -     1,325,000      1,325

Issuance of warrant exchanged for services                                                    -          -             -          -

Issuance of common stock warrants in connection with notes payable                            -          -             -          -

Sale of common stock, net of cash issuance costs of $332,480                                  -          -     8,531,200      8,531

Stock based compensation                                                                      -          -             -          -
                                                                       ------------------------------------------------------------
Comprehensive loss                                                     $ (3,824,970)
                                                                       =============
Balance, September 30, 2004                                                                   -   $      -    25,999,591   $ 26,000
                                                                                    ===============================================
Net Loss                                                               $ (2,917,376)          -          -             -          -

Issuance of common stock in connection with conversion of notes
  and interest                                                                                -          -     5,432,969      5,433
Sale of common stock, net of cash issuance costs of $206,424                                  -          -     4,798,322      4,798

Issuance of common stock in connection with note financing                                    -          -       154,286        154

Compensation expense for non-employee stock option grants                                     -          -             -          -

Compensation expense for warrant modification                                                 -          -             -          -

                                                                       ------------------------------------------------------------
Comprehensive loss                                                     $ (2,917,376)
                                                                       =============

Balance, December 31, 2004 (unaudited)                                                        -   $      -    36,385,168   $ 36,385
                                                                                    ===============================================

                                                                                                                     Accumulated
                                                                        Additional                      Other           Total
                                                                         Paid in      Accumulated   Comprehensive   Stockholders'
                                                                         Capital        Deficit     Income (Loss)      Deficit
                                                                       ---------------------------------------------------------
Balance, September 30, 2002                                            $  (37,740)   $   (619,005)      $ 2,373     $   (645,273)
                                                                       ==========================================================
Net loss                                                                        -      (1,095,907)            -     $ (1,095,907)

Issuance of stock exchanged for services                                   56,653               -             -         $ 58,347

Unrealized holding gain on securities                                           -               -        (2,373)        $ (2,373)
                                                                       ---------------------------------------------------------
Comprehensive loss

Balance, September 30, 2003                                            $   18,913    $ (1,714,912)          $ -     $ (1,685,206)
                                                                       ==========================================================
Net Loss                                                                        -      (3,824,970)            -     $ (3,824,970)

Shares issued pursuant to Share Exchange Agreement                         (5,351)              -             -              $ -

Exercise of warrants                                                            -               -             -          $ 1,325

Issuance of warrant exchanged for services                                161,910               -             -        $ 161,910

Issuance of common stock warrants in connection with notes payable        447,479               -             -        $ 447,479

Sale of common stock, net of cash issuance costs of $332,480            2,644,909               -             -      $ 2,653,440

Stock based compensation                                                    9,220               -             -          $ 9,220
                                                                       ---------------------------------------------------------
Comprehensive loss

Balance, September 30, 2004                                            $3,277,080    $ (5,539,882)          $ -     $ (2,236,802)
                                                                       ==========================================================
Net Loss                                                                        -      (2,917,376)            -     $ (2,917,376)

Issuance of common stock in connection with conversion of notes
  and interest                                                          1,978,886               -             -     $  1,984,319
Sale of common stock, net of cash issuance costs of $206,424            1,723,415               -             -     $  1,728,213

Issuance of common stock in connection with note financing                 38,417               -             -     $     38,571

Compensation expense for non-employee stock option grants                  41,616               -             -     $     41,616

Compensation expense for warrant modification                             107,433               -             -     $    107,433
                                                                       ---------------------------------------------------------
Comprehensive loss
Balance, December 31, 2004 (unaudited)                                 $7,166,847    $ (8,457,258)          $ -     $ (1,254,026)
                                                                       ==========================================================


   The accompanying notes are an integral part of these financial statements.

UTIX GROUP, INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                           FOR THE THREE MONTHS             FOR THE YEARS ENDED
                                                                            ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                                                          2004             2003             2004            2003
                                                                      ----------------------------     ----------------------------
                                                                      (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
      Net loss                                                        $ (2,917,376)   $   (720,982)    $ (3,824,970)   $ (1,095,907)
      Adjustments to reconcile net loss to net
           cash provided by (used in) operating activities:
               Depreciation and amortization                                35,654           8,883           59,246          28,810
               Bad debt expense                                                 --              --            5,000              --
               Gain on sale of marketable securities                            --              --               --          (1,202)
               Loss on disposal of property and equipment                   14,452
               Non-cash interest expense                                   404,079          16,500          222,016              --
               Non-cash operating expenses                                 859,222         101,947          171,130          58,347
               Changes in assets and liabilities
                    (Increase) decrease in:
                        Accounts receivable                                (16,985)       (233,182)          90,488         (75,575)
                        Inventory                                          (47,529)         (2,991)        (683,476)         10,160
                        Prepaid expenses                                  (188,393)        (26,858)        (247,883)         76,762
                        Other current assets                                    --              --          (27,063)             --
                    Increase (decrease) in:
                        Accounts payable                                   202,696         (92,012)         419,926          97,147
                        Accrued expenses                                  (232,483)         52,073          439,786          (4,830)
                        Deferred revenue                                   479,068         543,594          180,950         (87,864)
                        Customer deposits                               13,249,392         (43,046)         643,254          27,580
                                                                      ----------------------------     ----------------------------
                            Net cash provided by (used in) operating
                              activities                                11,827,345        (396,074)      (2,537,144)       (966,572)
                                                                      ----------------------------     ----------------------------

Cash flows from investing activities:
      Proceeds from redemption of certificates of deposit                       --              --               --         327,439
      Purchases of property and equipment                                  (70,822)         (6,066)        (277,677)         (8,895)
      Proceeds from sale of marketable securities                               --              --               --          75,047
      Loan to related party                                                     --          (1,185)              --              --
                                                                      ----------------------------     ----------------------------
                        Net cash provided by (used in) investing
                          activities                                       (70,822)         (7,251)        (277,677)        393,591
                                                                      ----------------------------     ----------------------------

Cash flows from financing activities:
      Proceeds from notes payable                                               --         640,000        3,094,500         345,000
      Proceeds from related party notes payable                           (170,000)             --          330,000         300,000
      Restricted cash                                                  (10,491,197)             --         (712,975)
      Proceeds from warrant exercise                                            --             825            1,325              --
      Proceeds from sale of common stock, net                            1,952,821              --        2,653,440              --
      Payments on capital lease obligation                                  (4,008)         (1,777)          (9,603)         (1,705)
                                                                      ----------------------------     ----------------------------
                            Net cash (used in) provided by financing
                              activities                                (8,712,384)        639,048        5,356,687         643,295
                                                                      ----------------------------     ----------------------------

Net increase in cash and cash equivalents                                3,044,139         235,723        2,541,866          70,314

Cash and cash equivalents, beginning of year                             2,687,342         145,476          145,476          75,162
                                                                      ----------------------------     ----------------------------

Cash and cash equivalents, end of year                                $  5,731,481    $    381,199     $  2,687,342    $    145,476
                                                                      ============================     ============================
                                                                                --              --                0              --

Supplemental disclosure of cash flow information:
      Cash paid for interest                                          $    134,352    $      1,311     $     49,284    $      1,352
                                                                      ============================     ============================
      Conversion of notes and interest to common stock                $  1,901,520    $         --     $         --    $         --
                                                                      ============================     ============================

Supplemental disclosure of noncash investing and financing
activities:
      Equipment acquired under capital lease obligation               $         --     $         --     $     29,195     $   26,000
                                                                      ============================     ============================

      Property and equipment sold in exchange for loan receivable     $         --     $         --     $         --     $   15,000
                                                                      ============================     ============================

      Warrants issued in connection with notes payable                $         --     $         --     $    447,479     $       --
                                                                      ============================     ============================

   The accompanying notes are an integral part of these financial statements.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

1.    SHARE EXCHANGE TRANSACTION

      On November 13, 2003, the security holders of Corporate Sports Incentives, Inc. (Corporate Sports) consummated the transactions contemplated by a share exchange agreement (the Share Exchange Agreement), dated as of October 31, 2003, between Utix Group, Inc. (then known as Chantal Skin Care Corporation) (Utix), Corporate Sports, the principal shareholder of Utix, and the stockholders of Corporate Sports. As a result of the exchange, Corporate Sports became a wholly owned subsidiary of Utix and the former security holders of Corporate Sports received an aggregate of 71.6% of the ownership interest in Utix on a fully-diluted basis. The
      111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 10,792,600 shares of Utix common stock, and the 27.8 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants (collectively, Share Equivalents) were exchanged for an aggregate of 2,707,401 Share Equivalents of Utix.

      Although Utix was the legal acquirer in the transaction, Corporate Sports becomes the registrant with the Securities and Exchange Commission, as under generally accepted accounting principles, the transaction will be accounted for as a reverse acquisition, whereby Corporate Sports is considered the "acquirer" of Utix for financial reporting purposes. This conclusion was based on the fact that Corporate Sports' shareholders control more than 50% of the post-transaction combined entity, the management is that of Corporate Sports after the transaction, Utix had no operations, assets or liabilities as of the transaction date and the continuing operations of the entity are those of Corporate Sports.

      Accordingly, the Company has presented in the accompanying financial statements, through the date of completion of the acquisition, prior historical financial information of Corporate Sports. It has also retroactively restated Corporate Sports historical stockholders' equity to reflect the equivalent numbers of shares of common stock received in the acquisition. All share and per share information included in the accompanying financial statements and notes give effect to the exchange.

2.    NATURE OF THE BUSINESS AND GOING CONCERN

      Utix Group, Inc. (through its subsidiary Corporate Sports Incentives, Inc. (The Company)) primarily provides prepaid experiences to consumers by offering gift tickets that are redeemable at golf courses, ski resorts, spas, movie theaters and other venues nationwide.

      The Company's products are offered through two distinct distribution channels including (1) sales of prepaid manual and magnetic strip plastic gift tickets to corporations and other business users (corporate) and (2) sales of prepaid magnetic strip gift tickets to retail consumers that purchase products at mass merchandise retail chains (retail).

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

2.    NATURE OF THE BUSINESS AND GOING CONCERN (continued)

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company has suffered recurring losses from operations and has a net working capital deficiency and a net stockholders' deficit, that raise substantial doubt about its ability to continue as a going concern.

      Management and the Company have undertaken a number of initiatives to address this issue. During fiscal 2004, the Company raised approximately $6.4 million, which is comprised of $3.4 million of debt and $3 million of common equity at $0.35 per share. Since September 30, 2004, the Company raised additional proceeds of $2.2 million through the sale of common stock at $0.45 per share. Additionally, subsequent to September 30, 2004, notes payable (face amount) of $1,775,000 has been converted to equity, $2,125,000 of notes payable have had their maturity extended into fiscal 2006, and $170,000 has been repaid. In February 2005, the Company consummated a $1.6 million, three year, 5% convertible notes payable offering and realized gross proceeds of $645,000 from the sale of common stock at $0.40 per share all of which will be used to meet ongoing working capital requirements in 2005. Further, the Company is in the process of expanding its product sales into the retail distribution channel and intends to capitalize on its enabling magnetic tape payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues.

      However, there can be no assurance that the Company will be successful in negotiating with existing or potential investors and creditors or in obtaining the capital necessary to continue ongoing operations. There can be no assurance that the Company will realize adequate revenue streams from its above-described new business initiatives. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION

      The financial information as of December 31, 2004 and 2003 and for the three months then ended is unaudited and includes all adjustments consisting only of normal recurring accruals, that management considers necessary for a fair presentation of its financial position, operating results and cash flows. Results for the three months ended December 31, 2004 are not necessarily indicative of results to be expected for the full fiscal year ended September 30, 2005 or for any future periods.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Upon the sale of tickets, the Company defers revenue for the estimated number of tickets that will ultimately be redeemed and recognizes revenue (in addition to the associated cost) upon redemption.

      The Company analyzes its historical redemption rates for ticket sales as a basis for the estimate of the tickets that will not be redeemed. For corporate sales, revenue for estimated non-redemptions is generally recognized when the tickets are sold. If the actual number of tickets redeemed is significantly different than originally estimated, an adjustment to revenue in a particular period may be required.

      For new products and new distribution channels (primarily retail with which the Company has limited actual experience) non-redemptions are recognized as revenue following ticket expiration which is generally ten months from date of sale for golf and spa and three or six months from date of sale for movie. The life of a ski ticket ranges from six to seventeen months, depending upon date of purchase.

      In order to bring the magnetic strip prepaid ticket to the corporate and retail market, the Company has entered into strategic relationships with WildCard Systems, Inc. and Discover. WildCard Systems provides product coding, digital functionality, processing and other services. These services include ticket manufacturing, customer service, interactive voice recognition, live agent requirements and data tracking. WildCard is reimbursed for the ticket manufacturing as well as per ticket processing fees ranging from $0.50 to $1.50 depending on the services provided. Wildcard will receive 2% of all magnetic strip ticket revenue. Discover provides a flexible payment system at the merchant level. Discover is paid a license fee of $0.135 per ticket and a redemption charge of $0.075 for each redeemed ticket. Wildcard and Discover fees amounted to $191,927 for the three months ended December 31, 2004 (unaudited) and $82,022 for the year ended September 30, 2004. There was no such activity in the three months ended December 31, 2003 and the year ended September 30, 2003.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

      Revenues from one customer for the quarter ended December 31, 2004 represented 68% of total net revenues and two customers for the year ended September 30, 2004 and September 30, 2003 represented approximately 25% and 17% of total net revenues, respectively. No customer represented 10% or more of net revenues for the quarter ended December 31, 2003.

      Financial instruments that subject the Company to credit risk concentrations consist of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held at financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The Company's trade receivables result from ticket sales and reflect a broad customer base. The Company routinely assesses the financial strength of its customers and has not experienced significant losses related to accounts receivable of individual customers or groups of customers in any particular industry or geographic area. As a consequence, concentrations of credit risk are limited.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Financial instruments held or used by the Company consist of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable, and notes payable. Management believes that their carrying value approximates fair value for all financial instruments at December 31, 2004, September 30, 2004 and September 30, 2003.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with an original maturity date of 90 days or less to be cash equivalents. Cash and cash equivalents are deposited in various area banks and brokerage money market accounts, which at times may exceed federally insured limits.

      RESTRICTED CASH

      The Company had cash of $250,624 (unaudited) and $250,733 in escrow at Discover Bank, at December 31, 2004 and September 30, 2004, respectively and $10,953,548 (unaudited) and $462,242 at 5 Star Bank to cover activated magnetic strip tickets, at December 31, 2004 and September 30, 2004, respectively. In accordance with the Company's agreement with Discover, the total value of each activated magnetic strip ticket must be funded in the depository account (at 5 Star Bank) until the ticket has been redeemed or has expired. If the ticket is redeemed the settlement cost is automatically withdrawn from the account to reimburse Discover for settling the redemption with the venue/merchant. The cash held in escrow at Discover Bank is fixed at $250,000. Interest on the funds held in escrow is remitted to the Company quarterly. There were no such restrictions in effect at September 30, 2003.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      ACCOUNTS RECEIVABLE

      Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for that portion of accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. The allowance for doubtful accounts at December 31, 2004 (unaudited) and September 30, 2004 was $5,000 and no allowance for doubtful accounts had been provided for at September 30, 2003.

      INVENTORY

      Inventory consists of non-activated tickets, directories, holograms, booklets, golf balls and accessories valued at lower of cost or market.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives are as follows:

           Equipment and Software         the lesser of lease term, or useful
                                          life of asset (3 -5 years)
           Furniture and Fixtures         5 - 10 years

      The Company evaluates long-lived assets such as property and equipment under Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144). This statement requires that long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. SFAS 144 requires (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. The Company did not record any impairment charges in the three months ended December 31, 2004 and 2003 and in the years ended September 30, 2004 and 2003.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      COMPREHENSIVE INCOME (LOSS)

      Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) consists of unrealized holding gains on securities and adjustments for realized gains for the year ended September 30, 2003. Comprehensive income (loss) for the three months ended December 31, 2004 and the year ended September 30, 2004 was the same as the Company's net loss.

      INCOME TAXES

      The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax basis of assets and liabilities, and net operating loss carryforwards, using the enacted tax rates. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.

      Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      EARNINGS (LOSS) PER SHARE

      Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the year plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

      STOCK-BASED COMPENSATION

      In accordance with SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No.123) (as amended by SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -TRANSITION AND DISCLOSURE) , the Company has elected to account for stock-based compensation under the intrinsic value method with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis. The Company's stock-based compensation plan is described more fully in Note 12. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

      STOCK-BASED COMPENSATION (CONTINUED)

      All options granted in the year ending September 30, 2004 had an exercise price equal to, or in excess of, the market value of the underlying common stock on the date of grant. There were no stock option grants in the quarter ending December 31, 2004 or the year ending September 30, 2003.

      Options granted have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average assumptions used for the three months ended December 31, 2004 are as follows:

            Risk-free interest rates                               3.18% - 4.10%
            Expected lives                                          5 - 10 years
            Expected volatility                                              50%
            Dividend yield                                                    0%
            Weighted-average fair value of grants                          $0.16

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost been recorded in accordance with SFAS 123, the Company's net loss and net loss per share based upon the fair value at the grant date for stock options awarded in the three months ended December 31, 2004 and 2003 and the years ended September 30, 2004 and 2003 would have increased the pro-forma net loss as indicated below.

                                                         For the Year Ended September 30,
                                                              2004              2003
                                                              ----              ----
      Net loss, as reported                               $(3,824,970)    $  (1,095,907)
      Additional compensation expense                         (42,162)               --
                                                          -----------     -------------
      Pro forma net loss                                  $(3,867,132)    $  (1,095,907)
                                                          ===========     =============
      Net loss per share (basic and diluted)              $     (0.23)    $       (0.11)
                                                          ===========     =============
      Pro forma net loss per share (basic and diluted)    $     (0.23)    $       (0.11)
                                                          ===========     =============

                                                      For the Three Months Ended December 31,
                                                              2004               2003
                                                              ----               ----
                                                          (unaudited)         (unaudited)
      Net loss, as reported (unaudited)                   $(2,917,376)    $    (720,982)
      Additional compensation expense                         (53,882)               --
                                                          -----------     -------------
      Pro forma net loss                                  $(2,971,258)    $    (720,982)
                                                          ===========     =============
      Net loss per share (basic and diluted)              $     (0.09)    $       (0.05)
                                                          ===========     =============
      Pro forma net loss per share (basic and diluted)    $     (0.09)    $       (0.05)
                                                          ===========     =============

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      ADVERTISING

      The Company expenses advertising costs as incurred. Advertising expense was $106,800 and $38,057 for the three months ended December 31, 2004 and 2003, respectively (unaudited) and $153,794 and $128,421 for the years ended September 30, 2004 and 2003, respectively.

      RECENT ACCOUNTING PRONOUNCEMENTS

      FASB Statement No. 123 (Revised 2004), Share-Based Payment (SFAS 123R) was issued in December, 2004. SFAS 123R replaces SFAS No. 123, Accounting for Stock-Based Compensation (SFAS123), and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires companies to recognize the compensation cost related to share-based payment transactions with employees in the financial statements. The compensation cost is measured based upon the fair value of the instrument issued. Share-based compensation transactions with employees covered within SFAS 123R include share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

      SFAS 123 included a fair-value-based method of accounting for share-based payment transactions with employees, but allowed companies to continue to apply the guidance in APB 25 provided that they disclose in the footnotes to the financial statements the pro forma net income if the fair-value-based method been applied.

      The Company is currently reporting share-based payment transactions with employees in accordance with APB 25 and provides the required disclosures.

      SFAS 123R will be effective for the first interim or annual reporting period that begins after December 15, 2005. The Company will be adopting the modified prospective application of SFAS 123R. The modified prospective application transition method requires the application of this standard to:

            *     All new awards issued after the effective date;
            * All modifications, repurchased or cancellations of existing awards after the effective date; and,
            *     Unvested awards at the effective date.

      RECLASSIFICATION

      Certain prior period amounts have been reclassified to conform to the current year presentation.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

4.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2004, September 30, 2004 and 2003 consisted of the following:

                                         December 31,         September 30,
                                             2004          2004           2003
                                         ------------    --------      --------
                                         (unaudited)

      Computer equipment and software      $428,437      $357,615      $164,903
      Furniture and fixtures                 74,996        74,996        39,447
                                           --------      --------      --------
                                            503,433       432,611       204,350
      Less - accumulated depreciation       143,932       108,278       113,191
                                           --------      --------      --------

      Property and equipment, net          $359,501      $324,333      $ 91,159
                                           ========      ========      ========

      Depreciation expense for the three months ended December 31, 2004 and 2003 was $35,654 and 8,883, respectively (unaudited) and for the years ended September 30, 2004 and 2003 was $59,246 and $28,810, respectively.

5.    RELATED PARTY TRANSACTIONS

      The Company paid management fees for administrative services to a related corporation. Total management fees expense for the quarter ended December 31, 2004 and 2003 were $0 and $20,000, respectively (unaudited). Total management fees expensed for the years ended September 30, 2004 and 2003 were $20,000 and $6,359, respectively. These fees were based on similar arms-length transactions and approximate fair market value. As of the second quarter of fiscal 2004, there are no more administrative services provided to the Company from the related corporation.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

6.    NOTES PAYABLE TO RELATED PARTIES

      Notes payable to related parties including certain officers, members of the Board of Directors and an employee of the Company are conducted at arms-length with terms consistent with prevailing third party terms. Notes payable to related parties consisted of the following at December 31, 2004, September 30, 2004 and 2003:

                                                                                    December 31,             September 30,
                                                                                        2004             2004              2003
                                                                                    ------------     -----------        ---------
                                                                                    (unaudited)
           Notes   payable  (7%  Notes),   face  value  of  $70,000  and
           unamortized   discount  of  $1,424  at  September  30,  2004.
           Interest payable quarterly at 7%,  outstanding  principal and accrued  interest due at maturity,  through October 31, 2004,
           unless   accelerated  by  an  equity  raise   exceeding  $1.5
           million, as defined.                                                      $        -      $    68,576        $       -

           Notes payable (7% Convertible  Notes), face value of $100,000 at December  31,  2004.  Interest  payable  quarterly  at 7%, outstanding  principal and accrued  interest due at maturity, through March 15, 2005.  The notes are  convertible  at $0.43 per common  share,  at the holders  request  between July 15,
           2004 and July 15, 2006.                                                      100,000          220,147          225,000

           Notes  payable  (9%   Convertible   Notes),   face  value  of
           $75,000.  Interest payable semi-
           annually at 9%,  outstanding  principal and accrued  interest due July 15,  2006 (maturity date),  collateralized by all of the  assets of the  Company.  The notes  are  convertible  at
           $0.43 per common share,  at the holders  request between July
           15, 2004 and July 15, 2006.                                                        -           75,000           75,000

           Notes  payable (10% Notes),  face value of $85,000.  Interest payable  semi-annually  at  10%,  outstanding  principal  and accrued  interest due at maturity,  through December 31, 2004
           unless   accelerated  by  an  equity  raise   exceeding  $3.5
           million,  as defined.  The notes are secured by the assets of
           the Company.                                                                       -           85,000                -

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

6.    NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

                                                                                    December 31,               September 30,
                                                                                        2004              2004             2003
                                                                                    ------------       ---------        ---------
                                                                                    (unaudited)
           Notes payable (12% Notes),  face value of $100,000.  Interest payable quarterly at 12%,  outstanding  principal and accrued
           interest payable on demand.                                                  100,000          100,000                -
                                                                                     ----------        ---------        ---------
                                                                                        200,000          548,723          300,000
           Less - current maturities                                                    200,000          473,723          225,000
                                                                                     ----------        ---------        ---------

           Notes payable to related parties - less current maturities                $        -        $  75,000        $  75,000
                                                                                     ==========        =========        =========

7.    NOTES PAYABLE

      Notes payable at December 31, 2004, September 30, 2004 and 2003 consisted of the following:

                                                                                    December 31,             September 30,
                                                                                       2004              2004              2003
                                                                                    ------------      ----------       ----------
                                                                                    (unaudited)
           Notes  payable  (7%  Notes),   face  value  of  $300,000  and
           $530,000  at  December  31,  2004  and  September  30,  2004,
           respectively.  Interest payable quarterly at 7%,  outstanding principal  and  accrued  interest  which is due at  maturity,
           November 30, 2005.                                                        $  300,000        $ 516,796        $       -

           Notes payable (9% Convertible  Notes), face value of $395,000 at September  30, 2004.  Interest  payable  semi-annually  at
           9%,  outstanding  principal and accrued interest due July 15,
           2006 (maturity date),  collateralized by all of the assets of the Company.  The notes are  convertible  at $0.43 per common share,  at the  holders  request  between  July 15,  2004 and
           July 15, 2006.                                                                     -          395,000          345,000

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

7.         NOTES PAYABLE (CONTINUED)

           Notes payable (10% Notes),  face value of $375,000.  Interest payable  semi-annually  at  10%,  outstanding  principal  and accrued  interest due at maturity,  through December 31, 2004
           unless   accelerated  by  an  equity  raise   exceeding  $3.5
           million,  as defined.  The notes are secured by the assets of
           the Company.                                                                       -          375,000                -

           Notes  payable  (15%  Notes),  face value of  $1,249,500  and
           $1,534,500  at December  31,  2004 and  September  30,  2004,
           respectively   and   unamortized   discount  of  $193,786  at
           December  31,  2004.   Interest  payable  quarterly  at  15%,
           outstanding  principal and accrued  interest due at maturity,
           November 30, 2005.                                                         1,055,713        1,340,714                -

           Notes  payable  (12%  Notes),   face  value  of  $125,000  at
           December  31,  2004.   Interest  payable  quarterly  at  12%,
           outstanding  principal and accrued  interest due at maturity,
           through March 31, 2005.                                                      125,000          330,000                -

           Notes  payable  ($350K  Notes),  face value of  $250,000  and
           $350,000  at  December  31,  2004  and  September  30,  2004,
           respectively  and unamortized  discount of $2,323 and $12,196 at December 31, 2004 and  September  30, 2004,  respectively.
           Interest payable  semi-annually at 7%, outstanding  principal and accrued  interest which is due at maturity,  November 30,
           2005.                                                                        247,677          337,804                -
                                                                                     ----------       ----------       ----------
                                                                                      1,728,390        3,295,314          345,000
           Less - current maturities                                                  1,728,390        2,900,314                -
                                                                                     ----------       ----------       ----------

           Notes payable - less current maturities                                   $        -       $  395,000       $  345,000
                                                                                     ==========       ==========       ==========

      In June 2004, the holders of $125,000 of 7% convertible notes to related parties were offered the opportunity to convert at $.35 per share, contingent upon an effective registration statement. In October 2004, the holders of $125,000 of 7% Convertible Notes to related parties converted to 357,143 shares at $.35 per share. The original conversion price was $0.43 per share. Accordingly, the Company recorded a charge of $23,256 for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms at the date of conversion. The remaining $100,000 note holder

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

7.    NOTES PAYABLE (CONTINUED)

      has agreed to extend the maturity of the note to March 15, 2005. All the warrants with an exercise price of $.001 were exercised during the quarter ended March 31, 2004.

      In June 2004, the holders of the 9% Convertible Notes to related and unrelated parties were also offered the opportunity to convert at $.35 per share contingent upon an effective registration statement. In exchange, the Company would reduce the exercise price of the detachable warrants from $0.52 to $0.35 per share and increase the number of shares underlying the warrants, with the same contingency. In October 2004, all of the holders of the Company's 9% convertible notes (9% Notes) converted their notes to an aggregate 1,342,857 shares of common stock at $.35 per share. Since the original conversion prices was $0.43, the Company recorded a charge of $87,442 for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms at the date of conversion. In addition, the Company reduced the exercise price of the warrants issued in connection with the 9% Notes from $0.52 to $0.35 per share and increased the number of warrants available from 909,869 to 1,342,857. The Company recorded a charge to non-cash interest expense of $107,433 during the quarter ended December 31, 2004 for the difference between the fair value of the warrants under the original terms and the fair value of the warrants after the modification.

      In June 2004, the Company offered the holders of the 7% Notes the option to add a conversion feature to their notes in order to extend the maturity date of the notes to October 1, 2005. In October 2004, holders of $230,000 ($20,000 related party) converted their notes to 657,143 shares at $0.35 per share. Although these notes were not originally convertible, there was no difference between the fair value of the securities issued upon conversion and the carrying value of the debt. Thus, the Company did not record a charge upon conversion. In October and December 2004, the Company repaid $70,000 of these notes, $50,000 of which was to a related party.

      In consideration for extending the maturity date to November 30, 2005 on the remaining $300,000 notes to unrelated parties, the Company offered additional 5-year warrants at $0.35 per share. As of December 31, 2004, holders of an aggregate of $112,500 had accepted the terms of the extension and will receive warrants to purchase 321,429 shares. The fair value of the warrants was valued during the quarter ended December 31, 2004 at $79,077 using the Black-Scholes Model and charged to non-cash interest expense.

      In June 2004, the Company offered the option to add a conversion feature to 10% notes, contingent upon an effective registration statement. In October 2004, all note holders converted their notes to 1,314,286 shares at $0.35 per share. Although these notes were not originally convertible, there was no difference between the fair value of the securities issued and the carrying value of the debt. Thus, the Company did not record a charge upon conversion.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

7.    NOTES PAYABLE (CONTINUED)

      In October, 2004, the holders of $285,000 of the 15% Notes to unrelated parties converted to common stock of the Company at $0.35 per share. As these notes were not originally convertible, the Company recorded a charge to non-cash interest expense of $24,606 for the difference between the fair value of the securities issued upon conversion and the carrying value of the debt upon conversion. In January 2005, the holders of the remaining $1,250,000 of 15% Notes to unrelated parties agreed to extend maturities of these notes to November 30, 2005 and eliminate the requirements to prepay the 15% Notes out of proceeds from equity financing. In return, the Company agreed to grant five-year warrants to purchase 2,604,167 shares at $0.48 per share and agreed to eliminate any right to repurchase or cancel the original 3,571,429 warrants exercisable at $0.35 per share, issued in May 2004. The Company has offered the note holders the option to add a conversion feature of $0.35 per share to the 15% Notes, and the holders have sixty (60) days to exercise this right. As required, the Company filed a registration statement on February 11, 2005 to register the new warrants, the original warrants and the potential conversion of the revised notes (a total of 9,750,025 shares). The Company is in the process of obtaining the agreement of all individual investors to the foregoing agreement. The Company will record a charge for the fair value of the warrants issued during the quarter ended March 31, 2005.

      In October 2004, the Company repaid $100,000 of the $350K Notes and offered the remaining $250,000 unrelated party note holders new 5-year warrants at $0.35 per share in exchange for extending the maturity date of the notes to November 30, 2005. As of December 31, 2004, holders of an aggregate of $150,000 had accepted the terms of the extension and will receive warrants to purchase 428,571 shares. The fair value of the warrants was valued during the quarter ended December 31, 2004 at $105,435 using the Black-Scholes Model and charged to non-cash interest expense.

      Two 12% Note holders converted their notes, aggregating to $80,000, to 228,571 shares at $0.35 shares in October 2004 and another agreed to convert $125,000 in notes to 364,238 shares in December 2004. As these notes were not originally convertible, the Company recorded a charge to interest expense of $36,424 for the difference between the fair value of the securities issued upon conversion and the carrying value of the debt upon conversion. The holder of $100,000 of 12% notes to related parties have been converted to a demand note. The holder of the remaining $125,000 of 12% notes to unrelated parties has agreed to extend this note to March 31, 2005.

      Aggregate principal maturities of notes payable and notes payable to related parties due as of September 30, 2004 for years ending September 30, are as follows:

                                       Notes     Notes Payable to
                                      Payable     Related Parties        Total
                                    ----------   ----------------    ----------

          2005                       2,900,314         473,723        3,374,037
          2006                         395,000          75,000          470,000
                                    ----------      ----------       ----------
                                    $3,295,314      $  548,723       $3,844,037
                                    ==========      ==========       ==========

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

7.    NOTES PAYABLE (CONTINUED)

      Aggregate principal maturities of notes payable and notes payable to related parties due as of December 31, 2004 for years ending September 30, are as follows:

                                       Notes     Notes Payable to
                                      Payable     Related Parties        Total
                                    ----------   ----------------    ----------
                                    (unaudited)     (unaudited)      (unaudited)
           2005                        125,000        200,000           325,000
           2006                      1,603,390              -         1,603,390
                                    ----------     ----------        ----------

                                    $1,728,390     $  200,000        $1,928,390
                                    ==========     ==========        ==========

      As of September 30, 2004, the Company was in default with various covenants associated with the 15% note agreements. Subsequent to September 30, 2004, the Company signed a Securities Purchase Agreement with the parties involved. The Company was offered a waiver subject to certain conditions, including accelerated payment of interest accrued on the notes, documentation of the interest calculation, and payment of professional fees associated with the new Securities Purchase Agreement. The Company also agreed to provide documents evidencing the conversion of certain notes and copies of lock-up agreements or transfer agent substantiation of compliance with certain sections of the new agreement. The conditions were met during fiscal 2005 and the Company is no longer in default.

      ADVISORY AGREEMENT

      In August 2004, the Company entered into an amended and restated financial advisory agreement (the Advisory Agreement) with an unrelated third party. Under the agreement, the third party will assist the Company in raising additional proceeds either through the sale of equity securities or the issuance of debt on the Alternative Investment Market (AIM) of the London Stock Exchange. The Company agreed to pay the third party $150,000 over a six month period beginning January 1, 2005. The Company had paid $75,000 of this retainer as a deposit prior to September 30, 2004. The retainer fee will be expensed over the minimum service period beginning January 1, 2005.

      The Company also agreed in the Advisory Agreement to issue 1,125,000 shares of common stock for $.001 per share or $1,125, upon consummation of an offering and sale in the AIM Financing of shares of the Company's common stock. The Company also agreed to sell the unrelated third party warrants to purchase up to 1,000,000 shares of common stock for $0.35 per share upon their assistance in raising at least $2.5 million. The consideration is directly contingent upon consummation of an offering or a sale of the Company's common stock or other securities. The Company is uncertain if these contingencies will be realized. The total compensation paid to the third party directly related to any offering will be deferred and charged against gross proceeds of the offering when, and if, consummated. The agreement may be canceled with thirty days notice, but not before January 31, 2005. Upon cancellation of the agreement or if financing is not

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

7.    NOTES PAYABLE (CONTINUED)

      consummated by June 30, 2005, the 1,125,000 shares of the Company's common stock referred to above (issued in exchange for $.001 per share or $1,125) will be considered a break-up fee and expensed.

      During the quarter ended December 31, 2004, the Company terminated this Advisory Agreement and has agreed to sell to the third party for $0.001 per share, or $1,125, a total of 1,125,000 shares; to issue additional five year warrants to purchase up to 1,125,000 shares of common stock at $0.48 per share; to register all these shares by February 12, 2005; and to pay the third party a fee of $125,000 in consideration of terminating the Advisory Agreement. The fair value of the total consideration, or $936,177 (unaudited), was expensed as a component of non-cash operating expenses in the three months ended December 31, 2004.

8.    WARRANTS

      In connection with the 7% Notes and the 7% Convertible Notes described above, the Company issued detachable warrants allowing for the purchase of 825,000 shares of the Company's common stock at an exercise price of $0.001. The warrants will expire on November 13, 2008. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds of the subordinated debt agreement were allocated to the debt and the warrants based on their relative fair values. The value of the warrants of $124,278 which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the year ended September 30, 2004 creates original issue discount in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The discount was fully amortized as of December 31, 2004. Additional interest expense was approximately $19,481 (unaudited) for the three months ended December 31, 2004 and $104,797 for the year ended September 30, 2004. These warrants were exercised during fiscal 2004.

      In addition, the holders of 7% Convertible Notes, were issued detachable warrants allowing for the purchase of 108,894 additional shares of the Company's common stock at an exercise price of $0.21 per share. These warrants will expire on November 13, 2008. The amount of proceeds received allocated to the warrant based on the fair value of the warrants on the date of issue was nominal.

      In connection with the 9% Convertible Notes described above, the Company issued detachable warrants allowing for the purchase of 909,869 shares of the Company's common stock at an exercise price of $0.52 per share. The warrants will expire on November 13, 2008. The amount of proceeds received allocated to the warrant based on the fair value of the warrants on the date of issue was nominal.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

8.    WARRANTS (CONTINUED)

      In connection with the $350K Notes described above, the Company issued detachable warrants allowing for the purchase of 350,000 shares of the Company's common stock at $0.10 per share. The warrants will expire in February 2009. The warrants are subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants of $32,522 was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value of the warrants which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the year ended September 30, 2004 creates original issue discounts in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The unamortized value of the discount as of December 31, 2004 and September 30, 2004 was approximately $2,323 (unaudited) and $12,196, respectively. Additional interest expense was approximately $9,873 (unaudited) for the three months ended December 31, 2004 and $20,326 for the year ended September 30, 2004.

      In connection with the 15% Notes described above, the Company issued detachable warrants granting the lender the right to purchase 4,385,715 shares of common stock at $0.35 per share. The warrants will expire in June 2009. The warrants are subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value attributed to the warrants of approximately $290,700, which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the twelve months ended September 30, 2004, creates original issuance discounts in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The unamortized value of the discount as of December 31, 2004 was approximately $193,800. Additionally, in connection with the issuance, the Company paid a fee to an unrelated party of $114,000, agreed to issue warrants to a different unrelated party, granting the holder the right to purchase 500,000 shares of common stock at $0.25 per share, and granted 155,286 shares of stock to other unrelated parties. At the date the financing was consummated, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The consideration was approximately $255,000, and was accounted for as additional paid-in capital and deferred costs which is being amortized as interest expense over the (one year) life of the note. During the year ended September 30, 2004, approximately $72,000 of additional interest expense was included in the accompanying statement of operations. The unamortized value of the deferred cost as of December 31, 2004 and September 30, 2004 was approximately $142,000 (unaudited) and $183,000, respectively and is included in other current assets on the accompanying balance sheet.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

8.    WARRANTS (CONTINUED)

      The following is a summary of warrants outstanding as of December 31, 2004.

          Number   Issued in Connection With     Exercise Price  Expiration Date
          ------   -------------------------     --------------  ---------------
          108,894  7% Convertible Notes                   $0.21  November 2008
        1,342,857  9% Convertible Notes                   $0.35  November 2008
          350,000  $350K Notes                            $0.10  February 2009
           96,795  Services performed                     $0.21  November 2008
        4,385,715  15% Notes                              $0.35  June 2009
          500,000  15% Notes                              $0.25  June 2009
       ----------
        6,784,261
       ==========

      The following is a summary of warrants the Company is obligated to issue as of December 31, 2004.

          Number   Issued in Connection With     Exercise Price  Expiration Date
          ------   -------------------------     --------------  ---------------
          853,120  Services performed*                   $0.385  September 2009
          457,610  Services performed*                   $0.495  December 2009
        1,125,000  15% Notes*                             $0.48  December 2009
          321,428  7% Notes - extension*                  $0.35  November 2009
          428,572  $350K Notes - extension*               $0.35  November 2009
       ----------
        3,185,730
       ==========

      The warrants have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used for the three months ended December 31, 2004 are as follows.

          Risk-free interest rates                                 2.96% - 3.96%
          Expected lives                                                5  years
          Expected volatility                                            0 - 50%
          Dividend yield                                                      0%
          Weighted-average fair value of grants                            $0.10

      In exchange for services performed, the Company issued warrants to purchase 500,000 common shares of the Company stock at an exercise price of $0.001 and warrants to purchase 96,795 common shares of the Company stock at an exercise price of $0.21. The warrants will expire on November 13, 2008. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The value of the warrants was accounted for in the accompanying statement of stockholders' equity during the quarter ended December 31, 2003. Compensation expense of approximately $102,000 (unaudited) was recorded during the quarter ended December 31, 2003 in the accompanying statement of operations. The warrants with an exercise price of $.001 were exercised in the quarter ending March 31, 2004.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

8.    WARRANTS (CONTINUED)

      In exchange for services performed by the underwriter in connection with the September 2004 stock offering, the Company will issue warrants allowing for the purchase of 853,120 shares of the Company's common stock at $0.385 per share. At the date of entitlement, the warrants were valued at approximately $132,400 using the Black-Scholes option pricing model. The warrants will expire in September 2009.

      In exchange for services performed by the underwriter in connection with the December 2004 stock offering, the Company will issue warrants allowing for the purchase of 457,610 shares of the Company's common stock at $0.495 per share. At the date of entitlement, the warrants were valued at approximately $92,200 using the Black-Scholes option pricing model and are included in accrued liabilities. The warrants will expire in December 2009.

9.    INCOME TAXES

      The Company did not record a provision (benefit) from federal or state income taxes for the years ended September 30, 2004 and 2003 because the Company is in a net operating loss carryforward position and the realization of any future benefit is uncertain.

      The Company's combined effective income tax provision (benefit) differed from the U.S. federal statutory income tax provision (benefit) as set forth below:

                                                         September 30,    September 30,
                                                              2004             2003
                                                         -------------    -------------
      Federal income tax benefit computed
         at the statutory rate                            $(1,300,490)    $    (372,608)
      State income tax benefit, net of
         federal benefit                                     (229,498)          (68,714)
      Other                                                   (26,061)          (31,436)
      Change in valuation allowances                        1,556,049           472,758
                                                          -----------     -------------
      Income tax provision (benefit)                      $        --     $          --
                                                          ===========     =============

      Significant components of the Company's deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at September 30, 2004 and 2003 are as follows:

                                                              2004             2003
                                                          -----------     -------------
      Deferred tax assets:
         Deferred revenue                                 $   135,650     $     103,181
         Net operating loss carryforwards                   2,122,151           574,207
         Other                                                 (4,959)           19,405
                                                          -----------     -------------
         Total deferred tax assets                          2,252,842           696,793
         Less - valuation allowance                        (2,252,842)         (696,793)
                                                          -----------     -------------
         Total deferred tax liabilities                            --                --
                                                          -----------     -------------
         Net deferred tax asset                           $        --     $          --
                                                          ===========     =============

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

9.    INCOME TAXES (CONTINUED)

      For tax return purposes, the Company had approximately $5,270,000 federal and $5,255,000 state net operating loss carryforwards as of September 30, 2004, which expire in the years 2012 through 2022 and 2005 through 2009, respectively. The Company may be subject to limitations under Section 382 of the Internal Revenue Code as a result of the transaction described in
      Note 1 and subsequent equity transactions. A valuation allowance has been established for certain future income tax benefits related to income tax loss carryforwards and temporary tax adjustments based on an assessment that it is more likely than not that these benefits will not be realized.

10.   CAPITAL LEASE OBLIGATIONS

      During the years ended September 30, 2004 and 2003, the Company entered into two lease arrangements with an unrelated third-party for computer equipment. The Company accounts for the leases as capital leases over a 3-year term with final payment due May 2007 and 2006, respectively. The 2003 lease is payable in monthly installments of $924 including interest at 16.8% and is collateralized by certain software and personally guaranteed by the President of the Company. The 2004 lease is payable in monthly installments of $1,031 including interest at 16.3% and is collateralized by certain hardware and personally guaranteed by the President of the Company. As of December 31, 2004, September 30, 2004 and 2003, the amount of assets acquired under the lease totaled $55,195 (unaudited), $55,195 and $26,000, respectively. Accumulated amortization related to these assets total $19,782 (unaudited), $16,156 and $5,056 at December 31, 2004, September 30, 2004 and 2003, respectively. Amortization of assets held under capital leases is included in depreciation expense.

      Future minimum lease payments for the years ending September 30, are as follows:

           2005                                                        $  23,470
           2006                                                           20,684
           2007                                                            9,117
                                                                       ---------
           Net minimum lease payments under leases                        53,271
           Less - amount representing interest                             9,384
                                                                       ---------

           Present value of net minimum lease payments                 $  43,887
                                                                       =========

11.   LEASE COMMITMENT

      The Company leases office space from an unrelated party under an operating lease expiring on September 30, 2005. Total rent expense for the lease was approximately $22,800 (unaudited) and $11,500 (unaudited) for the quarters ending December 31, 2004 and 2003 and $46,000 and $36,400 for the years ended September 30, 2004 and 2003, respectively. The Company entered into another operating lease for additional office space in September, 2004 expiring on October 31, 2009.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

11.   LEASE COMMITMENT (CONTINUED)

      Future minimum lease payments for the years ending September 30, are as follows:

               2005                                                   $ 116,363
               2006                                                      70,398
               2007                                                      70,398
               2008                                                      70,398
               2009                                                      70,398
               2010                                                       5,866
                                                                      ---------

                                                                      $ 403,821
                                                                      =========

12.   STOCK COMPENSATION AND OPTION PLAN

      During 2003, the Company accelerated the vesting of 1,451,920 shares of restricted common stock originally granted to an officer of the Company as part of an employment agreement. The Company also granted 241,987 shares to a consultant for services performed. Accordingly, the Company recorded an aggregate of $58,347 of compensation expense in fiscal year 2003.

      On November 13, 2003, the Company's Board of Directors approved a stock-based equity incentive plan (the Plan) under which certain employees, directors and consultants, who significantly contribute to the success of the Company, may be granted options to purchase the Company's common stock. The Plan generally provides options (incentive and nonstatutory). The Plan is administered by the Compensation Committee of the Board of Directors, which will select participants and determine the terms and conditions of the awards. In order to preserve a recipient's rights under an award in the event of a change in control of the Company, the vesting of the outstanding options automatically accelerates relating to the exercise or payment of the award.

      The Board of Directors approved 10,000,000 as the number of options that may be granted by the Company under the Plan. Under the Plan, the option exercise price is at least equal to the stock's fair market price on the date of grant, and the options are restricted, generally vesting ratably over periods ranging from 36 to 48 months. During the year ended September 30, 2004, 7,842,000 options were granted. No options were issued in the quarter ended December 31, 2004. No options had been issued as of September 30, 2003.

      On September 8, 2004, 1,445,000 options were granted to non-employees in exchange for services. These options were granted at an exercise price of $0.35, have a 10 year term and vest over 3 years. In accordance with SFAS No. 123 and EITF 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES, the Company measured the fair value of the option grants using the Black Scholes option pricing model along with risk-free interest rates of 4.18% and 50% volatility, the fair value of the grants was calculated as $331,937. The 2004 amortization was $9,220 for one month's vesting of stock based compensation. The Company remeasured the fair value of the

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

12.   STOCK COMPENSATION AND OPTION PLAN (CONTINUED)

      unearned options at December 31, 2004 and recorded approximately $40,000 (unaudited) as expense for the quarter ended December 31, 2004.

      Following is a summary of the activity for the Company's stock options.

                                                                                                       Weighted
                                                                                                       Average
                                                        Number of                                      Exercise
                                                         Shares              Price Range                Price
      ---------------------------------------------------------------------------------------------------------
      Outstanding at September 30, 2003                         0   $       0.00 -    $      0.00      $   0.00
      Exercisable at September 30, 2003                         0   $       0.00 -    $      0.00      $   0.00

            Granted                                     7,842,000   $       0.35 -    $      0.50      $   0.38
            Forfeited/cancelled                                 0   $       0.00 -    $      0.00      $   0.00
            Exercised                                           0   $       0.00 -    $      0.00      $   0.00
                                                       --------------------------------------------------------
      Outstanding at September 30, 2004                 7,842,000   $       0.35 -    $      0.50      $   0.38
                                                       ========================================================
      Exercisable at September 30, 2004                    20,000   $       0.40 -    $      0.40      $   0.40
                                                       ========================================================

      The Company had 2,158,000 shares available for grant at September 30, 2004. No shares were available for grant at September 30, 2003.

13.   EARNINGS PER SHARE

      Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for all periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the periods ended September 30, 2004 and 2003, potentially dilutive shares, representing an aggregate of 19,428,957 and 2,427,609 shares of common stock, respectively, were excluded from the calculation of diluted loss per share because of their anti-dilutive effect. For the periods ended December 31, 2004 and 2003, potentially dilutive shares, representing an aggregate of 18,044,549 (unaudited) and 3,067,316 (unaudited) shares of common stock, respectively, were excluded from the calculation of diluted loss per share because of their anti-dilutive effect.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

13.   EARNINGS PER SHARE...CONTINUED

      The following table is the computation of basic earnings per common share and diluted earnings per common share:

                                                       Three Months Ended                         Year Ended
                                               December 31,         December 31,       September 30,       September 30,
                                                   2004                 2003                2004                2003
                                                (unaudited)         (unaudited)
Net loss                                       $ (2,917,376)       $   (720,982)       $ (3,824,970)       $ (1,095,907)
                                               ============        ============        ============        ============

Weighted-average common shares and
    equivalents outstanding - basic and
    diluted                                      34,184,158          13,467,995          16,560,628          10,369,123
                                               ============        ============        ============        ============
Basic and diluted net loss per common
    share                                      $      (0.09)       $      (0.05)       $      (0.23)       $      (0.11)
                                               ============        ============        ============        ============

Number of shares underlying warrants
    excluded in calculation of diluted
    earnings per share due to
    anti-dilutive effects                         6,784,261           1,424,226           7,184,963           1,451,919
                                               ============        ============        ============        ============

Number of shares underlying warrants
issuable excluded in calculation of
diluted earnings per share due to
anti-dilutive effects                             3,185,730                  --                  --                  --
                                               ============        ============        ============        ============

Number of shares underlying convertible
    debt excluded in calculation of
    diluted earnings per share due to
    anti-dilutive effects                           232,558           1,614,534           1,616,280             975,690
                                               ============        ============        ============        ============

Number of shares underlying
    contingently convertible debt
    excluded in calculation of diluted
    earnings per share due to
    anti-dilutive effects                                --                  --           2,785,714                  --
                                               ============        ============        ============        ============

Number of shares underlying
    options excluded in calculation of
    diluted earnings per share due to
    anti-dilutive effects                         7,842,000              28,556           7,842,000                  --
                                               ============        ============        ============        ============

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Financial Statements
Three Months Ended December 31, 2004 and 2003 (unaudited)
and Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

14.   RETIREMENT PLAN

      The Company has a Simple Retirement Plan (SRA) covering substantially all employees. The plan allows participants to elect to defer up to 100% of their compensation to a maximum of the amount legally allowed. The Company matches 100% of participant deferrals, up to 3% of their salary. The employer's contribution for the years ended September 30, 2004 and 2003 was $7,750 and $8,882, respectively. The employer's contribution for the quarters ended December 31, 2004 and 2003 was $781 (unaudited) and $2,255, respectively. This Plan has been cancelled effective December 31, 2004.

15.   SUBSEQUENT EVENTS (UNAUDITED)

      In the first quarter of fiscal 2005 (through December 17), the Company has raised additional proceeds of $2,159,245 through the sale of 4,798,322 shares the Company's common stock, at $0.45 per share. Included in these proceeds is $100,000 from a private equity sale of 222,222 shares of common stock.

      By  consent   dated   December  7,  2004,  a  majority  of  the  Company's
      shareholders approved an amendment to the Articles of Organization increasing authorized common shares from 50 million to 100 million and increasing authorized preferred shares from 10 million to 25 million

      In February 2005, the Company closed on a $1.6 million, three year, 5% convertible note, realized gross proceeds of $645,000 from the sale of common stock at $0.40 per share and realized gross proceeds of $19,485 from the sale of common stock at $0.45 per share.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

            Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

            With  respect  to any  action by or on  behalf  of the  corporation,
Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

            Our Certificate of Incorporation contains a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under the DGCL.

            Our Certificate of Incorporation requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

            Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

SEC registration fee
Legal fees and expenses                                                $35,000
Accountants' fees and expenses                                         $10,000
Printing expenses                                                      $15,000
Blue sky fees and expenses                                             $10,000
Transfer agent and registrar fees and expenses                          $5,000
Miscellaneous                                                          $10,000
                                                                       =======
   Total                                                               $85,000
                                                                       =======

            All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

            The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities were sold without registration under the Securities Act in reliance on Section 4(2) of the Securities Act. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

            On November 13, 2003, the security holders of Corporate Sports Incentives, Inc. consummated the transactions contemplated by a share exchange agreement (the "Share Exchange Agreement"), dated as of October 31, 2003, between Utix Group, Inc. (then known as Chantal Skin Care Corporation) ("Utix"), Corporate Sports Incentives Inc., a privately-held New Hampshire corporation ("Corporate Sports"), the former principal shareholder of Utix, and the stockholders of Corporate Sports. The parties to the Share Exchange Agreement relied on the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. Under the terms of the Share Exchange Agreement:

            o the 111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 10,792,600 shares of Utix common stock, and the 27.8 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants and options (collectively, "Share Equivalents") were exchanged for an aggregate of 2,707,401 Share Equivalents of Utix;

            o     Corporate Sports became a wholly-owned subsidiary of Utix;

            o the former principal shareholder of Utix transferred to the Rubin Family Irrevocable Stock Trust (the "Rubin Trust") and ") and Nexgen Holdings Corp. ("Nexgen"), of which Guy Cohen is the President and sole shareholder, in equal amounts, a total of 3,750,000 shares of Utix common stock, or 85.3% of the shares then owned by the former principal shareholder of Utix. In March 2004, Nexgen sold all of its equity in Utix to Mr. Pensley, and in May 2004, Utix agreed to repurchase 1,500,000 of the 2,470,000 shares then owned by Mr. Pensley for $1,500 and to issue to Mr. Pensley a five year warrant to purchase 750,000 shares of common stock at an exercise price of $0.15 per share;

            o The Rubin Trust and the stockholders of Corporate Sports agreed not to sell any of their Utix shares for a minimum of one year; and

            o The Rubin Trust agreed to vote its shares of Utix common stock in such manner as the board of directors of Utix shall determine in appointing nominees to the board of directors.

            In March and April of 2003, Corporate Sports entered into a one-year line of credit in an aggregate amount of $225,000 with three lenders. Corporate Sports is entitled to draw on the line of credit at its discretion so long as no event of default exists under the agreement. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, are due and payable in March 2004, unless the agreement is extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. As additional consideration under the line of credit, Corporate Sports issued five year warrants to purchase an aggregate of 1.125 shares of common stock of Corporate Sports. In November 2003, the line of credit note issued by Corporate Sports was cancelled and exchanged for a new 7% bridge note in an aggregate amount of $225,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase an aggregate of 108,894 shares of our Common Stock at an exercise price of $0.207 per share. The securities were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. The new note is subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $1.5 million. The note is unconditionally guaranteed by Corporate Sports and is convertible into shares of our common stock at the lender's option after December 2004. Neither we nor our subsidiary Corporate Sports, as guarantor, may make loans or incur, assume or guarantee any indebtedness, other than in the ordinary course of business, without the prior written consent of a majority of the lenders. In consideration for the loan extension, the lenders received warrants entitling them to purchase an aggregate of 225,000 shares of our common stock at an exercise price of $.001 per share. In June 2004, holders of $125,000 of 7% bridge notes agreed to convert such notes, at $.35 per share, into 357,143 shares of our common stock upon effectiveness of our registration statement.

            Beginning in July 2003, Corporate Sports issued convertible notes in an aggregate amount of $470,000, which accrue interest at the rate of 9% per annum and mature in 2006. As additional consideration for providing this loan, the lenders received five year warrants to purchase an aggregate of 9.4 shares of common stock of Corporate Sports. Pursuant to the Share Exchange Agreement described above in "Certain Relationships and Related Transactions", the note issued by Corporate Sports was cancelled and exchanged for a note issued by Utix under the same terms and conditions as the original note issued by Corporate Sports, and the warrants were exchanged for warrants to purchase an aggregate of 909,869 shares of our Common Stock at an exercise price of $0.517 per share. The securities were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. The note is unconditionally guaranteed by Corporate Sports and is convertible into an aggregate of 1,091,843 shares of our common stock at the lender's option after December 2004. We can prepay the note prior to one year after the issue date of the note by providing the lender thirty-days notice and paying a 10% premium. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under his or her 9% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 9% notes. In June 2004, holders of all $470,000 of the 9% notes agreed to convert such notes, at $.35 per share, into 1,342,857 shares of our common stock upon effectiveness of our registration statement. In partial consideration for such conversion, we agreed to reduce the $0.517 exercise price of warrants to purchase 1,342,857 shares of our common stock to $0.35 per share.

            Pursuant to terms of the Share Exchange Agreement described above in "Certain Relationships and Related Transactions", we issued beginning in November 2003 an aggregate of $825,000 of 7% bridge notes due November 2004, inclusive of the $225,000 line of credit facility described above. The securities were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. Neither we nor our subsidiary Corporate Sports, as guarantor, may make loans or incur, assume or guarantee any indebtedness, other than in the ordinary course of business, without the prior written consent of a majority of the lenders. As additional consideration for providing the loan, the lenders received warrants entitling them to purchase an aggregate of 825,000 shares of our common stock at an exercise price of $.001 per share. Pursuant to an agreement in June 2004, holders of $280,000 of such 7% bridge notes (including holders of $125,000 of the $225,000 line of credit) converted their notes into 800,000 shares of our common stock upon effectiveness of our registration statement. Furthermore, pursuant to an agreement in June 2004, four of the holders of the notes issued in November 2003 aggregating $300,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these four note holders agreed to rescind the agreement to extend the maturity date ab initio.

            In February 2004, an additional aggregate amount of $350,000 of 7% bridge notes were issued to three persons, including certain one of our principal stockholders. Such notes accrue interest at the rate of 7% per annum and are due and payable on the earlier of November 30, 2004 or out of any net proceeds in excess of $3.0 million that we may receive in connection with this offering or any other equity type financings consummated prior to November 30, 2004. We also issued to the lenders warrants entitling them to purchase 350,000 shares of our common stock at an exercise price of $0.10 per share. The warrants are subject to certain anti-dilution provisions, including weighted average anti-dilution adjustment in the event we issue and sell common stock or securities convertible or exercisable for common stock at a price less than $0.30 per share. Under certain conditions, we have the right to repurchase such warrants for $.01 each on 30 days prior written notice (subject to the holders right to exercise). Pursuant to an agreement in June 2004, two of the noteholders aggregating $250,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these two note holders agreed to rescind the agreement to extend the maturity date ab initio.

            In April and May 2004 we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, that are due December 31, 2004. The notes bear interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we shall pay a prepayment premium of 5% of the loan amount. The notes are secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under his or her 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. The notes have a provision requiring the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. Pursuant to an agreement in June 2004, the holders of $440,000 of the 10% notes converted such notes, at $.35 per share, into 1,285,714 shares of our common stock upon effectiveness of our registration statement.

            In May 2004, we issued secured 15% notes for an aggregate of $1,534,500 to 11 persons, some of whom were current shareholders of the Company. The notes are due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes are subject to mandatory prepayment prior to such maturity date, out of 50% of the net proceeds, if any, in excess of $2.5 million that we may derive from any one or more equity financings. If we prepay the notes after November 28, 2004, we are also obligated to pay as a premium one year's interest on the then outstanding balance of the notes, less any interest previously paid. The notes are secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which is senior to an aggregate of $1,405,000 of our notes that we issued between March 2003 and April 2004. We also issued to the lenders five year warrants entitling them to purchase 4,384,286 shares of our common stock at an exercise price of $0.35 per share. Commencing one year from the effective date of a registration statement covering the shares issuable upon exercise of the warrants, we have the right to repurchase such warrants for $.01 each on 60 days prior written notice (subject to the holders right to exercise) if all of the following conditions are met:

            o Our common stock trades on the NASD Over-The-Counter Bulletin Board or another national securities exchange;

            o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed 200% of the exercise price of the warrants;

            o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements; and

            o The average of the dollar value of our shares of common stock that trade on any securities exchange for the 60 trading days prior to the date we elect to redeem the warrants shall equal or exceed $75,000.

            In connection with the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 500,000 of our shares at an exercise price of $0.25 per share to an unaffiliated third party.

            In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 1,142,857 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice. In July 2004 we notified Strategic Development Partners of our intention to cancel the financial advisory agreement. On August 9, 2004, we renegotiated a new arrangement with Strategic Development Partners, as evidenced by an amended and restated financial advisory agreement. Under the terms of the new arrangement:

      o we are free to seek debt and/or equity financing in the United States or elsewhere, either directly or through any investment banking firm or broker dealer of our choosing, and the financial advisory services to be provided by Strategic Development Partners are limited only to a proposed offering of our equity or equity type securities on the Alternative Investment Market (AIM) of the London Stock Exchange, which offering we do not intend to proceed with, if at all, until 2005;

      o if we complete an offering of our securities on the AIM through Strategic Development Partners at any time on or before June 30, 2005, in addition to a cash finders fee equal to $100,000 plus 5% of the gross proceeds received and warrants to purchase 5% of the securities we may sell at an exercise price of 110% of the per share offering price, we will issue to Strategic Development Partners, for $1,125, an aggregate of 1,125,000 shares of our common stock in lieu of the 1,142,857 shares of common stock in the original financial advisory agreement, which were never issued. In addition, if we receive proceeds of $2.5 million or more from the AIM financing, Strategic Development Partners would be entitled to receive warrants to purchase up to an additional 1,000,000 of our shares at an exercise price equal to $0.35 per share, and we will engage
            Strategic Development Partners as a financial consultant for a period of two years following completion of the AIM financing and pay $15,000 per month under such consulting agreement; and

      o     we have no  obligation  to  either  proceed  with  or  complete  the proposed AIM financing; however, if our board of directors determines, in the exercise of its sole discretion, not to seek an AIM financing, or we do not otherwise complete such AIM financing by June 30, 2005, we would be obligated to pay Strategic Development Partners as a "breakup" fee, 1,125,000 shares of our common stock for $1,125.

On December 28, 2004, we agreed with Strategic Development Partners to terminate the financial advisory agreement and all transactions contemplated thereby, effective as of November 30, 2004, and in connection therewith we further:

      o issued and sold to Strategic Development Partners, for $1,125, a total of 1,125,000 shares of our common stock;

      o issued additional five year warrants entitling Strategic Development Partners to purchase up to 1,125,000 shares of our common stock at an exercise price of $0.48 per share, which warrants contain cashless exercise features;

      o     agreed to register the 2,250,000 shares of common stock; and

      o     paid  to  Strategic   Development  Partners  a  termination  fee  of
            $125,000.

We have recently renegotiated the terms of the remaining $1,250,000 of 15% notes and accrued interest that are due in May 2005. In January 2005, effective as of December 31, 2004, we amended and restated the 15% notes to (a) eliminate the requirements to prepay the 15% notes out of proceeds of our recently completed public offering, and (b) extend the maturity date of all 15% notes to November 2005. In consideration for such financial accommodations, we agreed to issue to the remaining note-holders an aggregate of 2,604,167 additional warrants exercisable at an exercise price of $0.48 per share, agreed to eliminate any right to repurchase or cancel the original 3,571,429 warrants exercisable at $0.35 per share, issued to such investors in May 2004, and granted certain "cashless" exercise rights in such warrants. The Company also has the option to give the note holders the right to convert to common stock of the Company at $0.35 per share and the note holders have sixty (60) days to decide whether or not to convert. The Company has agreed to file a registration statement no later than February 11, 2005 to register shares underlying the new warrants and the original warrants (a total of 9,750,025 shares of common stock).

In conjunction with the renegotiation of the terms of the 15% notes, we renegotiated the Strategic Development Partners agreement under which we agreed to issue and sell to SD Partners for $1,125 a total of 1,125,000 shares of common stock and also agreed to issue five-year warrants to purchase up to 1,125,000 shares of common stock at $0.48 per share. In addition, we agreed to register all these shares by February 11, 2005 in the registration statement to be filed under the Great Court Agreement. Finally we agreed to pay SD Partners a fee of $125,000.

In January 2005, we renegotiated the terms of an aggregate of $550,000 of our 7% notes due November 2004 with the Rubin Trust and three other investors introduced to us by Robert M. Rubin. Under the terms of the arrangement, the new 7% notes mature November. In addition, we issued to the holders of the notes five year warrants to purchase an additional 1,571,429 shares of our common stock at an exercise price of $0.35 per share.

In August 2004, we issued $430,000 of notes with interest at 12% to four individuals, with a sixty (60) day maturity date. The holders of $80,000 of these notes agreed to convert into common stock at $0.35 per share. The holder of $250,000 of these notes has agreed to convert $125,000 of principal plus accrued interest into common stock at $0.35 per share and to extend $125,000 of these notes plus accrued interest to March 31, 2005. The remaining $100,000 note is now a demand note.

On December 10, 2004 we closed a private sale of 222,222 shares of common stock at $0.45 per share.

In February, 2005, we raised $1,500,000 comprised of the sale of a $1,000,000 convertible promissory note to John Winfield and the InterGroup Corporation and 1,250,000 shares of our common stock at $0.40 per such share through Laconia Capital Corporation, a registered broker-dealer. In connection with these transactions, John Winfield and the InterGroup Corporation purchased 2,323,071 shares of our common stock from Anne Concannon a former member of our board of directors and 4 persons introduced to us by Great Court Capital, LLC purchased 1,000,000 such shares from Jonathan Adams, a present member of our board of directors, both in privately negotiated transactions. John Winfield also entered into an advisory agreement with us which provides, among other things, for his receipt of warrants to purchase 2,000,000 shares of our common stock at $0.55 per share, and a 6% commission any sales made by us to any purchaser of our products that he introduces to us.

In February, 2005, we raised a further $600,000 in convertible notes sold to certain investors introduced to us by Gravitas, LLC, a registered broker-dealer.

All securities described above were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act of 1933, as amended.

POTENTIAL LIABILITY FOR POSSIBLE VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT ARISING FROM THE INTEGRATION OF CERTAIN 2004 FINANCINGS WITH THIS OFFERING.

As discussed under the heading "RISK FACTORS" (see page 5 thereof) it is possible that certain of the transactions discussed above may be integrated with this public offering and that these transactions, which occurred prior to the effective date of our registration statement, may be in violation of Section 5 of the Securities Act of 1933, as amended. We and our counsel believe that each of these transactions were exempt from registration under Regulation D of the Securities Act and should not be integrated, either individually or in the aggregate, with this public offering. If it were ultimately determined that any of our May and June 2004 financing transactions is required to be integrated with this public offering, such investors may have the right to rescind such transactions and we may be liable for penalties and/or damages.

ITEM 27. EXHIBITS

(a) Exhibits

--------------------------------------------------------------------------------
Exhibit No.           DOCUMENT
--------------------------------------------------------------------------------
1.1 Placement Agent Agreement, dated as of June 2004, between Utix Group, Inc. and Gravitas LLC (4)
--------------------------------------------------------------------------------
1.2 Financial Advisory Agreement, dated as of May 21, 2004, between Utix Group, Inc. and Strategic Development Partners, LLC (4)
--------------------------------------------------------------------------------
1.3 Amended and Restated Financial Advisory Agreement, dated as of August 2004, between Utix Group, Inc. and Strategic Development Partners, LLC (4)
--------------------------------------------------------------------------------
1.4 Letter Agreement terminating the Amended and Restated Financial Advisory Agreement dated as of August 2004, between Utix Group, Inc. and Strategic Development Partners, LLC, dated December 28, 2004. (5)
--------------------------------------------------------------------------------
1.5 Advisory Agreement between John Winfield and Utix Group, Inc., dated January, 2005. (5)
--------------------------------------------------------------------------------
2.1 Share Exchange Agreement, dated as of October 31, 2003, by and among Utix Group, Inc. (fka Chantal Skin Care Corporation), Corporate Sports Incentives, Inc., Joel Pensley, an individual, and the stockholders of Corporate Sports Incentives, Inc. (1)
--------------------------------------------------------------------------------
3.1.1 Amended and Restated Certificate of Incorporation of Chantal Skin Care Corporation (1)
--------------------------------------------------------------------------------
3.1.2 Amendment to Amended and Restated Certificate of Incorporation of the UTIX Group, Inc. (5)
--------------------------------------------------------------------------------
3.2            Amended Bylaws of Utix Group, Inc. (1)
--------------------------------------------------------------------------------
4.1 Convertible Loan Agreement, dated October 2003, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $225,000 (1)
--------------------------------------------------------------------------------
4.2 Loan Agreement, dated October 2003, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $600,000 (collectively with Exhibit 4.1, the "November 2003" loan) (1)
--------------------------------------------------------------------------------
4.3 Lock-Up Agreement, dated as of November 13, 2003, by and among Utix Group, Inc. and each of the stockholders listed on Schedule A thereto. (1)
--------------------------------------------------------------------------------
4.4 Voting Agreement, dated as of November 13, 2003, by and between the Rubin Family Irrevocable Stock Trust and Utix Group, Inc. (1)
--------------------------------------------------------------------------------
4.5 Voting Agreement, dated as of November 13, 2003, by and between certain stockholders of Utix Group, Inc. and Utix Group, Inc. (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4.6            Form of Warrant Issued in Connection with Loan Agreements (1)
--------------------------------------------------------------------------------
4.7 Loan Agreement, dated July 2003, and the replacement notes issued by Utix Group, Inc. pursuant to the Share Exchange Agreement (1)
--------------------------------------------------------------------------------
4.8 Loan Agreement, dated February 2004, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $350,000 (2)
--------------------------------------------------------------------------------
4.9 Loan Agreement, dated April 2004, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as grantor of a security interest, and the lenders who are signatories thereto, for an aggregate amount of $300,000. (2)
--------------------------------------------------------------------------------
4.10 Securities Purchase Agreement, dated May 2004, by and among Utix Group, Inc., Great Court Capital LLC and the purchasers who are signatories thereto (3)
--------------------------------------------------------------------------------
4.11           Amended  and  Restated  Securities   Purchase  Agreement,   dated
               December 23, 2004, by and among Utix Group, Inc., Great Court Capital LLC and the purchasers who are signatories thereto. (5)
--------------------------------------------------------------------------------
4.12 Securities Purchase Agreement, dated as of February, 2005, by and between Utix Group, Inc. and Hourglass Master Fund, Ltd. (5)
--------------------------------------------------------------------------------
4.13 Note issued to Hourglass Master Fund, Ltd. by Utix Group, Inc., dated February 10, 2005. (5)
--------------------------------------------------------------------------------
4.14 Form of Securities Purchase Agreement, dated as of February, 2005, by and between Utix Group, Inc. and Joan Quillen. (5)
--------------------------------------------------------------------------------
4.15 Form of Note issued to Joan Quillen by Utix Group, Inc., dated February 10, 2005. (5)
--------------------------------------------------------------------------------
4.16 Securities Purchase Agreement, dated as of February, 2005, by and among Utix Group, Inc., as the seller and John Winfield and the Intergroup Corporation as the purchasers. (5)
--------------------------------------------------------------------------------
4.17 Note issued to Intergroup Corporation by Utix Group, Inc., dated February 10, 2005. (5)
--------------------------------------------------------------------------------
4.18 Warrant issued to John Winfield by Utix Group, Inc., dated February 10, 2005. (5)
--------------------------------------------------------------------------------
4.19 Note issued to John Winfield by Utix Group, Inc., dated February 10, 2005. (6)
--------------------------------------------------------------------------------
4.20 Stock Purchase Agreement, dated as of February, 2005, by and among Anne Concannon and the purchasers who are signatories thereto. (5)
--------------------------------------------------------------------------------
4.21 Stock Purchase Agreement, dated as of January, 2005, by Jonathan Adams and the purchasers who are signatories thereto. (5)
--------------------------------------------------------------------------------
4.22 Subscription Agreement, dated February 10, 2005, between Utix Group, Inc. and New York Holdings, Ltd. (5)
--------------------------------------------------------------------------------
5.1 Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to the registrant (6)
--------------------------------------------------------------------------------
10.1 Services Agreement, effective as of April 1, 2003, by and between WildCard Systems, Inc. and Corporate Sports Incentives, Inc. (1)
--------------------------------------------------------------------------------
10.2 Development Agreement, dated April 4, 2003, by and between WildCard Systems, Inc. and Corporate Sports Incentives, Inc. (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.3 Ticket Issuer Agreement, dated as of January 21, 2004, by and between Discover Financial Services, Inc. and Utix Group, Inc.
               (1)
--------------------------------------------------------------------------------
10.4           Employment Agreement for Anthony G. Roth (1)
--------------------------------------------------------------------------------
10.5           2003 Stock Option Plan (1)
--------------------------------------------------------------------------------
10.6 Lease for principal offices located at 170 Cambridge Street, Burlington, MA (1)
--------------------------------------------------------------------------------
21.1           List of Subsidiaries (1)
--------------------------------------------------------------------------------
23.1 Consent of Vitale, Caturano & Company, Ltd. for Pre-effective Registration Statement filed on February 11, 2005 (5)
--------------------------------------------------------------------------------
23.2 Consent of Vitale, Caturano & Company, Ltd. for Pre-effective Registration Statement filed on March 3, 2005 (6)
--------------------------------------------------------------------------------

(1) Previously filed with the Form SB-2 filed with the Commission on February 12, 2004.
(2) Previously filed with the Form SB-2 filed with the Commission on April 12, 2004.
(3) Previously filed with the Form SB-2 filed with the Commission on June 17, 2004.
(4) Previously filed with the Form SB-2 filed with the Commission on August 19, 2004.
(5) Previously filed with the Form SB-2 filed with the Commission on February 11, 2005.
(6)   Filed herewith.


ITEM 28. UNDERTAKINGS

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaw, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes that:

            (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
            Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed  material  information on the plan of distribution.

            (2) For determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

            (3)  It  will  file  a  post-effective   amendment  to  remove  from
registration any of the securities that remain unsold at the end of the offering.

            (4) For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

            (5) For determining any liability under the Securities Act, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Burlington, State of Massachusetts, on March 3, 2005.


                                              UTIX GROUP, INC.


                                              By: /s/ Anthony G. Roth

                                                  Anthony G. Roth
                                              CHIEF EXECUTIVE OFFICER

            Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                                                     Title                                 Date
----                                                     -----                                 ----
/s/ Anthony G. Roth                    President, Chief Executive Officer and Director     March 3, 2005

/s/ John Burns                         Chief Financial Officer                             March 3, 2005

/s/ Jonathan Adams                     Co-Chairman of the Board of Directors               March 3, 2005

/s/ Charles Lieppe                     Co-Chairman of the Board of Directors               March 3, 2005

/s/ Robert Corliss                     Director                                            March 3, 2005

/s/ Gerald Roth                        Director                                            March 3, 2005

/s/ Robert Powers                      Director                                            March 3, 2005